UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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(Rule 14a-101)
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Allegheny Technologies Incorporated

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1000 Six PPG Place
Pittsburgh, PA 15222-5479

April 2, 2010

To our Stockholders:

We are pleased to invite you to attend Allegheny Technologies Incorporated’s 2010 Annual Meeting of Stockholders. The meeting will be held at 11:00 a.m., Eastern Time, on Friday, May 7, 2010, in the William Penn Ballroom (on the William Penn Level), Omni William Penn Hotel, 530 William Penn Place, Pittsburgh, Pennsylvania 15219. The location is accessible to disabled persons.

This booklet includes the notice of meeting as well as the Company’s Proxy Statement. Enclosed with this booklet are the following:

•	Proxy or voting instruction card (including instructions for telephone and Internet voting), and

•	Proxy or voting instruction card return envelope (postage pre-paid if mailed in the U.S.).

A copy of the Company’s Annual Report for the year 2009 is also enclosed.

Your Board of Directors recommends that you vote:

(1) FOR the election of the three director nominees named in this Proxy Statement (Item A);

(2) FOR the approval of the Amended and Restated 2007 Incentive Plan (Item B); and

(3)	FOR the ratification of the selection of Ernst & Young LLP to serve as the Company’s independent auditors for 2010 (Item C).

This Proxy Statement also outlines many of the corporate governance practices at ATI, discusses our compensation practices and philosophy, and describes the Audit Committee’s recommendation to the Board regarding our 2009 financial statements. We encourage you to read these materials carefully.

We urge you to vote promptly, whether or not you expect to attend the meeting.

If you are a stockholder of record and plan to attend the meeting, please mark the appropriate box on the proxy card, or enter the appropriate information by telephone or Internet, so that we can send your admission ticket to you before the meeting.

We look forward to seeing many of you at the 2010 Annual Meeting.

Sincerely,

L. Patrick Hassey
Chairman, President and Chief Executive Officer

ALLEGHENY TECHNOLOGIES INCORPORATED

Notice of Annual Meeting of Stockholders

Meeting Date:	Friday, May 7, 2010

Time:	11:00 a.m., Eastern Time

Place:	William Penn Ballroom William Penn Level Omni William Penn Hotel 530 William Penn Place Pittsburgh, Pennsylvania 15219

Record Date:	March 17, 2010

Agenda:

1) Election of three directors;

2) Approval of the Amended and Restated 2007 Incentive Plan;

3) Ratification of the selection of Ernst & Young LLP as independent auditors for 2010; and

4) Transaction of any other business properly brought before the meeting.

Admission to the Meeting

Holders of Allegheny Technologies common stock or their authorized representatives by proxy may attend the meeting. If you are a stockholder of record and you plan to attend the meeting, you may obtain an admission ticket from us by mail by checking the box on the proxy card indicating your planned attendance and returning the completed proxy card promptly, or by entering the appropriate information by telephone or the Internet. If your shares are held through an intermediary such as a broker or a bank, you should present proof of your ownership at the meeting. Proof of ownership could include a proxy card from your bank or broker or a copy of your account statement.

The approximate date of the mailing of this Proxy Statement and proxy card, as well as a copy of ATI’s 2009 Annual Report, is April 2, 2010. For further information about Allegheny Technologies, please visit our web site at www.atimetals.com.

On behalf of the Board of Directors:

Jon D. Walton
Corporate Secretary

Dated: April 2, 2010

YOUR VOTE IS IMPORTANT
Please vote as soon as possible. You can help the Company reduce expenses by voting your shares by telephone or Internet; your proxy card or voting instruction card contains the instructions. Or complete, sign and date your proxy card or voting instruction card and return it as soon as possible in the enclosed postage-paid envelope.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON
MAY 7, 2010.

The proxy statement and 2009 annual report of Allegheny Technologies Incorporated are available to review at: http://bnymellon.mobular.net/bnymellon/ati

PROXY STATEMENT FOR
2010 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS

You can help the Company save money by electing to receive future proxy statements and annual reports over the Internet instead of by mail. See question 11 below.

1.	Who is entitled to vote at the Annual Meeting?

If you held shares of Allegheny Technologies Incorporated (“ATI” or the “Company”) common stock, par value $0.10 per share (“Common Stock”), at the close of business on March 17, 2010, you may vote your shares at the annual meeting. On that day, 98,539,807 shares of our Common Stock were outstanding. Each share is entitled to one vote. Stockholders do not have cumulative voting rights.

In order to vote, you must either designate a proxy to vote on your behalf or attend the meeting and vote your shares in person. The Board of Directors (“Board”) requests your proxy so that your shares will count toward a quorum and be voted at the meeting.

2.	How do I cast my vote?

There are four different ways you may cast your vote. You may vote by:

•	telephone, using the toll-free number listed on each proxy or voting instruction card;

•	the Internet, at the address provided on each proxy or voting instruction card;

•	marking, signing, dating and mailing each proxy or voting instruction card and returning it in the envelope provided. (If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the election of the three nominees for director named in this Proxy Statement, FOR approval of the Amended and Restated 2007 Incentive Plan, and FOR the ratification of the selection of the independent auditors); or

•	attending the meeting and voting your shares in person, if you are a “stockholder of record” (that is, your shares are registered directly in your name on the Company’s books and are not held in “street name” through a broker, bank or other nominee).

If you are a stockholder of record and wish to vote by telephone or electronically through the Internet, follow the instructions provided on the proxy card. You will need to use the individual control number that is printed on your proxy card in order to authenticate your ownership. The deadline for voting by telephone or the Internet is 11:59 p.m., Eastern Time, on May 6, 2010.

If your shares are held in “street name” (that is, they are held in the name of broker, bank or other nominee), or if your shares are held in one of the Company’s savings or retirement plans, you will receive instructions with your materials that you must follow in order to have your shares voted. For voting procedures for shares held in the Company’s savings or retirement plans, see question 6 below.

3.	How do I revoke or change my vote?

You may revoke your proxy or change your vote at any time before it is voted at the meeting by:

•	notifying the Corporate Secretary at the Company’s executive office;

•	transmitting a proxy dated later than your prior proxy either by mail, telephone or Internet; or

•	attending the annual meeting and voting in person or by proxy (except for shares held in “street name” through a broker, bank or other nominee, or in the Company’s savings or retirement plans).

The latest-dated, timely, properly completed proxy that you submit, whether by mail, telephone or the Internet, will count as your vote. If a vote has been recorded for your shares and you submit a proxy card that is not properly signed and dated, the previously recorded vote will stand.

4.	What shares are included on the proxy or voting instruction card?

The shares on your proxy or voting instruction card represent those shares registered directly in your name, those held on account in the Company’s dividend reinvestment plan and shares held in the Company’s savings or retirement plans. If you do not cast your vote, your shares (except those held in the Company’s savings or retirement plans) will not be voted. See question 6 for an explanation of the voting procedures for shares in the Company’s savings or retirement plans.

5.	What does it mean if I get more than one proxy or voting instruction card?

If your shares are registered differently and are in more than one account, you will receive more than one card. Please complete and return all of the proxy or voting instruction cards you receive (or vote by telephone or the Internet all of the shares on each of the proxy or voting instruction cards you receive) in order to ensure that all of your shares are voted.

6.	How are shares that I hold in a Company savings or retirement plan voted?

If you hold ATI Common Stock in one of the Company’s savings or retirement plans, you may tell the plan trustee how to vote the shares of Common Stock allocated to your account. You may either sign and return the voting instruction card provided by the plan trustee or transmit your instructions by telephone or the Internet. If you do not transmit instructions, your plan shares will be voted as the plan administrator directs or as otherwise provided in the plan.

The deadline for voting the shares you hold in the Company’s savings or retirement plans by telephone or the Internet is 11:59 p.m., Eastern Time, on May 3, 2010.

7.	How are shares held by a broker, bank or other nominee voted?

If you hold your shares of ATI Common Stock in “street name” through a broker, bank or other nominee account, you are a “beneficial owner” of the shares. In order to vote your shares, you must give voting instructions to your broker, bank or other intermediary who is the “nominee holder” of your shares. The Company asks brokers, banks and other nominee holders to obtain voting instructions from the beneficial owners of shares that are registered in the nominee’s name. Proxies that are transmitted by nominee holders on behalf of beneficial owners will count toward a quorum and will be voted as instructed by the nominee holder.

8.	What is a quorum?

A majority of the outstanding shares present or represented by proxy at the Annual Meeting constitutes a quorum. There must be a quorum for business to be conducted at the Annual Meeting. You are part of the quorum if you have voted by proxy or voting instruction card. Abstentions, broker non-votes and votes withheld from director nominees count as “shares present” at the meeting for purposes of determining a quorum.

The Board of Directors requests your proxy so that your shares will count toward a quorum and be voted at the meeting.

9.	What is the required vote for a proposal to pass?

The director nominees receiving the highest number of votes will be elected. Only votes “for” or “withheld” affect the outcome. Checking the box on the proxy card that withholds authority to vote for a nominee is the equivalent of abstaining. Abstentions are not counted for the purpose of election of directors.

With respect to approval of the Amended and Restated 2007 Incentive Plan (Item B), and ratification of the selection of the independent auditors (Item C), stockholders may vote in favor or against each of the proposals, or abstain from voting on the proposals. The affirmative vote of the majority of shares present in person or by proxy and entitled to vote at the Annual Meeting is required for approval of the proposal. A stockholder who signs and submits a ballot or proxy is “present,” so an abstention will have the same effect as a vote against the proposal.

When a broker holding your shares in its name as a nominee does not have discretionary authority to vote your shares on a particular proposal and the broker does not receive voting instructions from you, your shares are referred to as “broker non-votes” with respect to that proposal. Under New York Stock Exchange rules, a broker holding your shares in its name as a nominee is not permitted to vote your shares in its discretion in the absence of voting instructions on the election of directors (Item A), and on the approval of the Amended and Restated 2007 Incentive Plan (Item B), but is permitted to vote your shares in its discretion on the ratification of the selection of the independent auditors (Item C). Because the director nominees receiving the highest number of votes will be elected, a broker non-vote is the equivalent of a “withheld” vote in the election of directors (Item A). Broker non-votes are not considered “present” for purposes of voting on the approval of the Amended and Restated 2007 Incentive Plan (Item B); accordingly, broker non-votes will have no effect on the voting results of the proposal. Because brokers have discretionary authority to vote on the ratification of the selection of the independent auditors (Item C), in the absence of voting instructions, broker non-votes will have no effect on the voting results.

10.	Is my vote confidential?

The Company maintains a policy of keeping stockholder votes confidential.

11.	Can I, in the future, receive my proxy statement and annual report over the Internet?

Stockholders can elect to view future Company proxy statements and annual reports over the Internet instead of receiving paper copies in the mail and thus can save the Company the cost of producing and mailing these documents. Costs normally associated with electronic access, such as usage and telephonic charges, will be borne by you.

If you are a “stockholder of record” and you choose to vote over the Internet, you can choose to receive future annual reports and proxy statements electronically by following the prompt on the voting page when you vote using the Internet. If you hold your Company stock in “street name” (such as through a broker, bank or other nominee account), check the information provided by your nominee for instructions on how to elect to view future proxy statements and annual reports over the Internet.

Stockholders who choose to view future proxy statements and annual reports over the Internet will receive instructions electronically that contain the Internet address for those materials, as well as voting instructions, approximately six weeks before future meetings.

If you enroll to view the Company’s future annual reports and proxy statements electronically and vote over the Internet, your enrollment will remain in effect for all future stockholders’ meetings unless you cancel it. To cancel, stockholders of record should access www.bnymellon.com/shareowner/isd and follow the instructions to cancel your enrollment. You should retain your control number appearing on your enclosed proxy or voting instruction card. If you hold your Company stock in “street name,” check the information provided by your nominee holder for instructions on how to cancel your enrollment.

If at any time you would like to receive a paper copy of the annual report or proxy statement, please write to the Corporate Secretary, Allegheny Technologies Incorporated, 1000 Six PPG Place, Pittsburgh, Pennsylvania 15222-5479.

ATI CORPORATE GOVERNANCE AT A GLANCE

This list provides some highlights from the Allegheny Technologies’ corporate governance program. You can find details about these and other corporate governance policies and practices in the following pages of the Proxy Statement and in the “Our Corporate Governance” section of the “About Us” page of our web site at www.atimetals.com.

•	Under our Corporate Governance Guidelines, at least 75% of our directors must be independent. Currently, approximately 90% of our directors are independent; Mr. Hassey is the only ATI officer on the Board and is the only non-independent, management director.

•	Independent directors meet in regularly scheduled executive sessions without management.

•	Stockholders can communicate with the independent directors.

•	All of the standing committees of the Board of Directors are composed entirely of independent directors.

•	All standing committees have a written charter that is reviewed and reassessed annually and is posted on our web site.

•	Our Corporate Governance Guidelines have been adopted and are disclosed on our web site.

•	We have an annual self-evaluation process for the Board and each standing committee.

•	Our Board evaluates individual directors whose terms are nearing expiration but who may be proposed for re-election.

•	Our Nominating and Governance Committee will consider director candidates recommended by stockholders. Stockholder-recommended candidates will be evaluated on the same basis as other candidates.

•	The Chair of the Audit Committee has been designated as an “audit committee financial expert.”

•	Stockholders annually ratify the Audit Committee’s selection of independent auditors.

•	Our internal audit function reports directly to the Audit Committee.

•	Our Corporate Guidelines for Business Conduct and Ethics for directors, officers, and employees are disclosed on our web site.

•	We have stock ownership guidelines for officers and for directors.

•	We provide confidential stockholder voting.

•	Corporate governance and corporate responsibility are part of our sustainability policies and practices, and are discussed under the “Sustainability” section of our web site.

OUR CORPORATE GOVERNANCE

Corporate Governance Guidelines

ATI’s Board of Directors has adopted Corporate Governance Guidelines, which are designed to assist the Board in the exercise of its duties and responsibilities to the Company. They reflect the Board’s commitment to monitor the effectiveness of decision making at the Board and management level, with a view of achieving ATI’s strategic objectives. They are subject to modification by the Board from time to time. You can find the Company’s Corporate Governance Guidelines on our web site at www.atimetals.com, by first clicking “About Us” and then “Our Corporate Governance.”

Number and Independence of Directors

The Board of Directors determines the number of directors. The Board currently consists of nine members: L. Patrick Hassey (Chairman), Diane C. Creel, James C. Diggs, J. Brett Harvey, Barbara S. Jeremiah, Michael J. Joyce, James E. Rohr, Louis J. Thomas and John D. Turner.

In accordance with the Corporate Governance Guidelines, at least 75% of the Company’s directors are, and at least a substantial majority of its directors will be, “independent” under the guidelines set forth in the listing standards of the New York Stock Exchange (“NYSE”) and the Company’s categorical Board independence standards, which are set forth in the Corporate Governance Guidelines. A director is “independent” only if the director is a non-management director and, in the Board’s judgment, does not have a material relationship with the Company or its management.

The Board considers L. Patrick Hassey, the current Chairman, President and Chief Executive Officer of the Company, to not be an independent director.

The Board, at its February 25, 2010 meeting, affirmatively determined that the remaining eight of the Company’s current directors, Diane C. Creel, James C. Diggs, J. Brett Harvey, Barbara S. Jeremiah, Michael J. Joyce, James E. Rohr, Louis J. Thomas and John D. Turner, are independent in accordance with the foregoing standards. Seven of the Company’s directors have no relationships with the Company other than as directors and stockholders of the Company. One of the Company’s directors, James E. Rohr, is Chairman and Chief Executive Officer of The PNC Financial Services Group, Inc. (“PNC”). The Company has a $400 million unsecured revolving credit facility with a syndicate of 13 financial institutions, including PNC Bank, National Association, a subsidiary of PNC, as lender and administrative agent. PNC Capital Markets LLC, an affiliate of PNC, served as lead arranger with respect to this facility. The Company pays fees to PNC Bank under the terms of this facility. The Company also invests in three money market funds managed by BlackRock, Inc. (“BlackRock”). PNC currently holds approximately 34% of the outstanding common stock of BlackRock, and BlackRock beneficially owns approximately 5.1% of the Company’s Common Stock. During 2009, the Company paid fees to PNC and its affiliates representing a de minimis portion of both the Company’s revenues and PNC’s revenues, and therefore, all amounts were substantially less than the thresholds set forth in the NYSE’s listing standards which disqualify a director from being independent. Mr. Rohr’s compensation is not affected by the fees that the Company pays to PNC. The Board has determined that (A) the transactions between the Company and PNC (i) are commercial transactions carried out at arm’s length in the ordinary course of business, (ii) are not material to PNC or to Mr. Rohr, (iii) do not and would not potentially influence Mr. Rohr’s objectivity as a member of the Company’s Board of Directors in a manner that would have a meaningful impact on his ability to satisfy requisite fiduciary standards on behalf of the Company and its stockholders, and (iv) do not preclude a determination that Mr. Rohr’s relationship with the Company in his capacity as Chairman and Chief Executive Officer of PNC is immaterial, and (B) Mr. Rohr is an independent director under NYSE existing guidelines and the Company’s categorical Board independence standards.

Audit Committee members must meet additional independence standards under NYSE listing standards and rules of the Securities and Exchange Commission (“SEC”); specifically, Audit Committee members may not receive any compensation from the Company other than their directors’ compensation. The Board has also determined that each member of the Audit Committee satisfies the enhanced standards of independence applicable to Audit Committee members under NYSE listing standards and the rules of the SEC.

Board Leadership

Under the Company’s Certificate of Incorporation, Amended and Restated Bylaws and Corporate Governance Guidelines, the Board of Directors has the flexibility to determine whether it is in the best interests of the Company and its stockholders to separate or combine the roles of Chairman and Chief Executive Officer of the Company at any given time. Whenever a Chairman and/or Chief Executive Officer is appointed, the Board of Directors assesses whether the roles should be separated or combined based upon its evaluation of, among other things, the existing composition of the Board of Directors and the circumstances at the time. While it retains the discretion to separate the roles in the future as it deems appropriate and acknowledges that there is no single best organizational model that is most effective in all circumstances, our Board of Directors currently believes that the Company and its stockholders are best served by having Mr. Hassey hold both of these positions concurrently.

The Board of Directors believes that having Mr. Hassey serve both as Chairman and Chief Executive Officer promotes unified leadership and direction for the Company, which more efficiently allows for a single, clear focus on the implementation of the Company’s strategy and business plans to maximize stockholder value. This leadership structure has resulted in the growth and financial success of the Company since Mr. Hassey began to serve in both capacities in May 2004. In addition, the Board of Directors believes that Mr. Hassey, serving in his respective capacities as Chairman and Chief Executive Officer, has served as an effective bridge between the Board of Directors and the Company’s management.

The Board of Directors has taken a number of measures related to corporate governance in order to provide what it views as an appropriate balance between the respective needs for dependable strategic leadership by Mr. Hassey as the Company’s Chairman and Chief Executive Officer and the oversight and objectivity of independent directors, including the following:

•	There is only one management representative on the Company’s nine-member Board of Directors. Directors who have been determined by the Board of Directors to be independent in accordance with NYSE rules comprise approximately 90% of the Board of Directors, significantly above the majority standard mandated by the NYSE.

•	All members of each of the Audit Committee, the Finance Committee, the Nominating and Governance Committee, the Personnel and Compensation Committee and the Technology Committee of the Board of Directors are independent directors.

•	The independent, non-management directors meet separately in regularly scheduled executive sessions without members of management, except to the extent that the independent, non-management directors request the attendance of a particular member of management. Further, any director may request that the independent, non-management directors go into executive session at any meeting. Rather than designating a lead independent director, the Board of Directors has determined that meetings of independent, non-management directors in executive session are to be chaired on a rotating, per meeting basis among the non-management chairs of the committees of the Board of Directors so that the Company may benefit from having different independent directors serve in that function from time to time.

•	All independent directors are free to suggest the inclusion of items on the agenda for any meeting of the Board of Directors or raise subjects that are not on the agenda for that meeting.

•	The Board of Directors and each of its committees has complete and open access to any member of management and the authority to retain independent legal, financial and other advisors as they deem appropriate without consulting or obtaining the approval of any member of management.

•	The Personnel and Compensation Committee, which is composed entirely of independent directors, is responsible for evaluating the performance of the Chief Executive Officer and other senior executives.

•	The Nominating and Governance Committee, which is composed entirely of independent directors, is responsible for evaluating the overall performance of the Board of Directors. In addition, the Nominating and Governance Committee considers director candidates recommended by stockholders on the same basis as other candidates.

Board’s Role in Risk Oversight

The Board of Directors as a whole actively oversees the risk management of the Company. Enterprise risks — the specific financial, operational, business and strategic risks that the Company faces, whether internal or external — are identified and prioritized by the Board and management together, and then each specific risk is assigned to the full Board or a Board committee for oversight. Certain strategic and business risks, such as those relating to our products, markets and capital investments, are overseen by the entire Board. The Audit Committee and Finance Committee oversee management of market and operational risks that could have a financial impact, such as those relating to internal controls, liquidity or raw material availability. The Nominating and Governance Committee manages the risks associated with governance issues, such as the independence of the Board, and the Personnel and Compensation Committee is responsible for managing the risks relating to the Company’s executive compensation plans and policies and, in conjunction with the Board, key executive succession.

Management regularly reports to the Board or relevant Committee on actions that the Company is taking to manage these risks. The Board and management periodically review, evaluate and assess the risks relevant to the Company.

Director Terms

The directors are divided into three classes and the directors in each class generally serve for a three-year term unless the director is unable to serve due to death, retirement or disability. The term of one class of directors expires each year at the annual meeting of stockholders. The Board may fill a vacancy by electing a new director to the same class as the director being replaced. The Board may also create a new director position in any class and elect a director to hold the newly created position. It is expected that new directors appointed to the Board will stand for election by the stockholders at the next annual meeting.

Committees of the Board of Directors

The Board of Directors has the following five standing committees: Audit Committee, Finance Committee, Nominating and Governance Committee, Personnel and Compensation Committee, and Technology Committee.

Only independent directors, as independence is determined by NYSE rules, are permitted to serve on the Audit Committee, the Nominating and Governance Committee, and the Personnel and Compensation Committee. All of the standing committees of the Board of Directors are comprised of independent directors.

Each committee has a written charter that describes its responsibilities. Each of the Audit Committee, the Nominating and Governance Committee and the Personnel and Compensation Committee has the authority, as it deems appropriate, to independently engage outside legal, accounting or other advisors or consultants. In addition, each committee annually conducts a review and evaluation of its performance and reviews and reassesses its charter. You can find the current charters of each committee on our web site at www.atimetals.com by first clicking “About Us,” then clicking “Our Corporate Governance” and then clicking “Committee Charters.”

Audit Committee

The current members of the Audit Committee are Michael J. Joyce (Chair), James C. Diggs, Barbara S. Jeremiah, Louis J. Thomas and John D. Turner. The Board of Directors has determined that these committee members have no financial or personal ties to the Company (other than director compensation and equity ownership as described in this Proxy Statement) and that they meet the NYSE and SEC standards for independence. The Board of Directors has also determined that Michael J. Joyce meets the SEC criteria to be deemed an “audit committee financial expert” and meets the NYSE standard of having accounting or related financial management expertise. Mr. Joyce has over 35 years of accounting, auditing and consulting experience, having most recently served as New England Managing Partner of Deloitte & Touche USA LLP prior to his retirement in May 2004.

The Audit Committee assists the Board in its oversight of the integrity of the Company’s financial statements, compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent auditors, and the performance of the Company’s internal audit function and independent auditors. The Committee has the authority and responsibility for the appointment, retention, compensation and oversight of ATI’s independent auditors, including pre-approval of all audit and non-audit services to be performed by the independent auditors. The independent auditors and the internal auditors have full access to the Committee and meet with the Committee with, and on a routine basis without, management being present.

The Audit Committee is also responsible for reviewing, approving and ratifying any related party transaction. For more information, see the “Certain Transactions” section of this Proxy Statement.

The Audit Committee Report appears on page 31 of this Proxy Statement.

Finance Committee

The Finance Committee makes recommendations and provides guidance to the Board regarding major financial policies of the Company. It also serves as named fiduciary of the employee benefit plans maintained by the Company.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for overseeing corporate governance matters. It oversees the annual evaluation of the Company’s Board and its committees. It also recommends to the Board individuals to be nominated as directors, which process includes evaluation of new candidates as well as an individual evaluation of current directors who are being considered for re-election. In addition, this Committee is responsible for administering ATI’s director compensation program. The Committee also performs other duties as are described in the Corporate Governance Guidelines and in the Committee’s charter.

Personnel and Compensation Committee

The Personnel and Compensation Committee, on behalf of the Board of Directors, establishes and annually reassesses the executive compensation program and the Company’s philosophy on executive compensation, which is more fully discussed in the “Executive Compensation — Compensation Discussion and Analysis” section of this Proxy Statement.

One of the duties of the Personnel and Compensation Committee is to oversee Chief Executive Officer (“CEO”) and other executive officer compensation. The Committee reviews and approves corporate goals and objectives relevant to CEO and other executive officer compensation, evaluates the CEO’s performance in light of those goals and objectives, and determines and approves the CEO’s compensation level (either as a Committee or together with the other independent directors, as directed by the Board) based on this evaluation. The Committee also reviews and approves non-CEO executive officer compensation, and makes recommendations to the Board with respect to incentive compensation plans and equity-based plans that require Board approval. In addition, the Personnel and Compensation Committee administers ATI’s incentive compensation plans. For other executives, the Committee reviews and approves recommendations from management within plan parameters.

However, the Committee may not delegate any authority under those plans for matters affecting the compensation and benefits of the executive officers.

The Personnel and Compensation Committee, under the terms of its charter, has the sole authority to retain, approve fees and other terms for, and terminate any compensation consultant used to assist the committee in the evaluation of the Chief Executive Officer or other executive compensation. The Committee may also obtain advice and assistance from internal or external legal, accounting or other advisors. Each year, the Committee retains a compensation consultant; for years 2009, 2008 and 2007, the Committee retained Mercer (US), Inc. (“Mercer”), an outside compensation and executive benefits consulting firm. In making its determination to retain Mercer, the Committee reviewed Mercer’s qualifications, including independence, and has assured itself of Mercer’s independence on an ongoing basis. Mercer was retained to assist the Committee to review market conditions and peer company practices and to benchmark the Company’s executive compensation programs against those parameters. Mercer performed market analyses of peer group companies and the general market for executive talent, and made recommendations to the Committee as to the form of and incentive opportunities for executive compensation. The Committee has also retained external legal advisors. Please see the information under the “Compensation Consultant” caption of the “Executive Compensation — Compensation Discussion and Analysis” section of this Proxy Statement for more discussion about the role of the compensation consultant.

Mercer and the Company’s legal advisors periodically attend meetings of the Committee. For portions of those meetings, the Chief Executive Officer and the Executive Vice President, Human Resources, Chief Legal and Compliance Officer, General Counsel and Corporate Secretary also attend and are given the opportunity to express their views on executive compensation to the Committee. Please see the “Executive Compensation — Compensation Discussion and Analysis” section of this Proxy Statement for more discussion about executive officer compensation.

Each member of the Personnel and Compensation Committee is a “non-employee director” of the Company as defined under Rule 16b-3 of the Securities Exchange Act of 1934, and each member is also an “outside director” for the purposes of the corporate compensation provisions contained in Section 162(m) of the Internal Revenue Code.

The Compensation Committee Report appears on page 47 of this Proxy Statement.

Technology Committee

The Technology Committee reviews changing technologies and evaluates how they affect the Company and its technical capabilities.

Board and Committee Membership — Director Attendance at Meetings

During 2009, the Board of Directors held nine meetings. In 2009, all directors attended at least 75% of the total Board meetings and meetings of Board committees of which they were members, and average attendance at Board and committee meetings was approximately 97%.

The independent, non-management directors meet separately in regularly scheduled executive sessions without members of management (except to the extent that the non-management directors request the attendance of a member of management). When, as is currently the case, the Chairman of the Board is a management director, or if the Chairman would otherwise so choose, the position of Chair of the meetings of the non-management directors rotates on a per meeting basis in the order specified in the Corporate Governance Guidelines among the non-management Chairs of the Board’s committees. If not a member of management, the Chairman of the Board would serve as Chair of these meetings.

A Board meeting is typically scheduled in conjunction with our annual meeting of stockholders and it is expected that our directors will attend absent good reason, such as a scheduling conflict. In 2009, all directors attended our annual meeting of stockholders.

The table below provides information with respect to current Board committee memberships. The table also sets forth the number of meetings held by each Board committee in 2009.

					Nominating	Personnel
					and	and
Director	Audit		Finance		Governance	Compensation	Technology
D. C. Creel			X		X *	X
J. C. Diggs	X		X	*	X
J. B. Harvey					X	X
L. P. Hassey
B. S. Jeremiah	X						X
M. J. Joyce	X	*	X
J. E. Rohr						X *
L. J. Thomas	X						X
J. D. Turner	X		X				X	*
Number of Meetings held in 2009	14		7		5	4	4

*	Denotes Committee Chair.

Director Compensation

Effective January 1, 2007 and as amended August 1, 2008, the non-employee director compensation program consists of: an annual retainer fee comprised of a cash payment of $60,000 and restricted stock valued at $100,000; Committee chairperson cash retainer fee of a $10,000; $2,500 per day fee for attending Board meetings; and $1,500 for each committee meeting attended.

The Company also pays for ATI orientation or training of Board members outside of Board and committee meetings and for the directors’ travel, lodging, meal and other expenses connected with their Board service.

The non-employee directors of the Board earned the following in 2009:

					Change in
					Pension Value
					and Non-
	Fees				Qualified
	Earned Or			Non-Equity	Deferred
	Paid	Stock	Option	Incentive Plan	Compensation	All Other
	In Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name(1)	($)(2)	($)(3)	($)	($)	($)	($)(4)	($)

D. C. Creel	137,500	100,005	—	—	—	3,016	240,521
J. C. Diggs	142,000	100,005	—	—	—	3,016	245,021
J. B. Harvey	108,500	100,005	—	—	—	2,568	211,073
B. S. Jeremiah	120,500	100,005	—	—	—	2,115	222,620
M. J. Joyce	143,500	100,005	—	—	—	3,016	246,521
J. E. Rohr	103,500	100,005	—	—	—	3,016	206,521
L. J. Thomas	124,500	100,005	—	—	—	3,016	227,521
J. D. Turner	143,500	100,005	—	—	—	3,016	246,521

(1)	L. Patrick Hassey, President and Chief Executive Officer of the Company, is Chairman of the Board of Directors and does not receive any compensation for his service on the Board of Directors. All compensation paid to Mr. Hassey by the Company for his service as an executive officer is reflected under “Summary Compensation Table for 2009.”

(2)	This column reflects the annual retainer fee, committee chair fees, and Board and committee meeting fees paid to each director.

(3)	This column reflects the aggregate grant date fair value, determined in accordance with FASB ASC Topic 718, of the restricted stock awards granted to directors under the Company’s Non-Employee Director Restricted Stock Program. Shares vest on the third anniversary of the date of grant, or earlier upon retirement, death or change of control, and expense is recognized over the vesting period. A discussion of the relevant assumptions made in the valuations may be found in Note 11 to the financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

(4)	This column reflects the cash dividends paid on directors’ restricted stock. As previously announced in April 2009, for future grants of restricted stock to non-employee directors, during the restriction period, directors will not be entitled to receive dividends paid on the restricted shares until the restrictions lapse.

The Board encourages directors to obtain a meaningful stock ownership interest in the Company. Non-employee directors should own shares of Company Common Stock having a market value of at least three times the annual retainer amount within a reasonable time after December 31, 2009.

In December 2004, the Board froze and discontinued the Company’s Fee Continuation Plan for Non-Employee Directors. Under the frozen plan, an amount equal to the annual retainer fee in effect for 2004, which was $28,000, will be paid annually to the members of the Board as of December 31, 2004, following the termination of the director’s service as a Board member, for each year of the director’s credited service as a director (as defined in the Plan) up to a maximum of ten years.

Corporate Guidelines for Business Conduct and Ethics

ATI has a code of ethics, which we refer to as the Corporate Guidelines for Business Conduct and Ethics (the “Guidelines”), that applies to all directors, officers and employees, including our principal executive officer, our principal financial officer, and our controller and chief accounting officer. ATI has had a code of conduct for many years. We require all directors, officers and employees to adhere to these Guidelines in addressing legal and ethical issues encountered in their work. These Guidelines require that our directors, officers and employees avoid conflicts of interest, comply with all laws, conduct business in an honest and ethical manner and otherwise act with integrity and honesty in all of their actions by or on behalf of the Company. These Guidelines include a financial code of ethics specifically for our Chief Executive Officer, our Chief Financial Officer, and all other financial officers and employees, which supplements the general principles set forth in the Guidelines and is intended to promote honest and ethical conduct, full and accurate reporting, and compliance with laws as well as other matters.

Employees are required to certify that they have reviewed and understand the Guidelines. In addition, each year, all officers and managers are required to certify as to their compliance with the standards set forth in the Guidelines. Also, beginning in 2006, the Company implemented an online ethics training program, administered by a third party. We require all directors, officers and employees to take an interactive online ethics course at least annually. In 2009, the courses addressed antitrust matters, sexual harassment, and the Guidelines.

The Company encourages employees to communicate concerns before they become problems. We believe that building and maintaining trust, respect and communications between employees and management and between fellow employees is critical to the overriding goal of efficiently producing high quality products, providing the maximum level of customer satisfaction, and ultimately fueling profitability and growth. Only the Audit Committee of the Board can amend or grant waivers from the provisions of the Guidelines relating to the Company’s executive officers and directors, and any such amendments or waivers will be promptly posted on our web site at www.atimetals.com. To date, no such amendments have been made or waivers granted.

A copy of the Corporate Guidelines for Business Conduct and Ethics, which includes the financial code of ethics, is available on our web site at www.atimetals.com by first clicking “About Us” and then “Our Ethics”.

Identification and Evaluation of Candidates for Director

The Board is responsible for recommending director nominees to the stockholders and for selecting directors to fill vacancies between stockholder meetings. The Nominating and Governance Committee recommends candidates to the Board. The Nominating and Governance Committee is comprised entirely of independent directors under the applicable rules and regulations of the New York Stock Exchange and Securities and Exchange Commission. The Committee operates under a written charter adopted by the Board of Directors. A copy of the Committee’s charter is available at the Company’s web site at www.atimetals.com by first clicking “About Us” and then “Our Corporate Governance.” Paper copies can be obtained by writing to the Corporate Secretary, Allegheny Technologies Incorporated, 1000 Six PPG Place, Pittsburgh, PA 15222-5479.

The Committee considers director candidates suggested by members of the Committee, other directors, senior management and stockholders. For information on how to submit a candidate for consideration, please see the caption “2011 Annual Meeting and Stockholder Proposals” below.

Preliminary interviews of director candidates may be conducted by the Chair of the Nominating and Governance Committee or, at her request, any other member of the Committee or the Chairman of the Board. Background material pertaining to director candidates is distributed to the Committee for review. Director candidates who the Committee determines merit further consideration are interviewed by the Chair of the Committee and other Committee members, directors and key senior management. The results of these interviews are considered by the Nominating and Governance Committee in its deliberations.

Though the Board does not have a formal policy regarding diversity, it is one of many criteria considered by the Board when evaluating candidates. Director candidates are generally selected on the basis of the following criteria: their business or professional experience, recognized achievement in their respective fields, integrity and judgment, ability to devote sufficient time to the affairs of the Company, the diversity of their backgrounds and the skills and experience that their membership adds to the overall competencies of the Board, and the needs of the Company from time to time. Nominees must also represent the interests of all stockholders. In accordance with the retirement policy for directors set forth in the Corporate Governance Guidelines, a person who is 72 years of age or older cannot be nominated to serve on the Board. Our practice has been that new directors added to the Board or to fill vacancies stand for re-election at the next annual meeting of stockholders.

In evaluating the needs of the Board, the Nominating and Governance Committee considers the qualifications of sitting directors and consults with other members of the Board (including as part of the Board’s annual self-evaluation), the Chairman, President and Chief Executive Officer and other members of executive management. At a minimum, all recommended candidates must exemplify the highest standards of personal and professional integrity, meet any required independence standards, and be willing and able to constructively participate in and contribute to Board and committee meetings. Additionally, the Committee conducts individual reviews of current directors whose terms are nearing expiration, but who may be proposed for re-election, in light of the considerations described above and their past contributions to the Board.

Process for Communications with Directors

We maintain a process for stockholders and interested parties to communicate with the Board of Directors or any individual director. ATI stockholders or interested parties who want to communicate with the Board or any individual director can write to:

Allegheny Technologies Incorporated
Corporate Secretary
Board Administration
1000 Six PPG Place
Pittsburgh, PA 15222-5479

or call 1-877-787-9761 (toll free). Your letter or message should indicate whether you are an ATI stockholder. Depending on the subject matter, the Corporate Secretary will:

•	forward the communication to the director or directors to whom it is addressed;

•	attempt to handle the inquiry directly when, for example, it is a request for information about the Company or it is a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature or it relates to an improper or irrelevant topic.

At each Board meeting, the Corporate Secretary presents a summary of all communications received since the last meeting that were not forwarded and makes those communications available to the directors on request.

2011 Annual Meeting and Stockholder Proposals

Under Rule 14a-8 of the Securities Exchange Act of 1934, proposals of stockholders intended to be presented at the 2011 Annual Meeting of Stockholders must be received no later than December 3, 2010 for inclusion in the proxy statement and proxy card for that meeting. In addition, the Company’s certificate of incorporation provides that in order for director nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must give timely notice thereof in writing to the Corporate Secretary. The notice must contain certain information, including information about the proposal and the interest, if any, of the stockholder who is making the proposal, as well as the name, address and share ownership of the stockholder giving notice.

Stockholders may nominate candidates for election to the Board by following the procedures described in ATI’s certificate of incorporation. Stockholder-recommended candidates will be evaluated on the same basis as other candidates. The provisions of ATI’s certificate of incorporation generally require that written notice of a nomination be received by the Corporate Secretary, who will forward the information to the Nominating and Governance Committee of the Board of Directors for the Committee’s consideration. The notice must contain certain information about the nominee, including his or her age, address, occupation and share ownership, as well as the name, address and share ownership of the stockholder giving notice. For all such notices to be timely, the provisions of the Company’s certificate of incorporation generally require that notice be received by the Corporate Secretary not less than 75 days and not more than 90 days before the first anniversary of the date of the preceding year’s annual meeting. For our annual meeting in the year 2011, we must receive this notice on or after February 6, 2011 and on or before February 21, 2011.

Stockholders may obtain a copy of the full text of the provisions of our certificate of incorporation by writing to the Corporate Secretary, Allegheny Technologies Incorporated, 1000 Six PPG Place, Pittsburgh, PA 15222-5479. A copy of our certificate of incorporation has been filed with the Securities and Exchange Commission and can be viewed on our web site at www.atimetals.com by first clicking “About Us” and then “Our Corporate Governance.”

The Company has adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, the Company will deliver only one copy of its annual report and proxy statement to stockholders of record who share the same address and last name unless the Company has received contrary instructions from an affected stockholder. This procedure reduces the Company’s printing costs and mailing costs and fees. Upon written or oral request, the Company will promptly deliver a separate annual report and proxy statement to any stockholder at a shared address to which a single copy of either of those documents was delivered. If you would like to receive a separate copy of the annual report or proxy statement for this meeting or revoke your householding consent, or if you are a stockholder eligible for householding and would like to participate in householding, please send a request addressed to the Corporate Secretary of the Company at 1000 Six PPG Place, Pittsburgh, PA 15222-5479, or call (412) 394-2800. A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

STOCK OWNERSHIP INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

The rules of the Securities and Exchange Commission (SEC) require the Company to disclose late filings of reports of stock ownership (and changes in stock ownership) by its directors and statutory insiders and by persons who beneficially own more than ten percent of a registered class of the Company’s equity securities. Based upon a review of filings with the SEC and written representations, the Company believes that, in 2009, all such persons complied with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 on a timely basis.

Five Percent Owners of Common Stock

The individuals and entities listed in the following table are beneficial owners of five percent or more of Company Common Stock as of December 31, 2009, based on information filed with the SEC. In general, “beneficial ownership” includes those shares a person has the power to vote or transfer, and options to acquire Common Stock that are exercisable currently or within 60 days.

	Amount and Nature of		Percent of
Name and Address of Beneficial Owner	Beneficial Ownership		Class(4)

Capital Group International, Inc.	12,567,240	(1)	12.8%
Capital Guardian Trust Company 11100 Santa Monica Boulevard Los Angeles, CA 90025
BlackRock, Inc.	5,033,766	(2)	5.1%
40 East 52nd Street New York, NY 10022
Riofisa Holding, S.L.	5,121,000	(3)	5.2%
Arbea Campus Empresarial Edificio 5 Carretera de Fuencarral a Alcobendas M 603 Km 3’800 Alcobendas (Madrid) Spain

(1)	Based on a Schedule 13G/A filing under the Securities Exchange Act of 1934 made on February 10, 2010 by Capital Group International, Inc. (“CGII”) and Capital Guardian Trust Company (“CGTC”), CGII had sole voting power with respect to an aggregate of 10,750,540 shares and sole dispositive power with respect to an aggregate of 12,567,240 shares at December 31, 2009. CGTC had sole voting power with respect to an aggregate of 6,273,610 shares and sole dispositive power with respect to an aggregate of 7,522,620 shares at December 31, 2009. CGII and CGTC disclaim beneficial ownership of 12,567,240 shares and 7,522,620 shares, respectively.

(2)	Based on a Schedule 13G filing under the Securities Exchange Act of 1934 made on February 2, 2010 by BlackRock Inc., which had sole voting and sole dispositive power with respect to 5,033,766 shares at December 31, 2009.

(3)	Based on a Schedule 13G filing under the Securities Act of 1934 made on June 9, 2008 by Riofisa Holding, S.L, which had sole voting and sole dispositive power with respect to an aggregate of 5,121,000 shares at May 30, 2008.

(4)	As of December 31, 2009, there were 98,070,474 shares of Company Common Stock outstanding.

Stock Ownership of Management

The following table sets forth the shares of Common Stock reported to the Company as beneficially owned as of March 1, 2010 by the nominees for director, the continuing directors, each officer named in the Summary Compensation Table (“named officers”) and all directors, nominees, named officers and other statutory insiders as a group.

	Amount and Nature of	Percent of
Beneficial Owner	Beneficial Ownership(1)	Class(2)

Diane C. Creel	18,409	*
Lynn D. Davis	58,657	*
James C. Diggs	7,249	*
Terry L. Dunlap	91,210	*
Richard J. Harshman	184,396	*
J. Brett Harvey	7,711	*
L. Patrick Hassey	610,463	*
Barbara S. Jeremiah	8,592	*
Michael J. Joyce	9,178	*
James E. Rohr	22,035	*
Louis J. Thomas	8,985	*
John D. Turner	15,146	*
Jon D. Walton	185,771	*

All directors, nominees, named officers and other statutory insiders as a group (14)	1,283,229	1.31%

*	Indicates beneficial ownership of less than one percent (1%) of the outstanding shares of Company Common Stock.

(1)	The table includes shares of restricted stock (with respect to directors) and performance/restricted stock under the Performance/Restricted Stock Program and/or restricted stock under the Performance Equity Payment Program (with respect to named officers and statutory insiders) in the following amounts: each of Ms. Creel and Messrs. Diggs, Joyce, Rohr, Thomas and Turner, 4,844; Mr. Harvey, 4,221; Ms. Jeremiah, 3,592; Mr. Hassey, 165,226; Mr. Harshman, 52,122; Mr. Walton, 47,384; Mr. Dunlap, 40,564, and Mr. Davis, 36,052; and all directors, nominees, named officers and other statutory insiders as a group, 401,739. The table includes shares held in the Company’s 401(k) plans for the accounts of Mr. Walton and other members of the group and shares held jointly with the named individuals’ spouses.

The table also includes the following shares where beneficial ownership is disclaimed: 47,257 shares owned by Mr. Hassey’s spouse; 25,687 shares owned by Mr. Harshman’s spouse; 45,599 shares owned by Mr. Walton’s spouse; and 277 shares held by the spouses of other statutory insiders.

The table includes shares issuable pursuant to options that are currently exercisable or may become exercisable on or before April 30, 2010 in the following amounts: Mr. Harshman, 15,000; Mr. Joyce, 1,000; Mr. Rohr, 7,000; Mr. Thomas, 2,000; Mr. Turner, 3,000; Mr. Walton, 15,000; and for all directors, nominees, named officers and other statutory insiders as a group, 43,000.

(2)	The percentages in the column were calculated based on 98,070,474 outstanding shares of Company Common Stock at December 31, 2009. As of March 1, 2010, there were 98,537,807 shares of Company Common Stock outstanding.

PROPOSALS REQUIRING YOUR VOTE

Election of Directors — Item A on Proxy Card

The Board of Directors has nominated for election three incumbent directors. L. Patrick Hassey, Barbara S. Jeremiah and John D. Turner are Class II directors standing for re-election to the Board for a three-year term expiring in 2013.

The three nominees who receive the highest number of votes cast will be elected. If you sign and return your proxy card, the individuals named as proxies on the card will vote your shares FOR the election of the three nominees named below unless you provide other instructions. You may withhold authority for the proxies to vote your shares on any or all of the nominees by following the instructions on your proxy card. If a nominee becomes unable to serve, the proxies will vote for a Board-designated substitute or the Board may reduce the number of directors. The Company has no reason to believe that any of the three nominees for election named below will be unable to serve.

The Board of Directors determined that each of the nominees qualifies for re-election under the criteria for evaluation of directors described under “Identification and Evaluation of Candidates for Director” on page 12 of this Proxy Statement. The Board of Directors determined that Ms. Jeremiah and Mr. Turner qualify as independent directors under applicable rules and regulations and the Company’s categorical Board independence standards. See “Identification and Evaluation of Candidates for Director” at page 12 of this Proxy Statement and “Number and Independence of Directors” at page 5 of this Proxy Statement.

All of our directors bring to our Board a wealth of leadership experience derived from their service in executive and managerial roles and also extensive board experience. Background information about the nominees and the continuing directors, including their business experience and directorships during the past five years, and certain individual qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole, are described in the following paragraphs.

THE BOARD OF DIRECTORS RECOMMENDS THAT
YOU VOTE FOR THE ELECTION OF THE THREE NOMINEES
LISTED ON THE NEXT PAGE.

Nominees — Term to Expire at the 2013 Annual Meeting (Class II)

L. Patrick Hassey

Age 64
Chairman, President and Chief Executive Officer

Mr. Hassey has been President and Chief Executive Officer since October 1, 2003. He was elected to the Company’s Board of Directors in July 2003 and has served as Chairman since May 2004. Prior to this position, Mr. Hassey worked as an outside management consultant to Allegheny Technologies’ management team. Mr. Hassey was Executive Vice President and a member of the corporate executive committee at Alcoa Inc. at the time of his early retirement in February 2003. He had served as Executive Vice President of Alcoa and Group President of Alcoa Industrial Components from May 2000 to October 2002. Prior to May 2000, he served as a Vice President of Alcoa and President of Alcoa Europe Inc.

Mr. Hassey was elected to the Board of Directors in 2003. The Board believes that Mr. Hassey’s qualifications include, among other things, his leadership and extensive experience in the metals industry and aerospace market, and that his current position as the Company’s Chief Executive Officer provide him with intimate knowledge of our operations and, as described in the “Board Leadership” section of this Proxy Statement, provide unified vision for the Company.

Mr. Hassey also serves on the Board of Directors of Ryder System, Inc. (since 2005).

Barbara S. Jeremiah

Age 58

Prior to her retirement in January 2009, Ms. Jeremiah served as Executive Vice President of Alcoa, Inc., a leading aluminum producer, from July 2002 until July 2008, when she also assumed the position of Chairman’s Counsel.

Ms. Jeremiah was elected to the Board in 2008 and currently serves on the Audit and Technology Committees. The Board believes that Ms. Jeremiah’s qualifications include, among other things, her strong background in the metals industry and significant strategic development and international experience.

Ms. Jeremiah also serves on the Board of Directors of EQT Corporation, formerly Equitable Resources Inc. (since 2003).

John D. Turner

Age 64

Mr. Turner served as Chairman and Chief Executive Officer of Copperweld Corporation, a manufacturer of tubular and bimetallic wire products, from December 2001 until his retirement in March 2003.

Mr. Turner joined the Board in 2004 and currently serves as the Chair of the Technology Committee and also as a member of the Audit and Finance Committees. The Board believes that Mr. Turner’s qualifications include, among other things, his experience in executive oversight and senior leadership positions, background in the manufacturing sector, and familiarity with industrial and technical matters.

Mr. Turner has served on the Board of Directors of Matthews International Corporation since 1999 and as its Chairman since February 2010. He also served on the Board of Directors of Duquesne Light Holdings Inc. until 2007.

Continuing Directors — Term to Expire at the 2011 Annual Meeting (Class III)

James C. Diggs

Age 61

Mr. Diggs is Senior Vice President and General Counsel of PPG Industries, Inc., a producer of coatings, glass and chemicals, since 1997. He held the position of Secretary from September 2004 to September 2009.

Mr. Diggs has been serving on the Board since 2001 and is Chair of the Finance Committee and also serves on the Audit and Nominating and Governance Committees. The Board believes that Mr. Diggs’s qualifications include, among other things, his experience with industry and legal matters, his senior leadership at a global public company, and his experience with domestic and international operations.

J. Brett Harvey

Age 59

Mr. Harvey has been President and Chief Executive Officer of CONSOL Energy Inc. since 1998. Prior to 1998, he was President and Chief Executive Officer of PacifiCorp Energy Inc. and had served in several other management positions at PacifiCorp.

Mr. Harvey was elected to our Board of Directors in 2007 and currently serves on the Nominating and Governance Committee and the Personnel and Compensation Committee. The Board believes that Mr. Harvey’s qualifications include, among other things, his significant oversight experience through years of serving as a chief executive officer of a public company, his industry experience and expertise in the oil and gas market (a large end market for ATI), as well as his operational expertise.

Mr. Harvey has also been Chairman and Chief Executive Officer of CNX Gas Corporation, a subsidiary of CONSOL Energy, Inc., since 2009, and has served on the Board of Directors of CNX Gas Corporation since 2005. In addition, Mr. Harvey has served on the Boards of Directors of CONSOL Energy Inc., since 1998, and Barrick Gold Corporation, since 2005.

Michael J. Joyce

Age 68

Mr. Joyce served as New England Managing Partner of Deloitte and Touche USA LLP, a public accounting firm, prior to his retirement in May 2004.

Mr. Joyce joined the Board in 2004 and is Chair of the Audit Committee and a member of the Finance Committee. The Board believes that Mr. Joyce’s qualifications include, among other things, his extensive knowledge of public accounting and financial matters for complex global organizations.

Mr. Joyce has served on the Boards of Directors of A.C. Moore Arts & Crafts, Inc. since 2004 and as its Chairman since June 2006, and Brandywine Realty Trust since 2004. He also served on the Board of Directors of Heritage Property Investment Trust, Inc. until 2006.

Continuing Directors — Term to Expire at the 2012 Annual Meeting (Class I)

Diane C. Creel

Age 61

Prior to her retirement in September 2008, Ms. Creel served as Chairman, Chief Executive Officer and President of Ecovation, Inc., a subsidiary of Ecolab Inc. and a waste stream technology company using patented technologies, since May 2003. Ecovation, Inc. became a subsidiary of Ecolab Inc. in February 2008. Previously, Ms. Creel served as Chief Executive Officer and President of Earth Tech, an international consulting engineering firm, from 1992 to May 2003.

Ms. Creel has served on the ATI Board of Directors since 1996, and is Chair of the Nominating and Governance Committee and a member of each of the Finance Committee and Personnel and Compensation Committee. The Board believes that Ms. Creel’s qualifications include, among other things, her experience as a chief executive officer of various companies and her entrepreneurial, management and technical experience.

Ms. Creel is also a member of the Boards of Directors of Goodrich Corporation (since 1997) and Enpro Industries, Inc. (since 2009). Recently, she has also served on the Boards of Directors of Foster Wheeler Ltd., until 2008, American Funds of Capital Research Management, until 2007, and Teledyne Technologies Inc., until 2005.

James E. Rohr

Age 61

Mr. Rohr is Chairman and Chief Executive Officer of The PNC Financial Service Group, Inc., a diversified financial services organization. He served as President of The PNC Financial Services Group from 1992 to 2002 and assumed the position of Chief Executive Officer in 2000. He was named Chairman in 2001.

Mr. Rohr has served on the Board of Directors since 1996 and is Chair of the Personnel and Compensation Committee. The Board believes that Mr. Rohr’s qualifications include, among other things, his significant leadership and management experience from his years of serving as a chief executive officer of a large, publicly-traded company, and his expertise in capital markets and financial matters.

He has served on the Boards of Directors of The PNC Financial Services Group, Inc. since 1990, BlackRock Inc. (of which The PNC Financial Services Group, Inc. holds approximately a 34% interest) since 1999, and EQT Corporation, formerly Equitable Resources, Inc., since 1996.

Louis J. Thomas

Age 67

Mr. Thomas served as Director, District 4, United Steelworkers of America for the Northeastern United States and Puerto Rico prior to his retirement in May 2004.

Mr. Thomas was elected to the Board in 2004 and is a member of the Audit and Technology Committees. The United Steelworkers (“USW”) initially proposed the nomination of Mr. Thomas in connection with the 2004 labor negotiations with Allegheny Ludlum Corporation, a Company subsidiary. At that time, the Company agreed that the International President of the USW may propose a nominee for election as a director of the Company to the Company’s Chairman, President and Chief Executive Officer. The USW nominee is to be a prominent individual with experience in public service, labor, education or business who meets the antitrust and conflicts of interest screening required of all Company directors. Upon recommendation by the Nominating and Governance Committee and election to the Board, the USW nominee is expected to serve as a director during the term of the labor agreement. The Board believes that Mr. Thomas’s qualifications include, among other things, his broad experience with labor relations and the industrial and technical matters affecting our business.

Mr. Thomas served on the Board of Directors of Great Lakes Bancorp Inc., the holding company for Greater Buffalo Savings Bank, until 2006.

Amended and Restated 2007 Incentive Plan — Item B on Proxy Card

Introduction

The Company proposes to amend and restate the 2007 Incentive Plan to increase the number of shares authorized for issuance thereunder from a total of 2.5 million to 4.5 million. The following is a summary of the 2007 Incentive Plan, as amended and restated (the “Plan”). A summary of the key provisions of the Plan is set forth below and qualified by reference to the complete text of the Plan, which is set forth in Appendix A to this Proxy Statement

Since the 2007 Incentive Plan was initially adopted in 2007, the Company’s stock price has declined significantly due to the global economic downturn. As a result, the Company has used more shares under the plan than originally anticipated to compensate and retain the Company’s employees who participate in the Company’s long-term incentive compensation programs.

Plan Highlights

The Plan authorizes independent members of the Board of Directors or an authorized committee or subcommittee of independent members of the Board to make incentive awards, including stock-based awards, to Company employees, and stock-based awards to non-employee members of ATI’s Board of Directors. Some key features of the Plan are set forth below, and are more fully described under the caption “Summary of the Plan.”

•	Plan Limits. The Plan as amended authorizes an aggregate of 4.5 million shares for grant, subject to anti-dilution adjustments upon the occurrence of significant corporate events. No participant may receive stock options, stock appreciation rights (“SARs”) or other stock grants for more than 1 million shares or with a value of more than $15 million cash in any calendar year.

•	Plan Administration and Amendment. The Plan will continue to be administered by a committee of comprised solely of independent directors. The Plan, as it applies to key officers and executives, will continue to be administered by the Personnel and Compensation Committee. The Plan, as it applies to non-employee directors, will continue to be administered by the Nominating and Governance Committee. Stockholder approval is required if the Plan is modified materially by increasing the benefits accrued to participants under the Plan, increasing the number of securities which may be issued under the Plan, modifying the requirements for participation in the Plan, or including a provision allowing the Board to lapse or waive restrictions at its discretion, or in other cases that require stockholder approval under the Internal Revenue Code (the “Code”) unless such compliance is no longer desired under the Code or necessary under any other applicable law or rule of any applicable listing exchange.

•	Minimum Vesting and Performance Periods. Any stock options and SARs that may be granted shall vest no sooner than over a three-year period. The Company has chosen to not grant stock options to employees as a matter of policy, although the Committees retain discretion to do so. Restricted shares are subject to a minimum forfeiture period of three years. Any performance awards and certain other awards with performance features are subject to a performance period of no less than one calendar or fiscal year.

•	No Repricing or Discounted Awards. The Plan prohibits the repricing of awards. In addition, no awards of stock options or SARs will be granted with an exercise price of less than fair market value of Company Common Stock on the date of grant.

•	No Liberal Share Counting. The Plan prohibits shares of Common Stock that are tendered in payment of the exercise price of an option, withheld to satisfy a tax withholding obligation, or repurchased by the Company with option proceeds from being used to increase the number of shares available for grant under the Plan, thereby preventing liberal share counting.

•	No Liberal Change in Control Feature. The Plan as amended provides that a change in control, as defined under the amended Plan, is deemed to occur upon the consummation of a specified merger, consolidation, reorganization, liquidation or sale transaction.

•	Dividends. As the Company previously announced in April 2009, under the Plan as amended, no cash or stock dividends will be paid on grants of restricted stock prior to the time that the restrictions lapse.

•	Other Features. The Plan is designed to allow awards made under the Plan to qualify as performance-based compensation under Section 162(m) of the Code.

Why the Board of Directors Believes that You Should Vote to Approve the Amended and Restated 2007 Incentive Plan

The Board of Directors recommends a vote in favor of approval of the Plan because it believes that it is in the best interests of the Company and its stockholders, principally for the following reasons:

•	Equity Compensation Awards are a Critical Recruitment and Retention Tool. The Company believes that its success and performance depends on its ability to attract, motivate and retain talented employees and directors. Equity awards under our long-term incentive compensation programs are a key component to maintaining a total compensation package that is competitive in the Company’s industry. A competitive compensation program is essential for attracting and retaining such employees, and equity compensation awards are an important and expected component of such program. Approval of the Plan with the increased authorized shares is critical because shares available under the existing plan are largely exhausted. The Company would be at a significant competitive disadvantage if it could not use Company stock-based awards to compensate employees.

•	Our Compensation Programs are Aligned with Stockholder Interests. We believe that, equity compensation is, by its nature, performance-based compensation. Equity compensation has been an important component of total compensation at our Company for many years because it is an effective tool for getting managers and employees to think and act like stockholders. Equity compensation fosters an employee ownership culture and motivates employees to create stockholder value because the value employees realize from equity compensation is based on the Company’s stock performance. A significant portion of our compensation is performance-oriented and “at risk” for our key employees, with achievement tied to the Company’s performance. The Company has stock ownership guidelines for its executives and targets long-term incentive compensation at the midpoint of its peer group. Our equity compensation programs, which emphasize restricted stock and performance awards, are our principal means of aligning the interests of employees with those of stockholders. Equity compensation also promotes a focus on long-term value creation because equity compensation awards are subject to vesting and/or performance conditions, and generally provide the greatest value to employees when held over the long-term. If the Plan is approved, we will be able to maintain our means of aligning the interests of our employees with the interests of our stockholders.

•	Plan Approval Would Avoid Disruption in Compensation Programs. If the Plan is not approved by the stockholders, the Company will have only approximately 70,375 shares of Common Stock available for issuance to employees and directors. Therefore, to remain competitive without providing equity compensation, the Company would likely replace the components of the compensation package consisting of equity awards with cash or with other instruments that may not necessarily align employee interests with those of stockholders as well as equity awards would have done. In addition, replacing equity awards with cash will increase cash compensation expense and use cash and other resources that could be better utilized if reinvested in our business.

•	The Company has Demonstrated Commitment to Sound Equity Compensation Practices and Pay-For-Performance. Our equity compensation practices are designed to be in line with peer group norms, and we believe that our historical share usage has been responsible and mindful of stockholder interests. In 2003, the Company ceased issuing stock options to employees and stopped issuing stock options to directors after 2006. Moreover, as explained in the Compensation Discussion and Analysis section of this Proxy Statement, the Company’s long term compensation programs are tied to Company performance.

Summary of the Plan

Purpose of the Plan

The purpose of the Plan is to motivate and reward key officers and executives who contribute to Company profitability and, in the case of stock-based awards, to give these individuals and members of the Board of Directors an ownership interest in the Company and a proprietary and vested interest in the Company’s growth and financial success. The Board believes that the Plan enhances the Company’s ability to attract and retain individuals with exceptional managerial, technical and professional skills upon whom, in large measure, the sustained growth and profitability of the Company depend.

Comparison with Existing Plan

The Plan continues to provide that a variety of stock- and cash-based awards are available for grant under the Plan, including for the issuance of stock awards to members of ATI’s Board of Directors.

Shares Authorized and Award Limits

As amended, the Plan authorizes the issuance of up to a total of 4.5 million shares of Common Stock of the Company. The number of shares available for issuance under the Plan will be subject to anti-dilution adjustments upon the occurrence of significant corporate events.

The Plan also contains annual limits on awards to individual participants. In any calendar year, no participant may be granted stock options, stock appreciation rights or other stock grants with regard to more than 1 million shares of Common Stock and more than $15 million in cash.

Administration

The Personnel and Compensation Committee will continue to administer the Plan as it applies to key officers and executives, and the Nominating and Governance Committee will continue to administer the Plan as it applies to members of the Board of Directors. Each of the Personnel and Compensation Committee and the Nominating and Governance Committee, as applicable, is individually referred to as the “ATI Committee” and are collectively referred to as the “ATI Committees.” Members of the ATI Committees must be “non-employee directors” and “outside directors” to the extent required to meet applicable regulatory requirements. This means that they cannot be current or former Company officers or employees and may not receive compensation from the Company except in their capacity as directors. The independent members of the Board may assume responsibilities otherwise assigned to the ATI Committees and may amend, alter or discontinue the Plan at any time. However, none of these actions may impair a participant’s existing rights without the participant’s consent. Also, the independent Board members and the ATI Committees cannot amend the Plan without stockholder approval if the amendment would materially modify the Plan by increasing the benefits accrued to participants under the Plan, increasing the number of securities which may be issued under the Plan, modifying the requirements for participation in the Plan, or including a provision allowing the Board to lapse or waive restrictions at its discretion, or in other cases, if approval is required to qualify for or comply with applicable tax or regulatory requirements.

As the Plan applies to employees, the Personnel and Compensation Committee has the authority to select employees to whom it will grant awards, to determine the types of awards and the number of shares covered, to set the terms and conditions of the awards and to cancel or suspend awards. As the Plan applies to non-employee directors, the Nominating and Governance Committee has the authority to determine the types of awards to be granted to directors and the number of shares covered, to set the terms and conditions of the awards and to cancel or suspend awards. Each ATI Committee also has the authority to interpret the Plan, establish and modify administrative rules, impose conditions and restrictions on awards, determine whether a transition to consultant or non-employee director constitutes a retirement, and take such other action it considers necessary or appropriate.

Eligibility

All officers and key employees of the Company and its subsidiaries are eligible to be selected as participants. All non-employee members of the Board of Directors are eligible to receive stock awards under the Plan. The Personnel and Compensation Committee may also grant awards, other than incentive stock options, to non-employees who, in its judgment, render significant services to the Company or any of its subsidiaries. The Company currently has approximately 350 officers and key employees who participate in the Plan and eight non-employee directors who participate in the Plan. In the event that the Plan as amended would have been in effect in 2009, no grants to the executive officers would have changed.

Term

The Plan has an expiration date of May 1, 2017.

Stock Options

The Personnel and Compensation Committee may grant incentive stock options under the Internal Revenue Code to employees and the ATI Committees may grant nonqualified options that do not qualify as incentive stock options to participants. The ATI Committees determine the option grant price and the term of the option, although the price must be equal to or greater than the fair market value of the Common Stock on the date of the grant, and the price and terms of incentive stock options must meet the requirements of the Internal Revenue Code. An option is exercisable at such times as the ATI Committees determine.

The participant must pay the option exercise price in full on exercise. The participant may pay the price in cash, by surrendering shares of Common Stock with a value equal to the exercise price, or by a combination of cash, shares of Common Stock, or other consideration approved by the respective ATI Committee.

Options will terminate on the terms and conditions that the ATI Committee specifies in the award agreement, although the term cannot exceed ten years. Generally, when a participant’s employment terminates for any reason other than death or disability or retirement (as defined in the Plan), any stock options that were not then exercisable expire and options that were then exercisable expire 30 days after the date of termination. In general, when a participant’s employment terminates due to death, all outstanding stock options vest and are exercisable for twelve months from the date of death. In the case of disability or retirement, options continue to vest and are exercisable over their remaining term.

The ATI Committees may permit participants to transfer stock option awards to immediate family members or family trusts. Otherwise, stock option awards are not transferable during the participant’s lifetime.

The Company has chosen to not grant stock options as a matter of policy, and has not granted stock options to employees since 2003. Although the ATI Committees retain discretion to award options, there is no present intention to do so except in recruitment or retention situations.

Stock Appreciation Rights

A stock appreciation right entitles the holder to receive, upon exercise, the excess of the fair market value of the shares on the exercise date over the SAR exercise price. The ATI Committees may grant SAR awards as stand-alone awards or in combination with a related option award under the Plan. The terms and conditions that govern the related stock option generally govern SARs granted in combination with options.

The ATI Committee determines the exercise prices of SARs, which will not be less than the fair market value of the underlying stock on the date of the grant. Payment upon exercise of SARs will be in cash or Common Stock, as determined by the ATI Committee.

Restricted Shares

Restricted shares are shares issued with conditions or contingencies. Until the conditions or contingencies are satisfied or lapse, the restricted stock is subject to forfeiture. The ATI Committees establish the terms and conditions applicable to a restricted stock award. Under the terms of the Plan, a grant of restricted shares is subject to a minimum forfeiture period of at least three (3) years or, so long as vesting is based on performance criteria, at least one (1) year, unless the ATI Committee deems a shorter period is necessary for recruitment purposes. With respect to performance-based grants to covered employees (generally, the named officers in the Summary Compensation Table of the Proxy Statement), performance targets will be specified levels of one or more of the performance goals specified in the Plan. See “Performance-Based Compensation” below.

A recipient of restricted shares has the right to vote the shares and to receive dividends on the shares once the shares are earned unless the ATI Committee determines otherwise. If an employee participant ceases to be an employee before the end of the contingency period, the award is forfeited, subject to such exceptions as the ATI Committee may authorize.

The ATI Committees, in their sole discretion, may waive all conditions or contingencies relating to a restricted share award under certain circumstances (including the death, disability, or retirement of a participant, or a material change in circumstances arising after the date of grant) and subject to such terms and conditions as it deems appropriate.

Performance Awards

The ATI Committees may grant performance awards to participants on the terms and conditions specified by the ATI Committees. Under a performance award, a participant receives a payment from the Company based on the extent to which predetermined performance targets are achieved over a specified award period. Performance awards may be denominated and/or paid in cash, Common Stock or a combination of both, as determined by the ATI Committees.

The ATI Committees establish the duration of an award period and the performance targets. They also decide whether the performance levels have been achieved, what amount of the award will be paid and the form of payment, which may be cash, stock or other property or any combination.

In the case of awards to covered employees, the targets will generally consist of attaining specified levels of one or more of the performance goals specified in the Plan. See “Performance-Based Compensation” below. When circumstances occur which the ATI Committees determine to be extraordinary and to cause predetermined performance targets to be an inappropriate measure of achievement, the ATI Committees, in their discretion, may adjust the performance targets to the extent consistent with the provisions of the Internal Revenue Code relating to the deductibility of the award for federal income taxes.

Generally, a participant will forfeit all rights to a performance award if the participant terminates employment before the end of the award period, unless the Personnel and Compensation Committee determines otherwise. On retirement, if the Personnel and Compensation Committee determines that an award should be paid, or in the case of death or disability, the award will be pro-rated based on the number of months the participant was employed during the award period.

Other Stock-Based Awards

The ATI Committee may make other awards of stock purchase rights or cash awards, Common Stock awards or other types of awards that are valued in whole or in part by reference to the value of the Common Stock. The ATI Committee will determine the conditions and terms that apply to these awards.

Short-Term Cash Incentive Awards

The Personnel and Compensation Committee may make performance-based annual cash incentive awards to covered employees, as follows:

•	The class of persons covered consists of those senior executives who the ATI Committee determines to be subject to Section 162(m) of the Internal Revenue Code.

•	The targets for annual incentive payments to covered employees will consist only of specified levels of the performance goals specified in the Plan. See “Performance-Based Compensation” below.

•	In administering the incentive program and determining incentive awards, the Personnel and Compensation Committee will not have the flexibility to pay a covered executive more than the incentive amount indicated by the executive’s attainment of the performance goals under the applicable payment schedule. The Personnel and Compensation Committee will have the flexibility, in its discretion, to reduce this amount.

Change in Control

In order to preserve the value of outstanding awards for participants in the event of a change in control of the Company, unless the ATI Committees determine otherwise at the time of the grant of a particular award, if a change in control of the Company occurs:

•	stock options and SARs immediately become exercisable;

•	the restrictions on all restricted shares lapse;

•	all performance awards become immediately payable; and

•	all other awards under the Plan vest and become nonforfeitable.

A change in control of the Company means any of the following events:

•	the acquisition of 25% or more of the Common Stock by a person or group, other than an acquisition approved by the Board of Directors;

•	a change in the composition of the Company’s Board of Directors such that the individuals who constitute the Board of Directors as of the effective date of the Plan no longer constitute at least two-thirds of the Company’s Board of Directors (unless the change is made by persons nominated by a Board at least two-thirds of whom were incumbent Board members);

•	consummation of certain mergers, reorganizations or consolidations; or

•	consummation of a complete liquidation or dissolution of the Company or a sale or other disposition of substantially all of the Company’s assets.

Performance-Based Compensation

Section 162(m) of the Internal Revenue Code limits the amount of the deduction that a company may take on its U.S. federal tax return for compensation paid to any covered employees (the Code refers to the named officers in the Summary Compensation Table of the proxy statement as “covered employees.”) The limit is $1 million per covered employee per year, with certain exceptions. This deductibility cap does not apply to “performance-based compensation,” if approved by the stockholders. The Company believes that certain awards under the Plan will qualify as performance-based compensation, if stockholders approve the Plan and it is otherwise administered in compliance with Code Section 162(m).

The Plan contains a number of measurement criteria that the Personnel and Compensation Committee may use to determine whether and to what extent a covered employee has earned a restricted stock award, performance award, other stock-based award or a short-term cash award.

The measurement criteria that the Personnel and Compensation Committee may use to establish specific levels of performance goals include any one or a combination of the following: operating income, operating profit, income before taxes, net income, earnings per share, return on investment or working capital, return on stockholders’ equity, economic value added (the amount, if any, by which net operating profit after tax exceeds a reference cost of capital), balanced scorecard, reductions in inventory, inventory turns and on-time delivery performance. The Personnel and Compensation Committee may set performance goals based on the achievement of specified levels of corporate-wide performance or performance of the Company subsidiary or business unit in which the participant works, safety measures, and other quantifiable, objective measures of individual performance relevant to the particular individual’s job responsibilities. The Committee may make downward adjustments in the amounts payable under a performance-based compensation award, but it may not increase the award amounts or waive the achievement of a particular goal.

Tax Aspects of the Plan

The grant of a nonqualified stock option or SAR under the Plan has no U.S. federal income tax consequences for the participant or the Company. Upon exercise of a stock option or SAR, the Company may take a tax deduction and the participant realizes ordinary income. The amount of this deduction and income is equal to the difference between the fair market value of the shares on the date of exercise and the exercise price of the stock option or SAR. The Personnel and Compensation Committee may permit participants to surrender Common Stock or have Common Stock withheld from the shares otherwise issuable in connection with the award to satisfy the required withholding tax obligation.

In the case of incentive stock options awarded to an employee, the participant does not recognize income on the grant or the exercise and the Company is not entitled to a deduction. However, the amount by which the fair market value of the Common Stock on the date of exercise exceeds the exercise price is counted in determining the participant’s alternative minimum taxable income. When the participant disposes of the shares acquired on the exercise of an incentive stock option, the gain or loss recognized is treated as long-term capital gain or loss unless the disposition occurs within one year after the exercise or within two years after the grant of the incentive stock option; if the participant makes an earlier disposition of these shares, the participant may recognize ordinary income, to the extent the fair market value of the Common Stock on the date of exercise exceeds the exercise price (but not in excess of the amount the participant realizes in connection with the disposition) and the Company may take a deduction at the same time and for the same amount. The participant will also recognize capital gain, to the extent the amount realized on the sale of the Common Stock exceeds the participant’s basis in the Common Stock, which gain will be long-term or short-term, depending on how long the participant has held the Common Stock.

Regarding Plan awards (other than stock options or SARs) that are settled either in Common Stock or other property that is either transferable or not subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the cash or the fair market value of the Common Stock or other property received. The Company may take a deduction for the same amount.

Regarding Plan awards (other than stock options or SARs) that are settled either in cash or in Common Stock or other property that is subject to contingencies restricting transfer and to a substantial risk of forfeiture, the participant must recognize ordinary income equal to the cash or the fair market value of the Common Stock or other property received (less any amount paid by the participant) when the Common Stock or other property first becomes transferable or not subject to substantial risk of forfeiture, whichever occurs first. The Company may take a deduction at the same time and for the same amount.

The Personnel and Compensation Committee has discretion as to any award under the Plan to grant a participant a separate cash amount at exercise, vesting or lapse of restrictions to meet mandatory tax withholding obligations or to reimburse for any individual taxes paid.

The deductibility under the Internal Revenue Code of compensation payable under the Plan to covered employees is subject to the requirements of Section 162(m). The Incentive Plan is intended, with the approval of stockholders, to meet such requirements to the extent the awards are performance-based.

Recent Share Price

On March 17, 2010 (the record date for the Annual Meeting), the closing trading price on the New York Stock Exchange for Company Common Stock was $52.57 per share.

Director Restricted Stock and Awards to Executives

Pursuant to the Company’s Non-Employee Director Restricted Stock Program, the Nominating and Governance Committee intends to make an annual retainer fee award of Restricted Shares having a value of $100,000 to each member of the Board of Directors, subject to the approval of the stockholders of the Amended and Restated 2007 Incentive Plan at the 2010 Annual Meeting. The valuation used to determine the number of shares to be issued will be based on the average of high and low trading prices on the date of the grant. Generally, the stock awards will not vest for three years. For future grants, during the restriction period, directors will not be entitled to receive dividends paid on the restricted shares until the restrictions lapse, and restricted shares will vest on death, retirement with the consent of the Company, or a change in control (as defined in the Incentive Plan). See “Director Compensation.”

While the Personnel and Compensation Committee has established general guidelines with respect to its compensation programs for officers and key employees which are described in the Compensation Discussion and Analysis section of this Proxy Statement, the designation of specific participants and the amount of any other award that may be made under the Plan will be determined in the discretion of the Personnel and Compensation Committee.

Vote Required for Approval

Approval of the amendment and the restatement of the Plan requires the affirmative vote of a majority of votes cast by holders of shares of Common Stock present in person or represented by proxy and entitled to vote at the meeting, provided that the number of votes cast must constitute a majority of the votes entitled to be cast at the meeting. The Board has approved the Plan and believes it to be in the best interests of the Company and the stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT
YOU VOTE FOR THE APPROVAL OF
THE AMENDED AND RESTATED 2007 INCENTIVE PLAN.

Ratification of Selection of Independent Auditors — Item C on Proxy Card

Ernst & Young LLP (“Ernst & Young”) has served as independent auditors for the Company since August 15, 1996. They have unrestricted access to the Audit Committee to discuss audit findings and other financial matters. The Audit Committee of the Board of Directors believes that Ernst & Young is knowledgeable about the Company’s operations and accounting practices and is well qualified to act in the capacity of independent auditors.

In appointing Ernst & Young as the Company’s independent auditors for the fiscal year ending December 31, 2010, and making its recommendation that stockholders ratify the selection, the Audit Committee considered whether the audit and non-audit services Ernst & Young provides are compatible with maintaining the independence of the our outside auditors.

If the stockholders do not ratify the selection of Ernst & Young, the Audit Committee will reconsider the selection of Ernst & Young as the Company’s independent auditors.

Representatives of Ernst & Young will be present at the Annual Meeting. They will be given the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions following the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP
AS INDEPENDENT AUDITORS FOR FISCAL YEAR 2010.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy that sets forth the manner in which the Audit Committee will review and approve all services to be provided by Ernst & Young before the firm is retained to perform the service. Under this policy, the engagement terms and fees of all audit services and all audit-related services are subject to the specific pre-approval of the Audit Committee. In addition, while the Committee believes that the independent auditor may be able to provide tax services to the Company without impairing the auditor’s independence, absent unusual circumstances, the Audit Committee does not expect to retain the independent auditor to provide tax services. Under the policy, the Committee has delegated limited pre-approval authority to the Chair of the Committee with respect to permitted, non-tax related services; the Chair is required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee pre-approved all audit and non-audit services provided by Ernst & Young in 2009 and 2008.

Independent Auditor: Services and Fees

The fees and expenses billed by Ernst & Young for the indicated services performed during 2009 and 2008 were as follows:

Service	2009	2008

Audit fees	$2,973,000	$3,160,000
Audit-related fees	335,000	224,000
Tax fees	—	26,000
All other fees	2,000	4,000

Total	$3,310,000	$3,414,000

“Audit fees” consisted of fees related to the annual audit of the Company’s consolidated financial statements and review of the financial statements in our Quarterly Reports on Form 10-Q, Sarbanes-Oxley Section 404 attestation services, audit and attestation services related to statutory or regulatory filings, the issuance of consents, and captive insurance company audits.

“Audit-related fees” consisted of fees related to the audits of employee benefit and pension plans.

“Tax fees” consisted of fees related to IRS transcript reviews.

“All other fees” consisted of subscriptions to Ernst & Young’s web-based EYOnline accounting reference library.

Audit Committee Report

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the year ended December 31, 2009, which include the consolidated balance sheets of the Company as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2009, and the notes thereto (collectively, the “Financial Statements”).

Management is responsible for the Company’s internal controls and financial reporting process. Ernst & Young LLP (“Ernst & Young”), the Company’s independent auditors, are responsible for performing an independent audit of the Company’s Financial Statements in accordance with generally accepted auditing standards and expressing an opinion as to their conformity with generally accepted accounting principles and for attesting to management’s report on the Company’s internal control over financial reporting. One of the Audit Committee’s responsibilities is to monitor and oversee the financial reporting process and to review and discuss management’s report on the Company’s internal control over financial reporting.

The Audit Committee has reviewed, met and held discussions with the Company’s management, internal auditors, and the independent auditors regarding the Financial Statements, including a discussion of quality, not just acceptability, of the Company’s accounting principles, and Ernst & Young’s judgment regarding these matters.

The Audit Committee discussed with the Company’s internal auditors and independent auditors matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU§ 380). The Audit Committee met with the internal auditors and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee has also discussed with Ernst & Young matters required to be discussed by applicable auditing standards.

The Audit Committee has received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has also considered the compatibility of non-audit services with Ernst & Young’s independence. This information was also discussed with Ernst & Young.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors at the February 25, 2010 meeting of the Board that the Financial Statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 as filed with the Securities and Exchange Commission. The Board has approved this inclusion.

Submitted by:
AUDIT COMMITTEE, whose members are:
Michael J. Joyce, Chairman
James C. Diggs
Barbara S. Jeremiah
Louis J. Thomas
John D. Turner

OTHER BUSINESS

The Company knows of no business that may be presented for consideration at the meeting other than the items indicated in the Notice of Annual Meeting. If other matters are properly presented at the meeting, the persons designated as proxies on your proxy card may vote at their discretion.

Following adjournment of the formal business meeting, L. Patrick Hassey, Chairman, President and Chief Executive Officer, will address the meeting and will hold a general discussion period during which the stockholders will have an opportunity to ask questions about the Company and its business.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis (“CD&A”) reviews the Company’s executive compensation programs, and the policies and decisions of the Personnel and Compensation Committee of the Board of Directors (the “Committee”) with respect to the Company’s named executive officers listed in the Summary Compensation Table on page 49 (the “named officers”).

The Committee has a two-fold task with respect to the Company’s compensation programs:

•	linking executives’ compensation to performance objectives that mesh with the Company’s business plans and advance the interests of its stockholders, and

•	supervising management’s implementation of the compensation programs for the Company’s other key employees.

The purposes of the Company’s executive compensation programs are:

•	to provide compensation levels benchmarked to attract and retain exceptional managerial talent for the present and future, and

•	to offer incentive-based programs (i) in order to challenge managers to achieve business goals within their area of authority but without imprudent risk and (ii) in the interests of Company stockholders.

The Company uses a “pyramid” approach to administer its compensation programs. Under this “pyramid” approach, an individual’s position and level of responsibility determines the compensation plans in which the individual is entitled to participate. The following performance pyramid summarizes the principles of each of the compensation plans in which the named officers participate.

© 2010 ATI

Key Executive Performance Plan (“KEPP”)

The KEPP is a cash-based incentive plan with a three-year performance measurement period. Only members of management’s executive committee (a group that includes the named officers) are eligible to participate in this plan. Performance is measured by the degree to which, for Level One, pre-set goals of Company income before taxes, and, for Level Two, specific operational and team-oriented goals, are achieved each over the three-year period. The purpose of the program has been to drive the Company’s earnings during the three-year period and simultaneously target the specific long-range business objectives achievable over the three-year period and the long term. The overall objective has been to build the platform on which the Company can achieve long-term, profitable growth.

Total Shareholder Return Incentive Compensation Program (“TSRP”)

Under the TRSP, awards denominated in shares of Company Common Stock are earned to the extent that returns on Company Common Stock (generally, trading price increase plus dividends) exceed the returns on the common stock of members of a peer group over a three-year performance measurement period. Approximately 50 key executives (including the named officers) participate in this plan. The purpose of this program is to focus management directly on returns to stockholders.

Performance/Restricted Stock Program (“PRSP”)

Shares of performance/restricted stock are awarded to participants under the PRSP. The restrictions provide that one-half of each award will vest, if at all, only if pre-set earnings targets are achieved over a three-year period. Vesting of the other half will accelerate if the performance targets are reached after three years, but otherwise will vest only if the employee is employed by the Company on the fifth anniversary of the grant. Approximately 100 key managers participate in this plan (including the named officers). However, because this broader group of managers represents the pool of talent for future management, the plan has a time-based vesting retention feature. This program is primarily designed to drive Company earnings.

Annual Incentive Plan (“AIP”)

The AIP is a cash-based, annual incentive bonus plan in which approximately 350 key employees participate (including the named officers). Performance is measured based on a weighted formula that takes into account operating earnings, operating cash flow, manufacturing improvements, employee safety, environmental compliance and responsiveness to customers. This diverse matrix of measures allows the Committee, for the named officers, to direct attention to goals and achievements within each participant’s direct control.

Base Salary

All salaried employees are paid a base salary that is benchmarked against a group of public companies with which the Company competes for salaried employees. For reasons driven by the geography of the Company’s operating locations and based on skill-set requirements, the peer group for salary benchmarking is somewhat different from the peer group used for measuring relative stock price returns. The peer group for stock price returns is focused more on the Company’s industrial and capital markets classifications.

Compensation Philosophy

For many years, and continuing in 2009, the Committee’s approach to all manager compensation has been to offer a package consisting of base salary competitive with an identified peer group of companies and incentive opportunities that are performance-oriented and linked to the interests of stockholders. The Committee develops a prudent balance of annual and three-year programs measuring diverse criteria to discourage inappropriate risk. With respect to the named officers, the program consists of base salary, potential annual cash-based incentives, and longer-term (generally three-year) cash and/or equity compensation plans. The Committee’s intention is for a substantial portion of the named officers’ compensation to be at risk, and for total compensation for the named officers to be at approximately the midpoint of peer group compensation, if actual Company performance is at the midpoint of actual peer group performance.

The Committee has consistently determined that the executive compensation program be:

•	Performance-oriented, with opportunities for superior compensation for superior results;

•	Attractive for long-term careers with the Company, with appropriate retention features;

•	Linked to the interests of stockholders; and

•	Competitive in the aggregate.

Performance-Oriented

The Committee believes that management employees should have significant portions of compensation at risk by linking compensation to the attainment of Company performance goals — that is, the more senior the manager, the larger the percentage of compensation that should be at risk. The Committee believes that, if performance exceeds goals, total compensation should exceed the midpoint of compensation for the peer group described below, and that total compensation should be less than the midpoint of the peer group if actual Company performance does not achieve target levels.

The Committee views the executive compensation program as a management tool that, through goal and target setting, encourages the management team to achieve or surpass the Company’s business objectives. The array of goals and targets used across all management levels, which include both financial performance measures as well as pre-set goals within a particular participant’s area of responsibility, are designed to encourage a team-oriented approach to achieving Company profitability objectives and positioning the Company for the challenges of the future. The Committee scales compensation challenges and opportunities by level of responsibility and focuses performance on measures particular managers can most directly influence. The Committee believes that the performance goals and targets will challenge, attract and retain superior managers experienced in the Company’s businesses and direct their efforts toward achieving specific tasks that the Board and senior executives determine to be necessary for profitable growth.

Attractive for Long-Term Careers

The executive compensation program is designed to attract and retain a deep pool of managerial talent that shares the Company’s commitment to enhancing stockholder value in the short and longer terms. Base salaries are generally intended to be at the approximate mid-point of the peer groups described below. In addition, the Company offers a number of competitive retirement plans which are described in more detail under the heading “Other Compensation Policies — Defined Contribution Plans.”

Linking Compensation to the Interests of Stockholders

Over the last several years, the Committee has implemented its pay-for-performance philosophy by using performance metrics, such as earnings, income before taxes, stock price performance and the completion of operational tasks, as the principal goals for the performance-oriented programs, particularly for the named officers. Since 2004, the Company’s business plans have progressively focused on the profitable growth of the Company, proceeding through stages of reversing losses incurred in years prior to 2004, then diversifying the Company’s mix of products, and then toward achieving market leadership through demonstrated quality in core product lines with an emphasis on the most profitable product lines. Throughout, the Company’s business plans have focused on internal generation of the funds necessary for sustainable profitable growth and product and end market diversification. The Committee believes that focusing compensation programs first on earnings, income before taxes and stock performance directs management’s energies toward achieving those longer term goals.

The Company also has implemented stock ownership guidelines for its directors and officers, as discussed in the “Other Compensation Policies” section on page 44 of this Proxy Statement.

Competitive in the Aggregate

The Committee reviews with outside advisors Mercer (US), Inc. (“Mercer”) and K&L Gates LLP the compensation forms and practices at peer groups of companies (i) with which the Company competes for talent and skill sets in the Company’s multiple locations and (ii) in our industrial classification. The Committee uses this information as benchmarks to set base compensation levels throughout the management team at approximate mid-points of these groups. As described above, the incentive portions of the compensation programs provide opportunities to earn additional amounts if performance goals are met or exceeded, or less if performance goals are not met.

Process

Role of the Committee

The Personnel and Compensation Committee is composed of three independent, non-employee directors. With regard to the named officers and other members of management’s executive committee, the Committee has the sole responsibility to carry out the Company’s overarching policy of linking the compensation program to the interests of stockholders. The Committee also has the responsibility to outline the programs for management employees more generally and to supervise management’s implementation of those programs to ensure a continuing source of leadership for the Company.

Monitoring of Performance and Progress Throughout the Year

The Committee meets periodically during the year to monitor Company and individual performance. At these meetings, the Committee is provided with current but unaudited financial data and with internal Company reports on key performance measures to assess management’s interim progress toward achieving business objectives and the potential payouts under the plans. Portions of these meetings are attended by members of executive management and, from time to time, by the Committee’s outside compensation and legal advisors, with and without management being present. These meetings assist the Committee with its evaluation of whether the compensation programs continue to support and direct performance as required to achieve the Company’s business goals.

Compensation Consultant

Beginning in late 2006, and for 2009, the Committee retained Mercer, one of few nationally recognized executive compensation consultants, to serve as its independent outside compensation consultant. The Committee, under its charter, has the sole authority to retain and terminate any compensation consultant used in the evaluation of executive compensation and has the sole authority to approve the retention terms of the consultant, including fees. The compensation consultant is retained solely by the Committee and is responsible only to the Committee. Implicit in the determination to retain a consultant is the Committee’s review of the appropriate qualifications of the consultant, including independence. Upon the retention of a compensation consultant, the Committee assures itself as to the independence of the consultant and re-evaluates the consultant’s independence on an ongoing basis. The Committee may, at any time, contact the consultant without interaction from management. With regard to executive compensation matters, Mercer assists the Committee in reviewing the continued suitability of the peer group used for setting base pay amounts and stockholder return achievement, and for reports on comparable company executive compensation practices.

Mercer and its affiliates have been retained by the Company to provide services unrelated to executive and director compensation matters and have provided these other services to the Company for several years. The Company and the Committee believe that, even though Mercer and its affiliates provide certain non-compensation consulting services, it does not affect Mercer’s ability to provide competent and independent advice relating to executive or director compensation matters. The Committee played no role in reviewing or approving the following other services provided by Mercer to the Company as these services were approved by management in the normal course of business. The Company utilizes Marsh, Inc., a national insurance broker, for placement of the Company’s various insurance policies and related consulting services, for which aggregate fees in 2009 were approximately $1.2 million. Also in 2009, Mercer Health and Benefits, Inc. provided consulting services relating to health and benefits matters, such as active employee and retiree medical expenses and premiums, and data-gathering and analysis of medical costs, for an aggregate fee of approximately $409,000. Mercer (US), Inc. provided consulting and actuarial services and studies relating to the Company’s defined benefit pension plan for fees totaling approximately $1.1 million. Mercer HR Services provided administrative services for the Company’s defined contribution plans and health benefit and defined benefit plans, including ongoing daily benefit administration, call center and website administration, and open enrollment for health benefit plans, for fees totaling approximately $5.5 million in 2009. Total fees for consulting services relating to executive and director compensation were approximately $147,000 for 2009.

Peer Group Companies and Benchmarking

The Committee recognizes that there are no public companies that engage in the full range of the Company’s specialty metals production, fabrication, marketing and distribution. The Committee has selected the peer group companies on the bases of relative similarity to one or more of the aspects of the Company’s businesses and on the risk profiles typically assigned to those companies by the capital markets.

The Committee recognizes that some companies in the peer group are more heavily involved in one aspect of the Company’s business than in others. For example, two members of the peer group are involved almost exclusively in the titanium business (and one more in fabrication than production) while others’ businesses are primarily focused on less specialized stainless steel production and distribution, and some are more heavily involved in sales rather than in production or fabricating. However, on balance, the Committee believes the peer group is representative of companies in the Company’s industry that serve similar markets.

In 2008, the Company expanded its peer group to reflect a broader view of the Company’s products, markets and services. For 2009 (including the 2009-2011 performance period), the same peer group was used as in 2008, and consisted of the following companies:

AK Steel Holding Corporation	Precision Castparts Corp.
Alcoa Inc.	Reliance Steel & Aluminum Co.
Brush Engineered Materials	RTI International Metals, Inc.
Carpenter Technology Corporation	Schnitzer Steel Industries, Inc.
Castle (AM) & Co.	Steel Dynamics, Inc.
Commercial Metals	Timken Co.
Gerdau Ameristeel Corp.	Titanium Metals Corporation
Kennametal Inc.	United States Steel Corporation
Ladish Co.	Universal Stainless & Alloy Products
Nucor Corporation	Worthington Industries

The “Five-Year Total Stockholder Return” section of this Proxy Statement shows the peer groups’ performance over the past five years relative to Company performance and the S&P 500 Index.

In addition to peer group information, Mercer also provides the Committee with information as to the compensation practices across a wider group of industrial companies. With primary reliance on the peer group, and using information about the wider group of companies as a check against the peer group information, this “benchmarking” process assists the Committee with assessing the competitiveness of the Company’s programs and earnings opportunities relative to, as well as determining the approaches to compensation used by, the peer companies and other industrial enterprises.

Inherent in this process is a review of the financial performance of such companies to determine the relative efficacy of the programs they use in comparison to the Company’s goals and plans. The Committee considers the Company’s financial performance and other information they receive in the course of their service on the Board of Directors and on other Board committees. All of the foregoing information enables the Committee to evaluate the relative performance of the Company’s senior management team individually and in the aggregate and to make informed judgments concerning compensation programs, methods and award opportunities.

The Committee believes that the benchmarking process provides an important frame of reference for measurement and a perspective of competitive practices, but should not be the sole determinant of compensation practices at the Company. The Committee also takes into account the Company’s specific business plans and opportunities in order to fashion compensation programs intended to incentivize employees to achieve the Company business plans.

Internal Pay Equity

The Committee has been advised by Mercer regarding the relative compensation among the named officers. Peer company practices generally focus on traditional job functions within the portfolio associated with a specific title. For the past several years and in 2009, the Committee’s practices for setting base compensation and incentive opportunities for two executive vice presidents recognizes that the functions of these individuals are collaborative and each embraces a broader skill set than traditional titles imply. For the other three named officers, the job functions reflect those normally associated with a particular title. Base compensation and incentive opportunities for the other three named officers reflect the degree of responsibility inherent in the operations supervised. In setting compensation opportunities, the Committee maintains appropriate ratios of compensation between the CEO compensation opportunities and the compensation opportunities of the executive vice presidents of the Company and of each of the other named officers. Recognizing the ultimate management responsibility of the CEO, base pay and compensation opportunities are significantly greater for the CEO than for the two executive vice presidents and the other named officers of the Company.

Implementation of Compensation Levels and Opportunities

Near the end of each year, the Board (including members of the Committee) receives the Company’s annual and longer-term business plans and has several opportunities to question management about those plans. For the last several years, at the Committee’s January meeting, the Committee thoroughly discusses which compensation programs, levels and goals were effective for the performance measurement periods then recently ended in December and which programs, levels and goals would optimize the achievement of the Company’s business plans for future periods without introducing systemic risk driven by compensation programs. The Committee also solicits the views of its advisors as to whether the programs under consideration reflect and support achievement of the Company’s business plan. Generally, at the Committee’s next meeting, in February or March, the Committee authorizes compensation programs for future periods and sets specific performance goals for senior management in light of approved business plans. In addition, at that time, the Committee designs compensation programs for other members of the management group and directs senior managers to make awards under those programs consistent with guidelines given by the Committee. Members of executive management, primarily the CEO, have the discretion to fashion specific awards to key employees who are not named officers. No compensation awards under the long-term compensation plans have been made after the Committee’s February or March meeting in which compensation programs are authorized for future periods, as discussed above. However, awards may be made under the AIP after that time and awards under the AIP can be adjusted or pro-rated as necessary during the course of the year.

When setting compensation under the AIP and for the three-year performance measurement periods of the longer term incentive plans, the Committee looks to the prospective periods and does not take into account amounts earned in prior periods. The peer review process indicates this to be the industry practice. Moreover, the Committee does not believe it to be in the best interests of the Company to reduce prospective compensation opportunities if excellent performance in past periods has produced maximum cash awards and has caused the value of equity awards to increase significantly from the value on date of grant. Similarly, prospective compensation opportunities are not increased if past periods produced lower than targeted realizations of cash or equity awards.

Throughout the target setting and progress monitoring meetings, the Committee provides Mercer with the opportunity to discuss concepts without the presence of Company personnel.

Committee Discretion

The Committee has always retained broad discretion to make compensation awards for recruitment and retention purposes as well as to reward extraordinary performance. The key concept in the named officer compensation program is and has been to provide comparatively modest compensation for average performance but to recognize superior performance with top quartile compensation. The Committee has the discretion to make awards above the amounts awarded under any plan to recognize extraordinary performance. In past years, the Committee exercised its discretion to increase awards when circumstances indicated it to be appropriate. The Committee did not exercise this discretion in 2009 with regard to the named officers.

Compensation Elements

Base Salary

The Committee views the executive compensation program as integrated through several levels of the Company’s management employees. Base salary for the named officers was benchmarked using a peer group survey prepared by Mercer. The Company’s practice had been to set base compensation for the named officers at or near the mid-point of the peer group. However, for 2009, the Committee was advised by Mercer that base salaries for the Company’s named officers were less than the 50th percentile of base pay for the peer group. In light of the economic conditions, the Committee chose not to increase base salaries to match the peer group. Instead, the Committee chose to increase the opportunities of the named officers to earn incentive compensation under the Company’s existing long-term incentive compensation plans, as discussed below. See the “Salary” column of the Summary Compensation Table on page 49 for more information regarding the 2009 base salaries of the named officers.

Annual Incentive Plan or “AIP”

Overview. The AIP is a cash-based, incentive bonus plan in which approximately 350 key employees (including the named officers) participate. Performance is measured based on a weighted formula that takes into account operating earnings, operating cash flow, manufacturing improvements, employee safety, environmental compliance and responsiveness to customers. This diverse matrix of measures allows the Committee, for senior managers (including the named officers), and management, for other managers, to direct attention to goals and achievements within each participant’s direct control. A prerequisite to any award under the AIP is compliance with ATI’s Corporate Guidelines for Business Conduct and Ethics.

Performance Criteria. In considering performance targets for the 2009 AIP, the Committee took into account the Company’s business and operations plans. Corporate wide goals are set in a bottom-up process. Each operating division’s business plan and business conditions for 2009 were separately reviewed in setting targets, as were the expectations for manufacturing improvements, safety and environmental improvements, and customer responsiveness at each division. The resulting aggregate targets shown below are corporate wide and the focus for named officer compensation. The Committee recognized that opportunities for 2009 should allow for reasonable rewards for meeting, and larger amounts for exceeding, the performance goals that represented substantial challenges to AIP participants. The Company performance goals for 2009 consisted of the following components, weighted as indicated:

AIP Goal	Weighting

Operating Earnings Achievements	40%
Operating Cash Flow Achievements (before capital expenditures)	30%
Manufacturing Improvements	10%
(Inventory Turns 5%) (Yield Improvements 5%)
Safety and Environmental Compliance	10%
(Lost Time Incidents 5%) (Recordable Incidents 5%)
Customer Responsiveness	10%
(Delivery Performance 5%) (Quality/Complaints 5%)

The Committee selected these factors as the measurable indices of performance.

Relative weight was assigned to reflect the interests of stockholders, with earnings receiving the largest weighting followed closely by internal cash generation. However, the day-to-day hallmarks of performance, including inventory turns, yield, avoidance of lost time injuries, degree of safety and environmental compliance, meeting delivery goals and absence of customer complaints at the operating divisions are included, since these factors can give managers indicators of problems in a way to make timely corrections. In setting the financial goals for these day-to-day measures, the Committee looks to prior year’s achievement and the planned activities at a particular operating division to set the requirements for the coming year.

For Messrs. Hassey, Harshman and Walton, attainment of the performance goals for determining individual 2009 AIP bonuses was based on the performance of the Company as a whole. For Mr. Dunlap, attainment of the performance goals for determining his 2009 AIP bonus was based 35% on the degree to which the Company as a whole attained the foregoing predetermined performance levels with relative weighting and 65% on the degree to which the Company’s ATI Allegheny Ludlum business unit attained the foregoing predetermined performance levels at the business unit level, with the same relative weighting. Similarly, for Mr. Davis, attainment of the performance goals for determining his 2009 AIP bonus was based 35% on the degree to which the Company as a whole attained the foregoing predetermined performance levels and 65% on the degree to which the Company’s ATI Wah Chang business unit attained the foregoing predetermined performance level, with the same relative weighting. In 2009, Mr. Davis received a bonus under the 2009 AIP of $241,301 based solely on ATI Wah Chang performance.

Under the 2009 AIP, no payments were to be made to the named officers if the operating earnings achieved were less than the established minimum (threshold), notwithstanding the level of achievement of the other performance criteria for the year. For 2009, the threshold, target and maximum targets for the aggregate Operating Earnings Achievements and Operating Cash Flow Achievements, as defined, were as follows (in millions):

	Threshold	Target	Maximum

Operating Earnings Achievements (40%)	$125	$272	$350
Operating Cash Flow Achievements (before capital expenditures) (30%)	$260	$400	$460

The 2009 target level of operating earnings achievement was set to be in line with the Company’s business plan as of February 2009.

Award Opportunities. The opportunities for the named officers under the AIP, as measured in percentages of base pay, are set each year in connection with the review of peer group practices. Individual AIP opportunities are granted at “Threshold,” “Target” and “Maximum” levels, which are predetermined levels of achievement of the performance goals and are expressed as a percentage of base salary. The following table sets forth the potential awards as percentages of base salary in effect for 2009 for each named officer:

Named Officer	Threshold	Target	Maximum

L. Patrick Hassey	87.5%	175%	350%
Richard J. Harshman	50%	100%	200%
Jon D. Walton	50%	100%	200%
Terry L. Dunlap	40%	80%	160%
Lynn D. Davis	40%	80%	160%

Level of Difficulty. The Committee sets the threshold, target and maximum levels for all AIP measures, including those relating to manufacturing improvements, safety and environmental compliance, and customer responsiveness, so that the relative difficulty of achieving the target level is consistent from year to year. The objective is to achieve target on average over a period of years but to make it difficult to achieve the maximum payout in any given year. Over the past three years, the named officers received no AIP bonus in 2009 (with the exception of Mr. Davis), payout above target for 2008, and the maximum payout for 2007. In 2009, the Committee acknowledged that, in hindsight, the performance thresholds were overly ambitious given the economic crisis and Company’s performance relative to its peers.

Committee Discretion. Under the AIP, even if the operating earnings goals are met, the Committee retains “negative discretion” to reduce actual amounts payable to each individual by up to 20% if the individual does not achieve the other predetermined goals for that year. The Committee also has the discretion under the AIP to pay up to an additional 20% of an individual’s calculated award as annual bonus if the Committee determines that such additional amounts are warranted under the circumstances, including achieving financial performance in excess of the maximum performance goals set for the year. No discretionary additional amount would be performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Committee did not exercise discretion with regard to any awards under the AIP for any of the named officers in 2009.

The Performance/Restricted Stock Program or “PRSP”

Overview. Under the PRSP, shares of performance/restricted stock are awarded to participants. The earnings threshold under the PRSP is set with respect to the Company’s three-year business plan. The PRSP program is primarily designed to drive Company earnings. One-half of the awards under the PRSP have only a performance-based vesting feature and the other half has both performance-based and time vesting components, as more fully described below. Approximately 100 key managers participate in this plan (including the named officers). However, because the broader group of managers represents the pool of talent for future management, the plan includes the time-based vesting retention feature. Because of its retention element, the earnings levels in this plan are not as challenging as the earnings levels in other incentive programs.

Performance Criteria. In February 2009, the Committee determined that for the 2009-2011 performance measurement period:

•	One-half of the stock-based award granted will vest, if at all, only upon the Company’s achievement of at least an aggregate of $300 million in net income (determined in accordance with U.S. generally accepted accounting principles) for the period of January 1, 2009 through and including December 31, 2011. If the net income target is not reached or exceeded on or before December 31, 2011, or if the individual leaves the employ of the Company for a reason other than retirement, death or disability, this one-half of the stock-based award will be forfeited.

•	The other one-half of the stock-based award is traditional restricted stock but also has a performance element. This one-half of each award will vest upon the earlier of (i) February 19, 2014 (if, except in the case of retirement, death or disability, the participant is still an employee of the Company on that date) or (ii) attainment of the $300 million in net income performance criteria for the January 1, 2009 through December 31, 2011 period.

The Committee decided to decrease the minimum amount of net income required for vesting under the PRSP to $300 million for the 2009-2011 measurement period from the $1.2 billion requirement in the 2008-2010 performance measurement period. The Committee’s decision was motivated principally by the Company’s expectations for decreased earnings at the time of grant, due, in large part, to weak global economic conditions.

Award Opportunities. The share amount of an individual’s performance/restricted stock award is calculated as a percent of base salary, based on the average of the high and the low trading prices of the Company’s Common Stock on the New York Stock Exchange on the date of the award, which was $22.64 per share on February 18, 2009. Furthering the Committee’s practices with respect to internal pay equities among the named officers, the respective percentages of base salary as set for 2009 used to determine the number of shares of performance/restricted stock for the named officers are as follows: Mr. Hassey, 200%, Messrs. Harshman and Walton, 125%, and Messrs. Dunlap and Davis, 100%. Dividends on performance/restricted stock granted in 2009 are paid in cash. In April 2009, the Company announced that it would no longer pay dividend equivalents on future grants of non-vested performance stock until earned.

The Total Shareholder Return Incentive Compensation Program or “TSRP”

Overview. The TSRP is an equity-based incentive plan in which awards are denominated in shares of Company Common Stock and participants have an opportunity to earn a number of shares based on a comparison of the Company’s total stockholder return (change in stock price plus dividends paid, or “TSR”) for a three-year performance measurement period, compared to the TSR for the same performance measurement period of a peer group of companies approved by the Committee. The target number of shares awarded (the “Opportunity Shares”) is determined at the start of the three-year performance measurement period using a per share value equal to the average of the high and low trading prices over the 30 trading days immediately preceding the first day of the performance measurement period. The percentile rank of returns on the Company’s Common Stock, or TSR, compared with actual TSR of the peer group for a three-year performance measurement period determines the number of shares, if any, received by the participants at the end of the period. The purpose of this program is to focus management directly on returns to stockholders. Approximately 50 key executives (including the named officers) participate in this plan.

Performance Criteria. The Committee established a new TSRP performance measurement period starting on January 1, 2009 and ending on December 31, 2011. Under the terms of the TSRP, the Committee selected the eligible participants, established the Opportunity Shares for each participant, and constructed the peer group of companies for that performance measurement period. The peer group used for the 2009-2011 performance measurement period is set forth on page 36.

At the end of the 2009-2011 performance measurement period, participants can earn varying percentages of their individual Opportunity Shares depending on the percentile rank of the Company’s TSR for the performance measurement period as compared to the TSR of the peer group for the same period. Interpolation is made between these points on a straight line basis. Company performance below the 25th percentile results in participants receiving no shares for the performance measurement period.

Award Opportunities. For the 2009-2011 performance measurement period, an individual’s Opportunity Shares were calculated by dividing a predetermined percentage of an individual’s base salary for 2009 by the average high and low trading prices of a share of Company Common Stock for the 30 trading days preceding January 1, 2009, or $22.23. The Opportunity Shares for each of the named officers are as follows: Mr. Hassey, 81,871; each of Messrs. Harshman and Walton, 24,067; Mr. Dunlap, 17,994, and Mr. Davis, 16,194.

For the 2009-2011 performance measurement period, the named officers can earn from 50% of their Opportunity Shares for Company performance at “threshold” (25th percentile), to 100% of the Opportunity Shares for Company performance at “target” (50th percentile), to a “maximum” of 300% of the Opportunity Shares for performance at the 90th percentile or above, as described above. The table below sets forth for each named officer for the 2009-2011 performance measurement period the percentage of the named officer’s base salary used to determine the number of shares awarded under the TSRP at various TSR percentiles.

	Percentage of Opportunity Shares Earned at Various TSR Percentiles
						(Maximum)
	(Threshold)	(Target)				90th Percentile and
	25th Percentile	50th Percentile	60th Percentile	70th Percentile	80th Percentile	Above

For all Named Officers	50%	100%	150%	200%	250%	300%

The number of shares of Company Common Stock earned, if any, are issued to the participants after the end of the performance measurement period. The number of shares earned, and their dollar value when earned, may exceed the dollar value of target at the time of the grant because this plan increases the number of shares that may ultimately be awarded for performance above the target level and because performance above the target level may contribute to a higher trading price of the Common Stock used to calculate the awards. Similarly, depending on the Company’s performance, the number of shares ultimately received may be less than the target level and the dollar value of awards earned could be less than the dollar value of the awards when granted.

The Key Executive Performance Plan or “KEPP”

Overview. The KEPP is a cash-based incentive plan with a three-year performance measurement period. Only the members of management’s executive committee (a group that includes the named officers) are eligible to participate in this plan. The KEPP was established by the Committee initially in 2004 in order to keep the Company’s long-term incentive programs competitive with peer companies. The overall objective of the KEPP has been to position the Company to achieve long-term, profitable growth. For purposes of the compensation tables, three KEPP performance measurement periods are applicable: 2007-2009 (KEPP IV), 2008-2010 (KEPP V), and 2009-2011 (KEPP VI).

As described below, cash targets under the KEPP are based on two levels — Level One and Level Two. Level One uses improvement in income before taxes (“IBT”) over a three-year base period to determine achievement. Level Two awards are based on the accomplishment of specific operational team tasks keyed to positioning the Company for future challenges, and are subject to the negative discretion of the Committee. No payments are permitted under Level Two if Level One achievements are below the threshold or at or above the maximum.

Performance Criteria. Since KEPP was adopted in 2004, its focus has been Company earnings because stockholders consider earnings when evaluating the Company’s performance and because earnings generate the resources for the Company to reposition itself through capital investment. The Level Two operational goals are developed as a roadmap for management to use to achieve the Level One financial goals.

For the 2007-2009 performance measurement period (KEPP IV), the focus was on optimizing the capital assets in which the Company invested over the recent past. The 2008-2010 performance measurement period (KEPP V) focuses on the completion of key capital improvement projects. The 2009-2011 performance measurement period (KEPP VI) focuses on qualifying the newly constructed capital projects for specific, high performance applications.

For the 2007-2009 performance measurement period of KEPP IV, an aggregate of $2.5 billion in IBT was required at threshold, and each of the successive nine gradients requires an additional $100 million in aggregate IBT. No additional amount is paid for performance achieving IBT above the highest gradient.

For the 2008-2010 performance measurement period of KEPP V, an aggregate of $3.1 billion in IBT is required at threshold, and each of the successive nine gradients requires an additional $100 million in aggregate IBT. No additional amount will be paid for performance achieving IBT above the highest gradient. Despite the Company’s performance in 2008, the second best in history, because of the aggressive target set and in view of the difficult economic circumstances that existed in part of 2008 and all of 2009, KEPP V is not expected to pay out, nor was any amount banked for the participants.

For the 2009-2011 performance measurement period of KEPP VI, in consideration of the cyclicality of the Company’s business, an aggregate of $375 million in IBT is required at threshold, and each of the successive nine gradients requires an additional $115 million in aggregate IBT. No additional amount will be paid for performance achieving IBT above the highest gradient. Similarly, due to the difficult economic circumstances in 2009 and aggressive targets under KEPP VI, no amount was banked for the participants in 2009.

KEPP Level One.
Performance Criteria. Under Level One, participants will receive cash payments if, but only if, a predetermined level of aggregate IBT is attained or exceeded for the applicable performance measurement period, as explained above. Level One bonus pools increase on a graduated scale as aggregate IBT increases through the specified gradients to a maximum level of aggregate IBT at the highest of the ten gradients. The Committee sets the IBT targets at levels it believes would drive year-over-year earnings growth for the Company. The Committee intends for the IBT targets for this plan to be particularly challenging, as evidenced by the fact that no amounts were banked in 2009 for each KEPP V and KEPP VI.

Award Opportunities. For KEPP participants, Level One target awards are set at one times base salary and achievement of each gradient of IBT above target increases potential awards by one times base salary, to a maximum of ten times base salary.

Opportunities under KEPP are scaled so that the aggregate compensation of participants will be at or below median of the peer group if performance is less than the threshold level of payment, but will result in aggregate compensation to KEPP participants at approximately the 90th percentile of the peer group if performance is at the highest pre-set gradient. Threshold and gradients are intended to be substantial challenges to participants. No additional amount will be paid for performance achieving IBT above the highest gradient.

Amounts payable under Level One are generally calculated as follows. Once the Company’s actual IBT achievement for the applicable performance measurement period is determined, the corresponding IBT gradient level is ascertained. Level One payments for each participant in KEPP are the multiple of that individual’s base pay in effect at the beginning of the three-year measurement period that corresponds to the actual IBT gradient achieved during the three-year measurement period.

KEPP Level Two. The purpose of Level Two is to direct the actions of the management team to perform specific strategic actions that, if achieved, the Company expects will result in outstanding earnings in the future, including over the three-year period. Level Two is a separate bonus pool that is formed if pre-set strategic action goals are achieved and permits participants to earn awards even if the pre-set financial goals under Level One are not fully achieved, as long as minimum IBT levels are met. This is due to the fact that certain goals under Level Two, by their nature, require more than one year to implement, and perhaps several years for it to be determined whether those goals were achieved. The specific goal tasks under Level Two are proprietary, but in the past have included: acquiring assets required to penetrate predetermined niche markets; efficiently increasing the Company’s titanium production capacity; establishing the facilities as producers of high quality products; specific cost control measures; increasing overseas presence and production; and other team-oriented tasks key to the Company’s long term business plan and designed to fundamentally reposition the Company to succeed in cyclical markets. Therefore, Level Two permits KEPP participants to be rewarded for achieving the pre-set operational goals even though the benefits in earnings under Level One have been delayed. However, no Level Two award is paid unless the Level One minimum amount in aggregate IBT is achieved. The Level Two bonus pool, subject to the Committee’s negative discretion, increases at the same graduated scale used for Level One for the first five gradients of aggregate IBT, and thereafter, the Level Two bonus pool decreases on a graduated scale as aggregate IBT increases through the gradients, so that no bonus pool under Level Two is available at the highest gradient of aggregate IBT. The Committee may exercise negative discretion to reduce any awards otherwise earned under Level Two based on the Committee’s evaluation of the extent to which designated key operational objectives are achieved.

Banking Feature. The KEPP plan has a “banking feature” whereby, if the actual achievement for any one or more years exceeds the average annual targets for that year, a KEPP payment may be reserved to be paid after the end of the measurement period at that achievement level. All “banked” amounts under the

KEPP are not payable until the completion of the applicable performance measurement period and are subject to forfeiture prior to the end of the performance measurement period if employment is terminated for reasons other than death, disability or retirement. Once the relevant performance measurement period is completed, awards are paid out at the greater of the (i) performance level at the end of the period, or (ii) total of banked amounts for the year(s) earned.

2007-2009 Performance. For the recently completed 2007-2009 performance measurement period, the named officers were entitled to payment of Level One banked amounts for 2007 and 2008 at the aggregate rate of 3.93 times based salary for each participant, which reflected that the 2007-2009 period was the second most profitable three year period in the Company’s history. The Level One banked amounts have been disclosed in previous proxy statements. The amounts shown in the compensation tables are respective amounts paid under Level Two at 3.93 times base salary for achievement of the specific team goals for the 2007-2009 performance measurement period, which included diversification of the cold-rolled stainless sheet coil business, increased delivery quantities under certain supply contracts, completion and start up of two key capital projects, maintaining the fully funded position of the Company’s pension plan, regaining an investment grade credit rating, and refinancing the then-outstanding debt obligations.

Employment Contracts and Change in Control Agreements

For retention purposes, the Committee has authorized two employment contracts and double trigger change in control severance agreements, all of which reflect competitive practices as advised by Mercer.

The two employment agreements to which the Company is a party consist of a three-year evergreened agreement with Mr. Hassey that was entered into when Mr. Hassey was recruited in 2003 and a one-year evergreened agreement with Mr. Walton that was entered into in 1996 when Allegheny Ludlum Corporation and Teledyne, Inc. combined.

The Company has entered into a change in control agreement with each of the named officers except for Mr. Hassey. The change in control agreements are intended to better enable the Company to retain the named officers in the event that the Company is the subject of a potential change in control transaction. Based on past advice from the compensation consultant, the Committee believes that the potential payments under the change in control agreements are, individually and in the aggregate, in line with competitive practices. The Committee takes the value of these contracts, as well as the qualified and non-qualified plans discussed below, into account when setting named officer compensation.

For a more detailed discussion of these agreements, see the “Employment and Change in Control Agreements” section of this Proxy Statement.

Other Compensation Policies

Adherence to Ethical Standards; Clawbacks

The payment of awards under the AIP is conditioned on adherence to the Company’s Corporate Guidelines for Business Conduct and Ethics. Furthermore, the Committee has included clawback provisions in each compensation program that require participants in plans to return compensation to the extent that earnings or other performance measures are improperly reported.

Pension Plans

The Company also sponsors a number of defined contribution and, for some executives who were employees of Allegheny Ludlum Corporation or Teledyne, Inc. prior to the 1996 combination (which includes all of the named officers except for Mr. Hassey), defined benefit retirement arrangements that include non-qualified programs compliant with Section 409A of the Code and aimed at restoring the effects of limitations imposed by the Code. The benefits payable under these programs are more modest than the benefits payable under restoration plans sponsored by other manufacturing companies, in large part because accruals for former Teledyne, Inc. employees under the applicable qualified defined benefit plan have been curtailed and because the defined benefit plan for former Allegheny Ludlum Corporation employees was frozen in 1988. The Company does sponsor a “Supplemental Pension Plan” covering certain corporate officers, including all of our named officers except for Mr. Dunlap and Mr. Davis, as a non-qualified plan that pays one half of the individual’s salary at retirement to the executive (or spouse) for ten years after retirement at age 62 or at or after age 58 with the consent of the Company. The Company maintains these programs in order to offer competitive compensation and as retention devices. For more information regarding the pension plans of the named officers, see the Pension Benefits table and accompanying narrative beginning on page 53.

No Stock Options

The Committee ceased awarding stock options to employees as a matter of policy after 2003 and to directors after 2006. Some stock options granted before that time remain outstanding as reported elsewhere in this Proxy Statement. The Committee retains discretion to award stock options to employees but there is no present intent to do so, except possibly in recruitment or retention situations. At the time that the Committee ceased awarding stock options, it chose to implement the PRSP for a smaller, more senior group of managers (including all of the named officers) than the group previously considered for option awards. The Committee’s view was that the PRSP, by putting half of each award “at risk” for performance for the limited group of employees, would more efficiently provide a strong performance incentive to the management employees more able to influence corporate earnings and goal achievement.

Perquisites

The Company provides a limited number of perquisites, having eliminated the use of automobiles and reimbursement for country club memberships several years ago. In the process of recruiting Mr. Hassey in 2003, the Company agreed to accommodate his request that he be able to avoid relocating his family from its Salt Lake City residence. In order to do so, Mr. Hassey periodically uses Company leased aircraft so that he can maintain a full schedule with the Company. In April 2009, the Company announced that it would no longer provide gross-ups to its executives relating to personal air travel. For more information regarding the perquisites of the named officers, please see the “All Other Compensation” column of the Summary Compensation Table beginning on page 49.

Federal Income Taxes/Tax Deductibility

The Committee has intended that the compensation programs be performance-based within the meaning of Section 162(m) of the Code. All compensation earned under these programs is intended to be deductible by the Company for federal income tax purposes. The Committee retains discretion to adjust compensation paid under these programs to recognize extraordinary performance. If that discretion is exercised, upward adjustments may not be deductible for federal income tax purposes.

Stock Ownership Guidelines

The Company has stock ownership guidelines for its officers, including all of the named officers. The guidelines call for a minimum level of stock ownership based on the executive’s base salary, which is designed to further link these executives’ interests to increased stockholder value, as follows: Chief Executive Officer, three times base salary; Executive Officers, two times base salary; and Vice Presidents, one times base salary. The executives are required to have achieved the target ownership levels before September 2008 or five years from the date executive’s employment began, whichever is later. All of the named individuals met these guidelines during 2009. The Company also has stock ownership guidelines for its non-employee directors, which are discussed in the “Director Compensation” section of this Proxy Statement.

Mix of Compensation Components

The Committee believes that it strikes an appropriate balance for named officers between cash and stock compensation opportunities and between one year and longer term opportunities. At target levels of awards, based on stock trading values when the award is made, approximately 45% of compensation opportunities for executive officers are payable in cash (base pay, AIP and KEPP) and 55% is payable in stock (PRSP and TSRP). The Committee believes that the balance between one year and longer term compensation achieves consistency in goal setting that considers both the short term results and building a platform for future profitable growth. The Committee also believes that this cash and equity compensation ratio, along with the stock ownership guidelines for executives, focuses management’s attention on the interests of stockholders and encourages executives to retain shares of stock. It is expected that the Committee will strive to retain these general ratios. In addition, the Committee believes that the complementary but diverse goals, overlapping performance measurement periods, and balance of payment forms serve to substantially reduce the possibility that the compensation process could provide incentive to undertake imprudent risk.

In late 2009, the Committee recognized the potential retention issues raised by the combination of aggressive target setting in the Company’s incentive plans and the unforeseeable depth of the ongoing recession. The Committee adopted the Performance Equity Payment Program (“PEPP”) for the calendar years 2010-2012 that would pay to each of the seven participants, being members of management’s executive committee (a group that includes the named officers), an annual amount for each of the calendar years 2010, 2011 and 2012 in shares of Company Common Stock (in the cases of Messrs. Hassey and Walton, one half in stock and one half in cash) equal to their respective annual base salaries for that calendar year, if a preset earnings target for that calendar year is achieved and the individual is an employee of the Company on the last business day of the calendar year. The calendar year measurement period began on January 1, 2010. No amounts have been earned or paid under the PEPP and therefore there are no amounts shown in compensation tables relating to the PEPP.

The Committee believes it utilizes an optimal allocation between guaranteed and “at risk” named officer compensation. The graph below illustrates the “at risk” percentage of actual compensation for Mr. Hassey and each of the other named individuals for the period 2007 through 2009, which the Committee understands is a higher “at risk” percentage than exhibited in the comparable group:

For the purposes of this graph, total compensation for each year in the three-year period is base compensation and AIP earned in the year and PRSP, TSRP and KEPP awards paid for the measurement periods ending on the last day of the year. Stock values for PRSP and TSRP are measured as of the date the award was paid to the executives.

Analysis of 2009 Compensation Decisions

The net result of the Committee’s compensation actions with respect to the named officers for 2009 was to maintain the weight of base pay relative to the sum of base pay and target incentive opportunities of approximately 13% for Mr. Hassey, 18% for Messrs. Harshman and Walton, and 21% for Messrs. Dunlap and Davis (using the same stock price at the end of the period as used to denominate the awards). The Committee was advised by Mercer that base salaries for the Company’s named officers for 2009 were below the 50th percentile of base pay for the peer group. The Committee chose to not increase base pay and the high degree of leverage on the incentive compensation so that if target levels of performance under the AIP, PRSP and TSRP were achieved (using the same stock price at the end of the period as used to denominate the awards), the aggregate compensation paid to the named officers would approximate the 75th percentile of the peer group. If the target level of performance is reached under the KEPP, the aggregate compensation for named officers is expected to exceed the 90th percentile for the 2009-2011 performance measurement period.

The Committee believes that these comparatively high opportunity levels are justified not only by the relative weighting of incentive to guaranteed compensation, but also by the aggressive target performance levels set by the Committee. The Committee believes that the target requirements are significant challenges to management. If achieved, the rewards to management would be relatively high as compared to the peer group, but the Company will have been positioned for continued profitable growth with enhanced titanium sponge, titanium melt, nickel-based superalloy melt, and finishing capabilities, quality qualification of facilities, and improvements in its other businesses. Mercer advised the Committee that the performance requirements set by the Committee are at growth levels that exceed the average of the growth levels of other members of the peer group.

At its December 2009 and January 2010 meetings, in connection with the review and approval of payouts for the 2007-2009 performance measurement period, the Committee discussed the fact that the fourth quarter of 2008 and the full year 2009 showed weakness for the Company’s performance and the economy as a whole. The Committee was also advised that, notwithstanding that the 2007-2009 performance measurement period was the second most profitable period in the Company’s history, no AIP was earned for 2009, and the incentive payments for the then closing three-year measurement periods under the long-term incentive compensation plans were resulting in named officer compensation below the median targeted when the compensation programs were adopted. Nonetheless, the Committee chose not to grant compensation in addition to that earned under the performance goals set prior to the onset of the recession. In this regard, the Committee determined that it is important to reemphasize and maintain its pay for performance philosophy notwithstanding adverse economic conditions, and concluded that the actual amounts earned are appropriate under the Company’s compensation programs as designed. As noted above, the Committee addressed the potential retention issues raised by developing the PEPP, which serves as an additional incentive opportunity with retention features.

Compensation Committee Report

The Personnel and Compensation Committee (referred to in this Report as the “Committee”) has reviewed and discussed the preceding Compensation Discussion and Analysis with Company management. Based on such review and discussion, the Committee recommends to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2010 Proxy Statement. The Committee furnishes this Report for inclusion in the 2010 Proxy Statement and recommends its inclusion in the Company’s Annual Report on Form 10-K.

Submitted by:
PERSONNEL AND COMPENSATION COMMITTEE,
whose members are:
James E. Rohr, Chairman
Diane C. Creel
J. Brett Harvey

Five-Year Total Stockholder Return

The following graph shows the cumulative total stockholder return (i.e., price change plus reinvestment of dividends) (“TSR”) on our Common Stock for the five years ended December 31, 2009, as compared to the S&P 500 Index and a peer group of companies. We believe the peer group of companies is representative of companies in our industry that serve similar markets during the applicable periods. The total stockholder return for the peer group is weighted according to the respective issuer’s stock market capitalization at the beginning of each period. The graph assumes that $100 was invested on December 31, 2004.

Please see the information under the caption “Compensation Discussion and Analysis — Peer Group and Benchmarking” on page 36 of this Proxy Statement for a discussion of the peer group for 2009.

COMPARISON OF CUMULATIVE FIVE YEAR TOTAL RETURN

Summary Compensation Table for 2009

The following Summary Compensation Table sets forth information about the compensation paid by the Company to the Chief Executive Officer, the Chief Financial Officer and to each of the other three most highly compensated executives required to file reports under Section 16 of the Securities Exchange Act of 1934, as of December 31, 2009 (the “named officers”).

							Change in
							Pension
							Value and
							Non-Qualified
						Non-Equity	Deferred
Name and				Stock	Option	Incentive Plan	Compensation	All Other
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)	($)(1)	($)(2)	($)	($)(3)	($)(4)	($)(5)	($)

L. Patrick Hassey	2009	910,000	0	5,205,291	0	3,481,000	352,744	493,070	10,442,105
Chairman, President and	2008	907,917	0	4,377,531	0	5,514,208	367,554	750,291	11,917,501
Chief Executive Officer	2007	880,042	323,886	5,488,321	0	17,959,447	639,524	576,774	25,867,994

Richard J. Harshman	2009	428,000	0	1,530,152	0	1,636,267	664,214	140,810	4,399,443
Executive Vice	2008	427,000	0	1,286,795	0	2,160,733	(77,209)	170,847	3,968,166
President, Finance and	2007	413,733	12,582	1,612,826	0	7,707,418	669,873	137,669	10,554,101
Chief Financial Officer
Jon D. Walton	2009	428,000	0	1,530,152	0	1,636,267	203,648	152,658	3,950,725
Executive Vice President,	2008	427,000	0	1,286,795	0	2,160,733	62,803	180,602	4,117,933
Human Resources, Chief	2007	413,733	12,582	1,612,826	0	7,707,418	61,616	147,910	9,956,085
Legal and Compliance Officer,
General Counsel and
Corporate Secretary
Terry L. Dunlap	2009	400,000	0	1,144,038	0	1,475,000	3,414	90,512	3,112,964
Group President, ATI	2008	386,667	0	926,015	0	1,658,803	(435)	123,170	3,094,220
Flat-Rolled Products and ATI	2007	366,500	48,400	1,163,191	0	6,568,267	(279)	109,280	8,255,359
Allegheny Ludlum Business
Unit President
Lynn D. Davis	2009	360,000	0	1,029,605	0	1,421,301	926,126	28,152	3,765,184
Group President, ATI Primary
Metals and Exotic Alloys

(1)	Discretionary cash bonuses.

(2)	The values set forth in this column are based on the aggregate grant date fair value, determined in accordance with FASB ASC Topic 718, of PRSP awards and awards under the Company’s TSRP, and include PRSP and TSRP awards made in 2009, 2008 and 2007, for the applicable year shown in the table above, each of which has a three-year performance measurement period. Grant date fair values of PRSP and TSRP awards are calculated based on the probable outcome of the related performance conditions to which the awards are subject, as applicable. If maximum performance were to be achieved, the 2009 amounts for each named officer would be as follows: Mr. Hassey, $7,380,685; each of Messrs. Harshman and Walton, $2,169,637; Mr. Dunlap, $1,622,156; and Mr. Davis, $1,459,895.

The fair value of nonvested performance/restricted stock awards is measured based on the stock price at the grant date, adjusted for non-participating dividends, as applicable, based on the current dividend rate. For nonvested stock awards to employees in 2009, 2008 and 2007, one-half of the nonvested stock (“performance shares”) vests only on the attainment of an income target measured over a cumulative three-year period. The remaining nonvested stock awarded to employees vests over a service period of five years, with accelerated vesting to three years if the performance shares’ vesting criterion is attained. For the 2009 PRSP awards, the values were calculated using the average of the high and low trading prices of the Company’s Common Stock on February 18, 2009, the date of grant, of $22.64.

Fair values for the TSRP awards at target were estimated using Monte Carlo simulations of stock price correlation, projected dividend yields and other variables over three-year time horizons matching the TSRP performance periods.

A discussion of the relevant assumptions made in the valuations may be found in Note 11 to the financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

(3)	Consists of performance-based (and not discretionary) cash awards earned for the years indicated under the AIP and the KEPP, respectively, as follows. The amounts set forth below for the 2007-2009 KEPP represents awards under Level Two. The amounts, if any, set forth below for the 2008-2010 KEPP and 2009-2011 KEPP are the “banked” amounts earned under ongoing KEPP plans (for the 2008-2010 and 2009-2011 performance measurement periods) based on 2009 performance. Amounts “banked” under the 2007-2009 KEPP based on performance in 2008 and 2007 were reported in the prior respective years and are included in the Summary Compensation Table above.

“Banked” amounts under the KEPP are not payable until the completion of each KEPP’s performance measurement period and are subject to forfeiture prior to the end of the performance measurement period if employment is terminated for reasons other than death, disability or retirement. Once the relevant performance measurement period is completed, awards are paid out at the greater of the (i) performance level at the end of the period, or (ii) total of banked amounts for the first two years earned.

	2009	2007-2009	2008-2010	2009-2011
	AIP	KEPP	KEPP	KEPP

L. P. Hassey	$0	$3,481,000	$0	$0
R. J. Harshman	$0	$1,636,267	$0	$0
J. D. Walton	$0	$1,636,267	$0	$0
T. L. Dunlap	$0	$1,475,000	$0	$0
L. D. Davis	$241,301	$1,180,000	$0	$0

(4)	The amounts in this column include amounts that are not vested and may not ultimately be received by the named officer. The amounts reflect the actuarial change in the present value of the named officer’s benefits under all defined benefit pension plans and defined contribution plans (both qualified and non-qualified) established by the Company determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements.

(5)	Other amounts in the “All Other Compensation Column” include the following:

				Contributions
				made by the
				Company to
				401(k) and		Dividends on
				other		Nonvested
			Benefit	Defined		Performance/
	Tax		Restoration	Contribution	Insurance	Restricted	City Club
	Reimbursements		Plan	Plans	Premiums	Stock	Membership	Parking
Name	($)		($)	($)	($)	($)	($)	($)

L. P. Hassey	15,445	**	266,513	24,695	14,014	82,494	3,675	1,176
R. J. Harshman	3,354	*	81,434	24,695	2,225	24,251	3,675	1,176
J. D. Walton	3,354	*	81,434	24,695	12,283	24,251	3,675	1,176
T. L. Dunlap	0		45,874	24,695	2,010	17,933	0	0
L. D. Davis	0		0	10,150	2,384	15,618	0	0

**	For air travel (in the amount of $12,123), city club membership and parking.

*	For city club membership and parking.

Mr. Hassey and Mr. Walton also received perquisites and personal benefits in 2009 of $85,058 and $1,790, respectively, for air travel. The values of any perquisites, including personal travel amounts, are calculated based on the aggregate incremental cost to the Company. Amounts relating to air travel are calculated based on the variable costs of hourly and fuel surcharges and excise taxes paid by the Company for the leased aircraft used. Fixed costs are not included. In the process of recruiting Mr. Hassey in 2003, the Company agreed to accommodate his request that he be able to avoid relocating his family from its Salt Lake City, Utah residence. In order to do so, Mr. Hassey periodically uses Company leased aircraft to travel to and from Mr. Hassey’s family home in Salt Lake City so that he can maintain a full schedule with the Company. Mr. Hassey’s use of Company leased aircraft for these purposes is a provision of Mr. Hassey’s employment agreement with the Company. Also, the Personnel and Compensation Committee has required Mr. Hassey to use Company leased aircraft for the Company’s benefit.

In April 2009, the Company announced that it would no longer provide executives with income tax gross-ups for air travel and would discontinue paying dividend equivalents on future grants of non-vested performance stock until the amounts are earned.

Under the non-qualified defined contribution portion of the ATI Benefit Restoration Plan, the Company supplements payments received by participants under the Company’s defined contribution plan by accruing benefits on behalf of participants in amounts that are equivalent to the portion of the formula contributions or benefits that cannot be made under such plan due to limitations imposed by the Code. See also the narrative discussion following the Non-Qualified Deferred Compensation Table.

Quarterly dividends paid on shares of performance/restricted stock are paid either in cash or in stock, and in which case are based on average of the high and low of the intra-day price of the shares on the applicable dividend payment date. The price used to reinvest shares, and the mechanism and manner in which the dividends are reinvested, are consistent with the Company’s dividend reinvestment plan.

Grants of Plan-Based Awards for 2009

										All Other
										Option
			Estimated			Estimated			All Other	Awards:	Exercise
			Possible Payouts			Future Payouts			Stock	Number of	Or Base	Grant Date
			Under Non-Equity			Under Equity			Awards:	Securities	Price of	Fair Value of
			Incentive Plan Awards			Incentive Plan Awards			Number	Underlying	Option	Plan-Based
		Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	of Shares	Options	Awards	Equity
Name	Description(1)	Date	($)	($)	($)	(#)	(#)	(#)	of Stock (#)	(#)	($/sh)	Awards ($)(2)

L. P. Hassey	AIP		796,250	1,592,500	3,185,000
	PRSP	2/18/2009				40,195	80,389	80,389				1,820,007
	TSRP	2/18/2009				40,936	81,871	245,613				3,385,284
	KEPP		910,000	910,000	9,100,000

	Total		1,706,250	2,502,200	12,285,000	81,131	162,260	326,002	—	—	—	5,205,291

R. J. Harshman	AIP		214,000	428,000	856,000
	PRSP	2/18/2009				11,816	23,631	23,631				535,006
	TSRP	2/18/2009				12,034	24,067	72,201				995,146
	KEPP		428,000	428,000	4,280,000

	Total		642,000	856,000	5,136,000	23,850	47,698	95,832	—	—	—	1,530,152

J.D. Walton	AIP		214,000	428,000	856,000
	PRSP	2/18/2009				11,816	23,631	23,631				535,006
	TSRP	2/18/2009				12,034	24,067	72,201				995,146
	KEPP		428,000	428,000	4,280,000

	Total		624,000	856,000	5,136,000	23,850	47,698	95,832	—	—	—	1,530,152

T. L. Dunlap	AIP		160,000	320,000	640,000
	PRSP	2/18/2009				8,834	17,668	17,668				400,004
	TSRP	2/18/2009				8,997	17,994	53,982				744,034
	KEPP		385,000	385,000	3,850,000

	Total		545,000	705,000	4,490,000	17,831	35,662	71,650	—	—	—	1,144,038

L. D. Davis	AIP		144,000	288,000	576,000
	PRSP	2/18/2009				7,951	15,901	15,901				359,999
	TSRP	2/18/2009				8,097	16,194	48,582				669,606
	KEPP		308,000	308,000	3,080,000

	Total		452,000	596,000	3,656,000	16,048	32,095	64,483	—	—	—	1,029,605

(1)	Represents the Company’s Annual Incentive Plan (AIP), Performance/Restricted Stock Program (PRSP), Total Shareholder Return Incentive Compensation Program (TSRP) and Key Executive Performance Plan (KEPP).

(2)	The values set forth in this column are based on the aggregate grant date fair value of awards determined in accordance with FASB ASC Topic 718 and correspond to the aggregate values disclosed in the 2009 “Stock Awards” column in the Summary Compensation Table. For the PSRP nonvested stock award, one-half of the award (“performance shares”) vests only on the attainment of an income target measured over a cumulative three-year period. The fair value of PSRP nonvested stock award as presented above is measured based on the stock price at the grant date, with the assumption that the performance criteria will be achieved. The remaining nonvested PRSP stock awarded to employees vests over a service period of five years, with accelerated vesting to three years if the performance shares’ vesting criterion is attained. Fair value for the TSRP award was estimated using Monte Carlo simulations of stock price correlation, projected dividend yields and other variables over a three-year time horizon matching the TSRP performance period. A discussion of the relevant assumptions made in the valuations may be found in Note 11 to the financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

For the 2009-2011 performance measurement period, the payment to continuing KEPP participants for threshold performance is approximately 1.68% of the amount of income before taxes for each of Level One and Level Two, and the payment opportunities increase to approximately 2.23% of the designated amount of income before taxes for Level One and for Level Two at the highest gradient. No compensation is paid for performance in excess of the highest gradient.

For KEPP, gradients among participants are a direct function of base salary at each gradient. The CEO’s percentage of the potential pools for 2009-2011 is approximately 29%.

Outstanding Equity Awards at 2009 Fiscal Year-End

		Option Awards					Stock Awards
									Equity		Equity
									Incentive		Incentive
									Plan		Plan Awards:
									Awards:		Market
				Equity					Number of		or Payout
				Incentive				Market	Unearned		Value of
		Number of	Number of	Plan Awards:			Number of	Value of	Shares,		Unearned
		Securities	Securities	Number of			Shares or	Shares or	Units or		Shares,
		Underlying	Underlying	Securities			Units of	Units of	Other		Units or
		Unexercised	Unexercised	Underlying	Option		Stock that	Stock that	Rights that		Other Rights
		Options	Options	Unexercised	Exercise	Option	Have Not	Have Not	Have Not		that Have Not
		Exercisable	Unexercisable	Unearned	Price	Expiration	Vested	Vested	Vested		Vested
Name	Grant Date	(#)(1)(2)	(#)(1)	Options (#)	($)	Date	(#)(1)(3)	($)(4)	(#)(1)		($)(4)

L. P. Hassey	2/21/2008						10,776	482,442	10,776	(5)	482,442

	2/21/2008								19,982	(6)	894,594

	2/18/2009						40,195	1,799,530	40,194	(5)	1,799,485

	2/18/2009								245,613	(6)	10,996,094

R. J. Harshman	1/24/2003	10,000	—	—	$5.70	1/24/2013

	2/12/2003	5,000	—	—	$3.63	2/12/2013

	2/21/2008						3,168	141,831	3,167	(5)	141,787

	2/21/2008								5,874	(6)	262,979

	2/18/2009						11,816	529,002	11,815	(5)	528,958

	2/18/2009								72,201	(6)	3,232,439

J. D. Walton	1/24/2003	10,000			$5.70	1/24/2013

	2/12/2003	5,000			$3.63	2/12/2013

	2/21/2008						3,168	141,831	3,167	(5)	141,787

	2/21/2008								5,874	(6)	262,979

	2/18/2009						11,816	529,002	11,815	(5)	528,958

	2/18/2009								72,201	(6)	3,232,439

T. L. Dunlap	2/21/2008						2,280	102,076	2,279	(5)	102,031

	2/21/2008								4,227	(6)	189,243

	2/18/2009						8,834	395,498	8,834	(5)	395,498

	2/18/2009								53,982	(6)	2,416,774

L. D. Davis	2/21/2008						1,824	81,660	1,823	(5)	81,616

	2/21/2008								3,381	(6)	151,367

	2/18/2009						7,951	355,966	7,950	(5)	355,922

	2/18/2009								48,582	(6)	2,175,016

(1)	This table relates to vested but unexercised options to purchase Company Common Stock outstanding as of December 31, 2009 and shares of performance/restricted stock and awards under the TSRP that have not vested for performance measurement periods ending in 2010 and 2011.

(2)	Stock options awarded to named officers vested in equal amounts annually over three years from their respective dates of grant.

(3)	Consists of shares of time-based restricted stock under the PRSP. The number of shares reported in this column represents the number of shares that would be awarded pursuant to the time-based vesting portion of the PRSP for the 2008-2010 and 2009-2011 measurement periods. Such shares may vest earlier upon the Company’s achievement of certain levels of net income during the applicable performance measurement period.

(4)	Amounts were calculated using $44.77 per share, the closing price of Company Common Stock at December 31, 2009.

(5)	Consists of shares of performance-based restricted stock under the PRSP. The number of shares reported represents the number of shares that would be awarded if the applicable performance measure under the PRSP for the 2008-2010 and 2009-2011 performance measurement periods are met at the end of the applicable performance measurement periods. It is not expected that the performance criteria for the 2008-2010 PRSP grant will be achieved.

(6)	Represents the number of shares that would be awarded if the next higher performance measure was achieved under the TSRP. In accordance with applicable SEC rules and interpretations, for the 2008-2010 performance measurement period, performance is disclosed at target because performance under the TSRP for the portion of the award period ended December 31, 2009 exceeded the threshold level but was less than the target level. For the 2009-2011 performance measurement period, performance is disclosed at maximum because performance under the TSRP for the portion of the award period ended December 31, 2009 exceeded the target level.

Option Exercises and Stock Vested for 2009

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)(1)	($)(2)

L. P. Hassey	0	0	34,077	1,333,091
R. J. Harshman	0	0	10,016	391,809
J. D. Walton	0	0	10,016	391,809
T. L. Dunlap	0	0	7,224	282,591
L. D. Davis	0	0	5,779	226,067

(1)	Consists of shares of performance/restricted stock awarded on February 21, 2007 pursuant to the PRSP and shares awarded based on performance pursuant to the TSRP at the 86th percentile in the following amounts, respectively, for the named officers: Mr. Hassey, 16,845 and 17,232; each of Messrs. Harshman and Walton, 4,954 and 5,062; Mr. Dunlap, 3,573 and 3,651; and Mr. Davis, 2,858 and 2,921.

(2)	For PRSP awards, amounts were calculated using $36.23 per share, which was the average of the high and low trading prices of Company Common Stock on December 11, 2009, the day of the award payment date. For TSRP awards, amounts were calculated using $41.95 per share, which was the average of the high and low trading prices of Company Common Stock on January 29, 2010, the business day prior to the award payment date.

Pension Benefits for 2009

				Payments
			Present	During
		Number of	Value of	Last
		Years Credited	Accumulated	Fiscal
		Service	Benefit	Year
Name	Plan Name	(#)(1)	($)(2)	($)

L. P. Hassey	Supplemental Pension Plan	6	2,364,732	0
R. J. Harshman	ATI Pension Plan	28	762,346	0
	ATI Benefit Restoration Plan	21	1,144,920	0
	Supplemental Pension Plan	9	945,133	0
J. D. Walton	ATI Pension Plan	20	1,454,431	0
	Supplemental Pension Plan	24	1,834,510	0
T. L. Dunlap	ATI Pension Plan	5	22,802	0
L. D. Davis	ATI Pension Plan	33	934,748	0
	ATI Benefit Restoration Plan	33	2,384,879	0

(1)	Years of credited service reflect the number of years of service used for determining benefits for each individual during their participation under the respective plans.

(2)	The present value of accumulated benefit as of December 31, 2009 is computed using the relevant actuarial assumptions consistent with those used to value the Company’s defined benefit pension plans in the Company’s 2009 audited financial statements.

ATI Pension Plan

The Company maintains a qualified defined benefit pension plan, called the Allegheny Technologies Incorporated Pension Plan (“ATI Pension Plan”), which has a number of benefit formulas that apply separately to various groups of employees and retirees. In general, the variances among formulas are determined by work location and job classification. A principal determinant is whether an employee was employed by Allegheny Ludlum Corporation (“Allegheny Ludlum”), as in the case of Messrs. Walton and Dunlap, or by Teledyne, Inc. (“TDY”), as in the case of Messrs. Harshman and Davis, in 1996 when those corporations were combined to form the Company. Mr. Hassey does not participate in the ATI Pension Plan under any formula.

Allegheny Ludlum ceased pension accruals under its pension formula in 1988, except for employees who then met certain age and service criteria. Mr. Walton and Mr. Dunlap have modest frozen benefits under the Allegheny Ludlum formula.

Both the Allegheny Ludlum formula and the TDY formula multiply years of service by compensation and then by a factor to produce a benefit which, in turn, is reduced with respect to Social Security amounts payable to determine a monthly amount payable as a straight life annuity. Participants can choose alternate benefit forms, including survivor benefits. The Allegheny Ludlum and TDY definitions of service and compensation differ somewhat, as do the factors used in the respective formulas. However, the differences in the resulting benefits between the two formulas are small for the named officers to which they apply.

Upon becoming a corporate employee, Mr. Harshman ceased receiving credit for service under the TDY formula after having been credited with approximately twenty years of service under that formula. Mr. Davis actively participates in the ATI Pension Plan.

As an alternative benefit under the ATI Pension Plan, if greater than the benefit under the applicable Allegheny Ludlum or TDY formula, Messrs. Harshman and Walton participate in the ATI Pension Plan at specified, actuarially determined accrual rates per year that do not exceed annual accrual rates permitted under the Code. No benefits were accrued for any named officer in 2009 under this provision.

Normal retirement age under the ATI Pension Plan is age 65. Participants can retire with immediate commencement of an undiscounted accrued benefit at the normal retirement age or after thirty years of service regardless of age. Participants can retire prior to attaining age 65 or thirty years of service with benefit payments discounted for early payment at age 62 with at least ten years of service or, with a greater discount, at age 55 with at least ten years of service.

ATI Benefit Restoration Plan

Under the non-qualified ATI Benefit Restoration Plan, the Company accrues benefits for the named officers that restores to eligible named officers the amounts that cannot be paid to them under the terms of the Company’s defined contribution plans or the defined benefit plan (the ATI Pension Plan), in either case due to the limitations set forth in the Code. All named officers are eligible to participate in the ATI Benefit Restoration Plan to the extent of benefits that cannot be accrued under the defined contribution plan in which the respective named officer participates. Messrs. Harshman and Davis also participate in the ATI Benefit Restoration Plan to the extent of benefits that cannot be accrued under the ATI Pension Plan. Distributions under the ATI Benefit Restoration Plan are available only at the times and in the same forms as under the Retirement Savings Plan, subject to payment delays to comply with Section 409A of the Code.

Supplemental Pension Plan

In addition, the Company has established a Supplemental Pension Plan that provides certain key employees of the Company and its subsidiaries, including certain named officers (or their beneficiaries in the event of death), with monthly payments in the event of retirement, disability or death, equal to 50% of monthly base salary as of the date of retirement, disability or death. Monthly retirement benefits start following the end of the two-month period after the later of (i) age 62, if actual retirement occurs prior to age 62 but after age 58 with the approval of the Board of Directors, or (ii) the date actual retirement occurs, and generally continue for a 118-month period. The plan describes the events that will terminate an employee’s participation in the plan. With respect to Mr. Hassey, one year of payment is accrued for each year of service, to a maximum of ten years. Mr. Walton is a party to a letter agreement by which the Company agrees to pay him (or his beneficiary) a number of monthly installments, each in the amount of one half of his monthly base compensation measured at the date of his retirement, equal to the number of months that Mr. Walton remains an employee of the Company after his 65th birthday commencing after all payments due to him under the Company’s Supplemental Pension Plan have been made.

Nonqualified Deferred Compensation for 2009

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance
	In Last FY	In Last FY	In Last FY	Distributions	at Last FYE
Name	($)(1)	($)(1)	($)(2)	($)	($)

L. P. Hassey	0	266,513	73,739	0	1,847,131
R. J. Harshman	0	81,434	27,124	0	680,434
J. D. Walton	0	81,434	35,120	0	882,484
T. L. Dunlap	0	45,874	15,853	0	397,793
L. D. Davis	0	0	0	0	0

(1)	Reflects contributions made pursuant to the defined contribution portion of the ATI Benefit Restoration Plan. Under the terms of the plan, the participants do not contribute; only the Company contributes to the plan on the participants’ behalf. These amounts are included in the “All Other Compensation” column of the Summary Compensation Table for 2009.

(2)	Aggregate earnings are calculated using the fiscal year end balance, including current year contributions, multiplied by the interest rate on the Fixed Income Fund investment option in the Company’s qualified defined contribution plan. For 2009, this rate was 3.59%.

Employment and Change in Control Agreements

Employment Agreements

Mr. Hassey

In August 2003, the Company entered into an employment agreement with L. Patrick Hassey in connection with his employment as President and Chief Executive Officer, effective October 1, 2003. The agreement has an initial term of three years and renews automatically each month thereafter for a successive three-year term absent notice from one party to another of termination. Under the terms of his employment agreement, Mr. Hassey is paid an annual base salary of at least $850,000. In the process of recruiting Mr. Hassey in 2003, the Company agreed to accommodate his request that he be able to avoid relocating his family from its Salt Lake City, Utah residence. In order to do so, Mr. Hassey periodically uses Company leased aircraft so that he can maintain a full schedule with the Company. Mr. Hassey’s use of Company leased aircraft for these purposes is a provision of Mr. Hassey’s employment agreement with the Company. In addition, under the terms of the employment agreement, Mr. Hassey is entitled to participate in the Annual Incentive Plan and the Company’s other executive compensation programs, including the TSRP, the KEPP and the Supplemental Pension Plan on the terms outlined above. Mr. Hassey is bound by a confidentiality provision, and he is subject to non-competition and non-interference covenants during the term of his employment and for one year thereafter. Also, a non-disparagement provision survives for 24 months following the termination of his employment.

The agreement also provides that:

•	if the Company terminates Mr. Hassey’s employment for reasons other than “cause”, which is defined in the agreement to mean

(i)	a willful failure to perform substantially his duties after a written demand for substantial performance is given,

(ii)	willful engagement in illegal conduct or gross misconduct, or

(iii)	the breach of a fiduciary duty involving personal profit;

•	Or, if Mr. Hassey resigns for “good reason”, which is defined in the agreement to mean:

(i)	the assignment of duties inconsistent with position,

(ii)	failure by the Company to pay compensation and benefits when due other than a failure not occurring in bad faith,

(iii)	relocation of Company headquarters outside of Pittsburgh, Pennsylvania or requiring substantially more business travel,

(iv)	purported termination other than as expressly permitted in the agreement, or

(v)	failure by the Company to cause a successor corporation to adopt and perform under the agreement;

then Mr. Hassey will receive all payments and obligations accrued through the date of his termination, as well as a cash severance payment equal to:

•	three times the sum of his then-current annual base salary plus the amount of AIP bonus payable for the year of termination at the greater of actual-to-date performance or target;

•	all accrued benefits under all qualified and nonqualified pension, retirement and other plans in which he participates;

•	accelerated vesting of stock options and stock-based rights which shall remain exercisable until the earlier of their expiration or three years from the date of termination;

•	earned but not yet paid TSRP or other equity-based awards; and

•	continued health and life insurance benefits for 36 months following the date of termination, unless such termination or resignation occurs after a change in control.

A “change in control” is defined to include:

(i)	the acquisition by an individual or entity of 20% or more of Company voting stock,

(ii)	incumbent directors ceasing to constitute a majority of the Board,

(iii)	approval by Company stockholders of a reorganization, merger or consolidation,

(iv)	approval by the Company stockholders of a liquidation or sale or disposition of 60% in value of the Company’s assets, or

(v)	the occurrence of any of the preceding events within 90 days prior to the date of termination.

If such termination or resignation occurs within one year after a change in control, Mr. Hassey will receive all payments and obligations accrued through the date of his termination, as well as a cash severance payment equal to:

•	three times the sum of his then-current annual base salary plus the amount of AIP payable for the year at the greater of actual-to-date performance or target;

•	all accrued benefits under all qualified and nonqualified pension, retirement and other plans in which he participates;

•	accelerated vesting of stock options and stock-based rights which shall remain exercisable until the earlier of their expiration or three years from the date of termination;

•	payments with respect to the TSRP and KEPP for the completed and uncompleted performance measurement periods;

•	vesting of equity-based awards at the target level of performance;

•	continued health and life insurance benefits for 36 months following the date of termination; and

•	reimbursement for taxes, including excise taxes, assessed.

Mr. Walton

The Company entered an employment agreement with Jon D. Walton in connection with the combination of Allegheny Ludlum Corporation and Teledyne, Inc. in 1996. The initial term under the agreement was three years, but by its terms, the agreement renews automatically each month absent notice from one party to the other, so that the then remaining term is one year. The agreement provides for the payment of base salary as well as for eligibility to participate in incentive compensation, equity compensation, employee and fringe benefit plans offered to senior executives of the Company. The agreement generally terminates prior to the expiration date without breach by any party in the event of Mr. Walton’s death, disability or voluntary resignation. The Company may also terminate the agreement for cause (defined consistently with “cause” under Mr. Hassey’s agreement) without breach by it. If Mr. Walton resigns for good reason (which is defined to include demotion, reduction in base pay or movement of corporate headquarters), or if the Company terminates his employment for reasons other than cause or disability, then Mr. Walton is entitled to receive continued payment of his base salary through the date of termination, as well as payments equal to:

•	his base pay for the remaining term of the agreement;

•	cash bonus, determined based on actual financial results;

•	service credit for the period of the remaining term of the agreement under Company deferred compensation plans and the ATI Benefit Restoration Plan, and full vesting under such plans;

•	reimbursement of certain legal and tax audit fees; and

•	continued participation in certain compensation and employee benefit plans for the remainder of the term, including certain supplemental pension benefits.

Mr. Walton is subject to a confidentiality covenant and is bound by a non-competition provision during the term of his employment.

Change in Control Severance Agreements

The Company has entered into certain change in control severance agreements with the named officers (other than Mr. Hassey) and other key employees to assure the Company that it will have the continued support of the executive and the availability of the executive’s advice and counsel notwithstanding the possibility, threat or occurrence of a change in control. The Company entered into amended and restated change in control severance agreements with the named officers (other than Mr. Hassey) effective as of December 31, 2008 to account for certain changes in the Code; no other changes to the terms of the agreement were made.

Under the agreements, a “change in control” is defined as:

(i)	the Company’s actual knowledge that (x) an individual or entity has acquired beneficial ownership of 20% or more of the voting power of Company stock or (y) persons have agreed to act together for the purpose of acquiring 20% or more of the voting power of Company stock,

(ii)	the completion of a tender offer pursuant to which 20% or more of the voting power of Company stock has been acquired,

(iii)	the occurrence of a successful solicitation electing or removing 50% of the members of the Board or the Board consisting less than 51% of continuing directors, or

(iv)	the occurrence of a merger, consolidation, sale or similar transaction.

In general, the agreements provide for the payment of severance benefits if a change in control occurs, and within 24 months after the change in control either:

•	the Company terminates the executive’s employment with the Company without “cause”, which is defined to mean a felony conviction, breach of fiduciary duty involving personal profit, or intentional failure to perform stated duties after 30 days’ notice to cure, or

•	the executive terminates employment with the Company for “good reason”, which is defined to mean:

(i)	a material diminution of duties, responsibilities or status or the assignment of duties inconsistent with position,

(ii)	relocation more than 35 miles from principal job location,

(iii)	reduction in annual salary or material reduction in other compensation or benefits,

(iv)	failure by the Company to cause a successor corporation to adopt and perform under the agreement, or

(v)	purported termination other than as expressly permitted in the agreement.

In addition to amounts accrued through the date of termination, an employee entitled to severance benefits under a change in control agreement will be paid a lump sum cash payment within thirty days of the date of termination equal to the sum of:

•	base salary plus annual bonus at the greater of target or the actual level of performance achieved through the date of termination projected through the end of the year times a multiple (which is 3x for Messrs. Harshman and Walton and 2x for Messrs. Dunlap and Davis);

•	prorated annual incentive for the then uncompleted year measured at the greater of target or the level of performance achieved through the date of termination projected through the end of the year; and

•	the value of all long term incentive awards for then uncompleted measurement periods determined at the greater of target or actual performance levels achieved to the date of termination projected through the remainder of the measurement period.

An employee eligible for severance will also be provided:

•	the continuation of perquisites and welfare benefits for a period (36 months for Messrs. Harshman and Walton and 24 for Messrs. Dunlap and Davis);

•	reimbursement for outplacement services up to $25,000 for Messrs. Harshman and Walton and $15,000 for Messrs. Dunlap and Davis; and

•	the number of years corresponding to the applicable multiples above of credited service and full vesting under the Company’s supplemental pension plans in which the executive participates.

The agreements also provide for the lifting of restrictions on stock awarded. Also, the Company will pay the employee a gross-up payment for excise taxes, if necessary.

The agreements have a term of three years, which three-year term will continue to be extended until either party gives written notice that it no longer wants to continue to extend the term. If a change in control occurs during the term, the agreements will remain in effect for the longer of three years or until all obligations of the Company under the agreements have been fulfilled.

In 2009, the Personnel and Compensation Committee reviewed the then change in control valuation, as well as the purposes and effects of the agreements, and determined that it is in the Company’s best interests to retain the change in control agreements on their terms and conditions as amended.

Potential Payments Upon Termination or Change in Control

The tables below reflect estimates of the amount of compensation in addition to the amounts shown in the compensation tables to each of the named officers of the Company in the event of termination of such executive’s employment. The amount of enhanced compensation payable to each named officer upon voluntary termination, retirement, involuntary not for cause termination, for cause termination, involuntary or good reason termination within 24 months following a change in control and in the event of disability or death of the executive is shown below. The amounts shown assume that such termination was effective as of December 31, 2009, and are estimates of the amounts which would be paid out to the executives upon their termination. On December 31, 2009, the closing price of Company Common Stock on the NYSE was $44.77. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

For purposes of the tables, calculations are based on the greater of the target award or the value earned for actual performance against the preset performance goals thorough the assumed date of termination. The actual performance to the assumed date of termination is projected through the remainder of the uncompleted performance measurement periods. Further, the tables show annual bonus amounts at the actual level of performance for 2009. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

Payments Made Upon Termination

Regardless of the manner in which a named officer’s employment terminates, he may be entitled to receive amounts earned during his term of employment. Such amounts include:

•	non-equity incentive compensation earned during the fiscal year;

•	amounts contributed under the savings portion of the Retirement Savings Plan and the Benefit Restoration Plan;

•	unused vacation pay; and

•	amounts accrued and vested through the ATI Pension Plan and Supplemental Pension Plan.

Payments Made Upon Retirement

In the event of the retirement of a named officer, in addition to the items identified above, such officer will be entitled to (subject to the Company’s consent for certain amounts):

•	retain any outstanding stock options for the remainder of the outstanding ten-year term;

•	receive a prorated share of each outstanding TSRP award upon the completion of such cycle when, if and to the extent such award is earned during the applicable performance measurement period;

•	receive all outstanding shares of time-vested performance/restricted stock when the restrictions on such shares lapse upon the passage of time or the achievement of the applicable performance criteria;

•	receive all outstanding shares of performance-based performance/restricted stock when, if and to the extent that such award is earned during the applicable performance measurement period;

•	receive that portion of the outstanding KEPP awards that were earned at the time of retirement and a prorated share of the remaining portion of each outstanding KEPP award;

•	receive payments under the Supplemental Pension Plan, beginning two months after retirement, subject to Section 409A of the Internal Revenue Code;

•	receive health and welfare benefits until age 65 and receive health and welfare benefits for dependants, as applicable, subject to the limitations applicable to all salaried employees; and

•	receive life insurance benefits until death.

Consent of the Company is required for payments of the TSRP, performance/restricted stock and KEPP awards described above upon retirement.

Payments Made Upon Death or Disability

In the event of the death or disability of a named officer, in addition to the benefits listed under the headings “Payments Made Upon Termination” and “Payments Made Upon Retirement” above, the named officer will receive benefits under the Company’s disability plan or payments under the Company’s life insurance plan, as appropriate, each as generally available to all salaried employees. In addition, all outstanding performance/restricted share awards vest on the death of a named officer.

Payments Made Upon a Change in Control

As described in the “Employment and Change in Control Agreements” section, the Company is a party to an employment agreement with Mr. Hassey and a change in control severance agreement with each other named officer that provides the named officer with payments in the event his employment is terminated by the Company for reasons other than cause or by the named officer for good reason (defined to include diminishment of pay, benefits, title or job responsibilities or transfer from the home office) within 24 months after a change in control. See the information under the caption “Employment and Change in Control Agreements” for definitions. The tables below illustrate the amount of payments due in various circumstances.

As noted, the column “Involuntary or Good Reason Termination (w/in 24 Months of a Change in Control)” assumes that there was a change in control at the December 31, 2009 closing price of $44.77 per share and all of the named officers had a triggering event on December 31, 2009 and all cash amounts due, all deferred compensation enhancements and all potential benefit payments were to be paid in a single lump sum. The aggregate payments to the named officers would be approximately 1.3% of the indicated transaction value of $4.4 billion, which represents the Company’s approximate equity market capitalization value at December 31, 2009.

L.	Patrick Hassey ($ in thousands):

					Involuntary
					or Good
					Reason
					Termination
					(w/in 24
			Involuntary		months of
Executive Benefit and	Voluntary		Not for Cause	For Cause	Change in
Payments Upon Separation	Termination	Retirement	Termination	Termination	Control)	Disability	Death
Severance:	0	0	7,507	0	7,507	0	0
Compensation:
AIP	0	0	0	0		0	0
Long-Term Incentive Compensation:
Performance/Restricted Stock	0	4,564	4,564	0	4,564	4,564	4,564
TSRP	0	9,691	9,691	0	9,691	9,691	9,691
KEPP	0	0	0	0	1,820	0	0
Benefits & Perquisites:
Non-qualified defined contribution plan	0	0	0	0	0	0	0
Non-qualified defined benefit plan	0	0	0	0	0	0	0
Health & Welfare Benefits	0	0	45	0	45	0	0
Life Insurance Proceeds	0	0	0	0	0	0	0
Excise Tax & Gross Up	0	0	0	0	0	0	0
Outplacement	0	0	0	0	0	0	0
Supplemental Pension Plan:	0	0	0	0	0	0	0
Total	0	14,255	21,807	0	23,627	14,255	14,255

For 12 months after termination, Mr. Hassey is obligated to refrain from competing with the Company and soliciting employees or customers of the Company, and for 24 months after termination, Mr. Hassey is obligated to refrain from disparaging the Company.

Richard J. Harshman ($ in thousands):

					Involuntary
					or Good
					Reason
					Termination
					(w/in 24
			Involuntary		months of
Executive Benefit and	Voluntary		Not for Cause	For Cause	Change in
Payments Upon Separation	Termination	Retirement	Termination	Termination	Control)	Disability	Death
Severance:	0	0	0	0	3,424	0	0
Compensation:
AIP	0	0	0	0	0	0	0
Long-Term Incentive Compensation:
Performance/Restricted Stock	0	1,342	0	0	1,342	1,342	1,342
TSRP	0	2,849	0	0	2,849	2,849	2,849
KEPP	0	0	0	0	856	0	0
Benefits & Perquisites:
Non-qualified defined contribution plan	0	0	0	0	135	0	0
Non-qualified defined benefit plan	0	0	0	0	486	0	0
Health & Welfare Benefits	0	0	0	0	45	0	0
Life Insurance Proceeds	0	0	0	0	0	0	0
Excise Tax & Gross Up	0	0	0	0	0	0	0
Outplacement	0	0	0	0	25	0	0
Supplemental Pension Plan:	0	0	0	0	2,104	0	0
Total	0	4,191	0	0	11,266	4,191	4,191

Jon D. Walton ($ in thousands):

					Involuntary
					or Good
					Reason
					Termination
					(w/in 24
			Involuntary		months of
Executive Benefit and	Voluntary		Not for Cause	For Cause	Change in
Payments Upon Separation	Termination	Retirement	Termination	Termination	Control)	Disability	Death
Severance:	0	0	856	0	3,424	0	0
Compensation:
AIP	0	0	0	0	0	0	0
Long-Term Incentive Compensation:
Performance/Restricted Stock	0	1,342	1,342	0	1,342	1,342	1,342
TSRP	0	2,849	2,849	0	2,849	2,849	2,849
KEPP	0	0	0	0	856	0	0
Benefits & Perquisites:
Non-qualified defined contribution plan	0	0	83	0	135	0	0
Non-qualified defined benefit plan	0	0	0	0	0	0	0
Health & Welfare Benefits	0	0	15	0	45	0	0
Life Insurance Proceeds	0	0	0	0	0	0	0
Excise Tax & Gross Up	0	0	0	0	0	0	0
Outplacement	0	0	25	0	25	0	0
Supplemental Pension Plan:	0	0	268	0	2,586	0	0
Total	0	4,191	5,438	0	11,262	4,191	4,191

Terry L. Dunlap ($ in thousands):

					Involuntary
					or Good
					Reason
					Termination
					(w/in 24
			Involuntary		months of
Executive Benefit and	Voluntary		Not for Cause	For Cause	Change in
Payments Upon Separation	Termination	Retirement	Termination	Termination	Control)	Disability	Death
Severance:	0	0	0	0	2,080	0	0
Compensation:
AIP	0	0	0	0	0	0	0
Long-Term Incentive Compensation:
Performance/Restricted Stock	0	2,122	0	0	2,122	2,122	2,122
TSRP	0	995	0	0	995	995	995
KEPP	0	0	0	0	785	0	0
Benefits & Perquisites:
Non-qualified defined contribution plan	0	0	0	0	84	0	0
Non-qualified defined benefit plan	0	0	0	0	13	0	0
Health & Welfare Benefits	0	0	0	0	45	0	0
Life Insurance Proceeds	0	0	0	0	0	0	0
Excise Tax & Gross Up	0	0	0	0	0	0	0
Outplacement	0	0	0	0	15	0	0
Supplemental Pension Plan:	0	0	0	0	0	0	0
Total	0	3,117	0	0	6,139	3,117	3,117

Lynn D. Davis ($ in thousands):

					Involuntary
					or Good
					Reason
					Termination
					(w/in 24
			Involuntary		months of
Executive Benefit and	Voluntary		Not for Cause	For Cause	Change in
Payments Upon Separation	Termination	Retirement	Termination	Termination	Control)	Disability	Death
Severance:	0	0	0	0	1,872	0	0
Compensation:
AIP	0	0	0	0	0	0	0
Long-Term Incentive Compensation:
Performance/Restricted Stock	0	875	0	0	875	875	875
TSRP	0	1,891	0	0	1,891	1,891	1,891
KEPP	0	0	0	0	668	0	0
Benefits & Perquisites:
Non-qualified defined contribution plan	0	0	0	0	17	0	0
Non-qualified defined benefit plan	0	0	0	0	369	0	0
Health & Welfare Benefits	0	0	0	0	45	0	0
Life Insurance Proceeds	0	0	0	0	0	0	0
Excise Tax & Gross Up	0	0	0	0	0	0	0
Outplacement	0	0	0	0	15	0	0
Supplemental Pension Plan:	0	0	0	0	0	0	0
Total	0	2,766	0	0	5,752	2,766	2,766

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Personnel and Compensation Committee is an officer or employee of the Company, and no member of the Committee has a current or prior relationship, and no officer who is a statutory insider of the Company, has a relationship to any other company, required to be described under the Securities and Exchange Commission rules relating to disclosure of executive compensation.

CERTAIN TRANSACTIONS

Review Policy.  The Board of Directors has adopted a written Statement of Policy with respect to Related Party Transactions (the “Policy”). The Policy applies to transactions or arrangements between the Company and a related person (namely directors, executive officers, and their immediate family members, and 5% stockholders) with a direct or indirect material interest in the transaction, including transactions requiring disclosure under Item 404(a) of Regulation S-K. Under the Policy, no related party transaction can occur unless it is approved or ratified by the Audit Committee or approved by the disinterested members of the Board of Directors. The Audit Committee is primarily responsible for approving and ratifying related party transactions, and in doing so, will consider all matters it deems appropriate, including the dollar value of the proposed transaction, the relative benefits to be obtained and obligations to be incurred by the Company, and whether the terms of the transaction are comparable to those available to third parties.

OTHER INFORMATION

Annual Report on Form 10-K

COPIES OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, WITHOUT EXHIBITS, CAN BE OBTAINED WITHOUT CHARGE BY WRITTEN REQUEST TO THE CORPORATE SECRETARY, ALLEGHENY TECHNOLOGIES INCORPORATED, 1000 SIX PPG PLACE, PITTSBURGH, PENNSYLVANIA 15222-5479 OR (412) 394-2800.

Proxy Solicitation

The Company pays the cost of preparing, assembling and mailing this proxy-soliciting material. We will reimburse banks, brokers and other nominee holders for reasonable expenses they incur in sending these proxy materials to our beneficial stockholders whose stock is registered in the nominee’s name.

The Company has engaged Morrow & Co., LLC to help solicit proxies from brokers, banks and other nominee holders of Common Stock at a cost of $8,500 plus expenses. Our employees may also solicit proxies for no additional compensation.

On behalf of the Board of Directors:

Jon D. Walton
Corporate Secretary

Dated: April 2, 2010

APPENDIX A

ALLEGHENY TECHNOLOGIES INCORPORATED

2007 INCENTIVE PLAN

AS AMENDED AND RESTATED EFFECTIVE MAY 7, 2010

FOR SELECTED OFFICERS, KEY EMPLOYEES AND

NON-EMPLOYEE DIRECTORS

Article I.

Purpose and Adoption of the Plan

1.1.  Purpose.  The purpose of the Allegheny Technologies Incorporated 2007 Incentive Plan, as amended and restated (hereinafter referred to as the “Plan”) is to assist Allegheny Technologies Incorporated and its subsidiaries (the “Company”) in attracting and retaining highly competent employees and directors, to act as an incentive in motivating selected officers and other key employees and non-employee directors of the Company to achieve long-term corporate objectives and to enable cash incentive awards to qualify as performance-based compensation for purposes of the tax deduction limitations under Section 162(m) of the Code.

1.2.  Adoption of Plan as Amended and Restated.  The Plan initially became effective on May 2, 2007, when approved by the stockholders of the Company at its 2007 Annual Meeting of Stockholders. An amendment to the Plan was approved by the Board of Directors (the “Board”) of the Company on February 25, 2010 and the Plan as amended and restated to include that amendment will become effective on May 7, 2010 if approved by the stockholders of the Company at its 2010 Annual Meeting of Stockholders. The amendment (i) increased the number of shares issuable under Section 4.1, (ii) made clear that dividends and dividend equivalents are not payable on shares awarded subject to restrictions or as performance awards unless or until those shares vest and (iii) made certain clarifying language changes. The amendment does not change the material terms of the Performance Goals.

1.3.  The Plan and Term.  The Plan, whether or not the amendment is approved, shall remain in effect until May 1, 2017, unless terminated by action of the Board prior to that date. If the material terms of the Performance Goals are changed from those set forth in this Plan when initially approved by the stockholders or as amended with the approval of the stockholders, the provisions of Articles VII, VIII, IX and X with respect to performance-based awards to “covered employees” under Section 162(m) of the Code shall expire as of the fifth anniversary of the date the stockholders of the Company approved the amendment to the Plan, unless the changed Performance Goals are approved by the stockholders of the Company.

1.4.  Prior Plan.  The Company previously adopted the Allegheny Teledyne Incorporated 2000 Incentive Plan (the “Prior Plan”). Awards granted under the Prior Plan prior to the date the stockholders of the Company approve the amendment to this Plan shall not be affected by the adoption of the amendment, and the Prior Plan shall remain in effect following the date the stockholders of the Company approve the amendment to this Plan to the extent necessary to administer such awards, but no new Awards shall be granted under the Prior Plan after the date the stockholders of the Company approve the amendment to this Plan.

Article II.

Definitions

For the purpose of this Plan, capitalized terms shall have the following meanings:

2.1.  Award means any one or a combination of Non-Qualified Stock Options or Incentive Stock Options described in Article VI, Stock Appreciation Rights described in Article VI, Restricted Shares described in Article VII, Performance Awards described in Article VIII, Awards of cash or any other Award made under the terms of the Plan.

2.2.  Award Agreement means a written agreement between the Company and a Participant or a written acknowledgment from the Company to a Participant specifically setting forth the terms and conditions of an Award granted under the Plan.

2.3.  Award Period means, with respect to an Award, the period of time set forth in the Award Agreement during which specified target performance goals must be achieved or other conditions set forth in the Award Agreement must be satisfied.

2.4.  Beneficiary means an individual, trust or estate who or which, by a written designation of the Participant filed with the Company or by operation of law, succeeds to the rights and obligations of the Participant under the Plan and the Award Agreement upon the Participant’s death.

2.5.  Board means the Board of Directors of the Company.

2.6.  Change in Control means, and shall be deemed to have occurred upon the occurrence of, any one of the following events:

(a)	The acquisition in one or more transactions, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a number of Company Voting Securities in excess of 25% of the Company Voting Securities unless such acquisition has been approved by the Board;

(b)	Any election has occurred of persons to the Board that causes two-thirds of the Board to consist of persons other than (i) persons who were members of the Board on the Effective Date and (ii) persons who were nominated for elections as members of the Board at a time when two-thirds of the Board consisted of persons who were members of the Board on the Effective Date; provided, however, that any person nominated for election by a Board at least two-thirds of whom constituted persons described in clauses (i) and/or (ii) or by persons who were themselves nominated by such Board shall, for this purpose, be deemed to have been nominated by a Board composed of persons described in clause (i);

(c)	Consummation of a reorganization, merger or consolidation, unless, following such reorganization, merger or consolidation, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than seventy five percent (75%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity resulting from such reorganization, merger or consolidation in substantially the same proportion as their ownership of the Outstanding Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, as the case may be; or

(d)	Consummation of (i) a complete liquidation or dissolution of the Company or (ii) a sale or other disposition of all or substantially all the assets of the Company.

2.7.  Code means the Internal Revenue Code of 1986, as amended. References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

2.8.  Committee means the Committee defined in Section 3.1.

2.9.  Company or Corporation means Allegheny Technologies Incorporated, a Delaware corporation, and its successors.

2.10.  Common Stock means Common Stock of the Company, par value $.10 per share.

2.11.  Company Voting Securities means the combined voting power of all outstanding voting securities of the Company entitled to vote generally in the election of directors to the Board.

2.12.  Date of Grant means the date designated by the Committee as the date as of which it grants an Award, which shall not be earlier than the date on which the Committee approves the granting of such Award.

2.13.  Effective Date shall have the meaning given to such term in Section 1.2.

2.14.  Exchange Act means the Securities Exchange Act of 1934, as amended.

2.15.  Exercise Price means, with respect to a Stock Appreciation Right, the amount established by the Committee in the Award Agreement which is to be subtracted from the Fair Market Value on the date of exercise in order to determine the amount of the payment to be made to the Participant, as further described in Section 6.2(b).

2.16.  Fair Market Value means, on any date, the average of the high and low quoted sales prices of a share of Common Stock, as reported on the Composite Tape for New York Stock Exchange Listed Companies, on such date or, if there were no sales on such date, on the last date preceding such date on which a sale was reported.

2.17.  Incentive Stock Option means a stock option within the meaning of Section 422 of the Code. Incentive Stock Options cannot be granted to directors notwithstanding any provisions of the Plan to the contrary.

2.18.  Merger means any merger, reorganization, consolidation, exchange, transfer of assets or other transaction having similar effect involving the Company.

2.19.  Non-Qualified Stock Option means a stock option which is not an Incentive Stock Option.

2.20.  Options means all Non-Qualified Stock Options and/or Incentive Stock Options granted at any time under the Plan.

2.21.  Outstanding Common Stock means, at any time, the issued and outstanding shares of Common Stock.

2.22.  Participant means a person designated to receive an Award under the Plan in accordance with Section 5.1.

2.23.  Performance Awards means Awards granted in accordance with Article VIII.

2.24.  Performance Goals means operating income, operating profit, income before taxes, earnings per share, return on investment or working capital, return on stockholders’ equity, economic value added (the amount, if any, by which net operating profit after tax exceeds a reference cost of capital), balanced scorecard, cash flow, reductions in inventory, inventory turns and on-time delivery performance, any one of which may be measured with respect to the Company or any one or more of its Subsidiaries or business units and either in absolute terms or as compared to another company or companies, and safety measures and other quantifiable, objective measures of individual performance relevant to the particular individual’s job responsibilities.

2.25.  Plan means the Allegheny Technologies Incorporated 2007 Incentive Plan as described herein, as the same may be amended from time to time.

2.26.  Prior Plans shall have the meaning given to such term in Section 1.3.

2.27.  Purchase Price, with respect to Options, shall have the meaning set forth in Section 6.1(b).

2.28.  Restricted Shares means Common Stock subject to restrictions imposed in connection with Awards granted under Article VII.

2.29.  Retirement means early or normal retirement under a pension plan or arrangement of the Company or one of its Subsidiaries in which the Participant participates, provided however, the Committee may determine that a retirement has not occurred in the event a participant remains a consultant or non-employee director.

2.30.  Rule 16b-3 means Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, as the same may be amended from time to time, and any successor rule.

2.31.  Stock Appreciation Rights means Awards granted in accordance with Article VI.

2.32.  Subsidiary means a subsidiary of the Company within the meaning of Section 424(f) of the Code.

2.33.  Termination of Employment means the voluntary or involuntary termination of a Participant’s employment with the Company or a Subsidiary for any reason, including death, disability, retirement or as the result of the divestiture of the Participant’s employer or any similar transaction in which the Participant’s employer ceases to be the Company or one of its Subsidiaries. Whether entering military or other government service shall constitute Termination of Employment, or whether a Termination of Employment shall occur as a result of disability, shall be determined in each case by the Committee in its sole discretion.

Article III.

Administration

3.1.  Committee.  The Plan shall be administered by a committee or committees of the Board (“Committee”) comprised solely of independent members of the Board of Directors. The Committee shall have exclusive and final authority in each determination, interpretation or other action affecting the Plan and its Participants. The Committee shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Awards as it determines appropriate and to cancel Awards (including those made pursuant to other plans of the Company), and to take such steps in connection with the Plan and Awards granted hereunder as it may deem necessary or advisable. The Committee shall not, however, have or exercise any discretion that would disqualify amounts payable under Article X as performance-based compensation for purposes of Section 162(m) of the Code. The Committee may delegate such of its powers and authority under the Plan as it deems appropriate to designated officers or employees of the Company. In addition, the independent members of the full Board may exercise any of the powers and authority of the Committee under the Plan. In the event of such delegation of authority or exercise of authority by the Board, references in the Plan to the Committee shall be deemed to refer, as appropriate, to the delegate of the Committee or the Board. The selection of members of the Committee or any subcommittee thereof, and any delegation by the Committee to designated officers or employees, under this Section 3.1 shall comply with Section 16(b) of the Exchange Act, the performance-based provisions of Section 162(m) of the Code, and the regulations promulgated under each of such statutory provisions, or the respective successors to such statutory provisions or regulations, as in effect from time to time, except to the extent that the Board determines that such compliance is not necessary or desirable.

Article IV.

Shares

4.1.  Number of Shares Issuable.  The total number of shares authorized to be issued under the Plan shall equal 4.5 million shares of the Common Stock in the aggregate, including shares issued prior to the effective date of the amendment. The number of shares available for issuance under the Plan shall be subject to adjustment in accordance with Section 10.7. The shares to be offered under the Plan shall be authorized and unissued Common Stock, or issued Common Stock which shall have been reacquired by the Company.

4.2.  Shares Subject to Terminated Awards.  Common Stock covered by any unexercised portions of terminated Options (including canceled Options) granted under Article VI, Common Stock forfeited as provided in Section 7.2(a) and Common Stock subject to any Awards which are otherwise surrendered by the Participant may again be subject to new Awards under the Plan. Common Stock subject to Options, or portions thereof, which have been surrendered in connection with the exercise of Stock Appreciation Rights shall not be available for subsequent Awards under the Plan, but Common Stock issued in payment of such Stock Appreciation Rights shall not be charged against the number of shares of Common Stock available for the grant of Awards hereunder. Common Stock covered by awards granted under the Prior Plans that after the Effective Date are terminated unexercised, forfeited or otherwise surrendered shall be available for subsequent Awards under this Plan. Notwithstanding anything to the contrary contained herein: (i) shares of Common Stock tendered in payment of an Option shall not be added to the aggregate plan limit described above; (ii) shares of Common Stock withheld by the Company to satisfy any tax withholding obligation shall not be added to the aggregate plan limit described above; (iii) shares of Common Stock that are repurchased by the Company with Option proceeds shall not be added to the aggregate plan limit described above; and (iv) all shares of Common Stock covered by a Stock Appreciation Right, to the extent that it is exercised and settled in shares of Common Stock, and whether or not shares of Common Stock are actually issued to the Participant upon exercise of the Stock Appreciation Right, shall be considered issued or transferred pursuant to the Plan.

Article V.

Participation

5.1.  Eligible Participants.  Participants in the Plan shall be such officers and other key employees of the Company and/or any one or more of its Subsidiaries as the Committee, in its sole discretion, may designate from time to time, and directors who are non-employee members of the Company’s Board of Directors. The Committee’s designation of a Participant in any year shall not require the Committee to designate such person to receive Awards or grants in any other year. The designation of a Participant to receive awards or grants under one portion of the Plan does not require the Committee to include such Participant under other portions of the Plan. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards. Notwithstanding any provision herein to the contrary, the Committee may grant Awards under the Plan, other than Incentive Stock Options, to non-employees who, in the judgment of the Committee, render significant services to the Company or any of its Subsidiaries, on such terms and conditions as the Committee deems appropriate and consistent with the intent of the Plan. Subject to adjustment in accordance with Section 10.7, in any calendar year, no Participant shall be granted Awards in respect of more than 1 million shares of Common Stock (whether through grants of Options or Stock Appreciation Rights or other grants of Common Stock or rights with respect thereto) and $15 million in cash; provided, however, that any Award payable over a period of more than one year shall be pro-rated over the applicable period in determining the amount of the Award granted in any calendar year.

Article VI.

Stock Options and Stock Appreciation Rights

6.1.  Option Awards.

(a)	Grant of Options. The Committee may grant, to such Participants as the Committee may select, Options entitling the Participant to purchase shares of Common Stock from the Company in such number, at such price, and on such terms and subject to such conditions, not inconsistent with the terms of this Plan, as may be established by the Committee. The terms of any Option granted under this Plan shall be set forth in an Award Agreement.

(b)	Purchase Price of Options. The Purchase Price of each share of Common Stock which may be purchased upon exercise of any Option granted under the Plan shall be determined by the Committee; provided, however, that the Purchase Price of the Common Stock purchased pursuant to Options shall be equal to or greater than the Fair Market Value on the Date of Grant. The Committee shall not have the authority to decrease such price after the date of the Stock Option’s grant, except for adjustments appropriate to reflect a change in stock or a change in capitalization pursuant to Section 10.7.

(c)	Designation of Options. Except as otherwise expressly provided in the Plan, the Committee may designate, at the time of the grant of each Option, the Option as an Incentive Stock Option or a Non-Qualified Stock Option.

(d)	Incentive Stock Option Share Limitation. No Participant may be granted Incentive Stock Options under the Plan (or any other plans of the Company and its Subsidiaries) which would result in shares with an aggregate Fair Market Value (measured on the Date of Grant) of more than $100,000 first becoming exercisable in any one calendar year.

(e)	Rights as a Stockholder. A Participant or a transferee of an Option pursuant to Section 10.4 shall have no rights as a stockholder with respect to Common Stock covered by an Option until the Participant or transferee shall have become the holder of record of any such shares, and no adjustment shall be made for dividends in cash or other property or distributions or other rights with respect to any such Common Stock for which the record date is prior to the date on which the Participant or a transferee of the Option shall have become the holder of record of any such shares covered by the Option; provided, however, that Participants are entitled to share adjustments to reflect capital changes under Section 10.7.

6.2.  Stock Appreciation Rights.

(a)	Stock Appreciation Right Awards. The Committee is authorized to grant to any Participant one or more Stock Appreciation Rights. Such Stock Appreciation Rights may be granted either independent of or in tandem with Options granted to the same Participant. Stock Appreciation Rights granted in tandem with Options may be granted simultaneously with, or, in the case of Non-Qualified Stock Options, subsequent to, the grant to such Participant of the related Option; provided, however, that: (i) any Option covering any share of Common Stock shall expire and not be exercisable upon the exercise of any Stock Appreciation Right with respect to the same share, (ii) any Stock Appreciation Right covering any share of Common Stock shall expire and not be exercisable upon the exercise of any related Option with respect to the same share, and (iii) an Option and Stock Appreciation Right covering the same share of Common Stock may not be exercised simultaneously. Upon exercise of a Stock Appreciation Right with respect to a share of Common Stock, the Participant shall be entitled to receive an amount equal to the excess, if any, of (A) the Fair Market Value of a share of Common Stock on the date of exercise over (B) the Exercise Price of such Stock Appreciation Right established in the Award Agreement, which amount shall be payable as provided in Section 6.2(c).

(b)	Exercise Price. The Exercise Price established under any Stock Appreciation Right granted under this Plan shall be determined by the Committee, but shall not be less than the Purchase Price of the related Option which shall be equal to or greater than the Fair Market Value of the underlying shares of Common Stock on the Date of Grant. Upon exercise of Stock Appreciation Rights granted in tandem with Options, the number of shares subject to exercise under any related Option shall automatically be reduced by the number of shares of Common Stock represented by the Option or portion thereof which are surrendered as a result of the exercise of such Stock Appreciation Rights.

(c)	Payment of Incremental Value. Any payment which may become due from the Company by reason of a Participant’s exercise of a Stock Appreciation Right may be paid to the Participant as determined by the Committee (i) all in cash, (ii) all in Common Stock, or (iii) in any combination of cash and Common Stock. In the event that all or a portion of the payment is made in Common Stock, the number of shares of Common Stock delivered in satisfaction of such payment shall be determined by dividing the amount of such payment or portion thereof by the Fair Market Value on the Exercise Date. No fractional share of Common Stock shall be issued to make any payment in respect of Stock Appreciation Rights; if any fractional share would be issuable, the combination of cash and Common Stock payable to the Participant shall be adjusted as directed by the Committee to avoid the issuance of any fractional share.

6.3.  Terms of Stock Options and Stock Appreciation Rights.

(a)	Conditions on Exercise. An Award Agreement with respect to Options and/or Stock Appreciation Rights may contain such waiting periods, exercise dates and restrictions on exercise (including, but not limited to, periodic installments) as may be determined by the Committee at the time of grant (provided that the vesting schedule for Options and Stock Appreciation Rights shall provide that the awards shall vest over a period of no less than three (3) years and except that rules regarding the exercise and or termination of Awards upon a Participant’s Disability, death, Termination of Employment or ceasing to be a Director will be provided in Participant’s Award Agreement with the Company) and the Committee may grant Options or Stock Appreciation Rights with a forfeiture period of less than three years as it deems necessary for recruitment purposes.

(b)	Duration of Options and Stock Appreciation Rights. Options and Stock Appreciation Rights shall terminate after the first to occur of the following events:

(i)	Expiration of the Option or Stock Appreciation Right as provided in the Award Agreement; or

(ii)	Termination of the Award following the Participant’s disability, Retirement, death or other Termination of Employment as provided in the Award Agreement; or

(iii)	Ten years from the Date of Grant; or

(iv)	Solely in the case of a Stock Appreciation Right granted in tandem with an Option, upon the expiration of the related Option.

(c)	Acceleration or Extension of Exercise Time. The Committee may (but shall not be obligated to) permit the exercise of an Option or Stock Appreciation Right (i) prior to the time such Option or Stock Appreciation Right would become exercisable under the terms of the Award Agreement, (ii) after the termination of the Option or Stock Appreciation Right under the terms of the Award Agreement, or (iii) after the expiration of the Option or Stock Appreciation Right.

6.4.  Exercise Procedures.  Each Option and Stock Appreciation Right granted under the Plan shall be exercised by written or electronic notice to the Company or by such other exercise procedures as may be provided in the Award Agreement which notice or other form of exercise must be received by the officer or employee of the Company designated in the Award Agreement on or before the close of business on the expiration date of the Award. The Purchase Price of shares purchased upon exercise of an Option granted under the Plan shall be paid in full in cash by the Participant pursuant to the Award Agreement; provided, however, that the Committee may (but shall not be required to) permit payment to be made by delivery to the Company of either (a) Common Stock (which may, in the sole discretion of the Committee, include Restricted Shares or shares otherwise issuable in connection with the exercise of the Option, subject to such rules as the Committee deems appropriate) or (b) any combination of cash and Common Stock, or (c) such other consideration as the Committee deems appropriate and in compliance with applicable law (including payment in accordance with a cashless exercise program that complies with applicable law under which, if so instructed by the Participant, Common Stock may be issued directly to the Participant’s broker or dealer upon receipt of an irrevocable written or electronic notice of exercise from the Participant). In the event that any Common Stock shall be transferred to the Company to satisfy all or any part of the Purchase Price, the part of the Purchase Price deemed to have been satisfied by such transfer of Common Stock shall be equal to the product derived by multiplying the Fair Market Value as of the date of exercise times the number of shares of Common Stock transferred to the Company. The Participant may not transfer to the Company in satisfaction of the Purchase Price any fractional share of Common Stock. Any part of the Purchase Price paid in cash upon the exercise of any Option shall be added to the general funds of the

Company and may be used for any proper corporate purpose. Unless the Committee shall otherwise determine, any Common Stock transferred to the Company as payment of all or part of the Purchase Price upon the exercise of any Option shall be held as treasury shares.

6.5.  Change in Control.  Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all Options outstanding on the date of such Change in Control, and all Stock Appreciation Rights shall become immediately and fully exercisable. The provisions of this Section 6.5 shall not be applicable to any Options or Stock Appreciation Rights granted to a Participant if any Change in Control results from such Participant’s beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Common Stock or Company Voting Securities.

Article VII.

Restricted Shares

7.1.  Restricted Share Awards.  The Committee may grant to any Participant an Award of Common Stock in such number of shares, and on such terms, conditions and restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of purchased or designated shares of Common Stock or other criteria, as the Committee shall establish. With respect to performance-based Awards of Restricted Shares to “covered employees” (as defined in Section 162(m) of the Code), performance targets will be limited to specified levels of one or more of the Performance Goals. The terms of any Restricted Share Award granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan.

(a)	Issuance of Restricted Shares. As soon as practicable after the Date of Grant of a Restricted Share Award by the Committee, the Company shall cause to be transferred on the books of the Company, or its agent, Common Stock, registered on behalf of the Participant, evidencing the Restricted Shares covered by the Award, but subject to forfeiture to the Company as of the Date of Grant if an Award Agreement with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company. All Common Stock covered by Awards under this Article VII shall be subject to the restrictions, terms and conditions contained in the Plan and the Award Agreement entered into by the Participant. Until the lapse or release of all restrictions applicable to an Award of Restricted Shares the share certificates, if any, representing such Restricted Shares may be held in custody by the Company, its designee, or, if the certificates bear a restrictive legend, by the Participant; provided, however, that if the Restricted Shares are uncertificated, other arrangements may be made, in the discretion of the Committee, to ensure the enforcement of the restrictions on such Restricted Shares. Upon the lapse or release of all restrictions with respect to an Award as described in Section 7.1(d), one or more share certificates, registered in the name of the Participant, for an appropriate number of shares as provided in Section 7.1(d), free of any restrictions set forth in the Plan and the Award Agreement shall be delivered to the Participant.

(b)	Rights as a Stockholder. Beginning on the Date of Grant of the Restricted Share Award and subject to execution of the Award Agreement as provided in Section 7.1(a), the Participant shall become a stockholder of the Company with respect to all shares subject to the Award Agreement and shall have all of the rights of a stockholder, except for the right to receive dividends, whether in cash or in stock, when paid to other stockholders prior to the lapse of all restrictions on the Restricted Shares provided, however, that any cash or Common Stock distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Shares and held or restricted as provided in Section 7.1(a).

(c)	Restriction on Transferability. None of the Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution, or to an inter vivos trust with respect to which the Participant is treated as the owner under Sections 671 through 677 of the Code), pledged or sold prior to lapse of the restrictions applicable thereto.

(d)	Delivery of Shares Upon Vesting. Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under the provisions of Section 7.3, the restrictions applicable to the Restricted Shares shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 10.5, the Company shall deliver to the Participant or, in case of the Participant’s death, to the Participant’s Beneficiary, one or more share certificates for the appropriate number of shares of Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

7.2.  Terms of Restricted Shares.

(a)	Forfeiture Periods. A grant of Restricted Shares pursuant to this Article VII shall be subject to a minimum forfeiture period of at least three (3) years, or such longer period as the Committee, in its sole discretion, may determine. Notwithstanding the foregoing, the Committee may grant shares of Restricted Shares with a forfeiture period of at least one (1) year, or such longer period as the Committee, in its sole discretion, may determine, so long as vesting is based on performance criteria and the Committee may grant shares of Restricted Shares with a forfeiture period of less than three years as it deems necessary for recruitment purposes.

(b)	Forfeiture of Restricted Shares. Subject to Sections 7.2(c) and 7.3, all Restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Shares shall terminate unless the Participant continues in the service of the Company or a Subsidiary as an employee or non-employee director until the expiration of the forfeiture period for such Restricted Shares and satisfies any and all other conditions set forth in the Award Agreement. Subject to Section 7.2(a), the Committee shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Share Award.

(c)	Waiver of Forfeiture Period. Notwithstanding anything contained in this Article VII to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, disability or Retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Committee shall deem appropriate.

7.3.  Change in Control.  Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all restrictions applicable to the Restricted Share Award shall terminate fully and the Participant shall immediately have the right to the delivery of share certificate or certificates for such shares in accordance with Section 7.1(d).

Article VIII.

Performance Awards

8.1.  Performance Awards.

(a)	Award Periods and Calculations of Potential Incentive Amounts. The Committee may grant Performance Awards to Participants. A Performance Award shall consist of the right to receive a payment (measured by the Fair Market Value of a specified number of shares of Common Stock, increases in such Fair Market Value during the Award Period and/or a fixed cash amount) contingent upon the extent to which certain predetermined performance targets have been met during an Award Period. Performance Awards may be made in conjunction with, or in addition to, Restricted Share Awards made under Article VII. The Award Period shall be two or more fiscal or calendar years as determined by the Committee. The Committee, in its discretion and under such terms as it deems appropriate, may permit newly eligible employees, such as those who are promoted or newly hired, to receive Performance Awards after an Award Period has commenced.

(b)	Performance Targets. The performance targets may include such goals related to the performance of the Company or, where relevant, any one or more of its Subsidiaries or divisions and/or the performance of a Participant as may be established by the Committee in its discretion. In the case of Performance Awards to “covered employees” (as defined in Section 162(m) of the Code), the targets will be limited to specified levels of one or more of the Performance Goals. The performance targets established by the Committee may vary for different Award Periods and need not be the same for each Participant receiving a Performance Award in an Award Period. Except to the extent inconsistent with the performance-based compensation exception under Section 162(m) of the Code, in the case of Performance Awards granted to employees to whom such section is applicable, the Committee, in its discretion, but only under extraordinary circumstances as determined by the Committee, may change any prior determination of performance targets for any Award Period at any time prior to the final determination of the Award when events or transactions occur to cause the performance targets to be an inappropriate measure of achievement.

(c)	Earning Performance Awards. The Committee, at or as soon as practicable after the Date of Grant, shall prescribe a formula to determine the percentage of the Performance Award to be earned based upon the degree of attainment of performance targets.

(d)	Payment of Earned Performance Awards. Subject to the requirements of Section 10.5, payments of earned Performance Awards shall be made in cash or Common Stock, or a combination of cash and Common Stock, in the discretion of the Committee. The Committee, in its sole discretion, may define such terms and conditions with respect to the payment of earned Performance Awards as it may deem desirable.

8.2.  Terms of Performance Awards.

(a)	Termination of Employment. Unless otherwise provided below or in Section 8.3, in the case of a Participant’s Termination of Employment prior to the end of an Award Period, the Participant will not have earned any Performance Awards.

(b)	Retirement. If a Participant’s Termination of Employment is because of Retirement prior to the end of an Award Period, the Participant will not be paid any Performance Awards, unless the Committee, in its sole and exclusive discretion, determines that an Award should be paid. In such a case, the Participant shall be entitled to receive a pro-rata portion of his or her Award as determined under Subsection (d).

(c)	Death or Disability. If a Participant’s Termination of Employment is due to death or disability (as determined in the sole and exclusive discretion of the Committee) prior to the end of an Award Period, the Participant or the Participant’s personal representative shall be entitled to receive a pro-rata share of his or her Award as determined under Subsection (d).

(d)	Pro-Rata Payment. The amount of any payment made to a Participant whose employment is terminated by Retirement, death or disability (under circumstances described in Subsections (b) and (c)) will be the amount determined by multiplying the amount of the Performance Award which would have been earned, determined at the end of the Award Period, had such employment not been terminated, by a fraction, the numerator of which is the number of whole months such Participant was employed during the Award Period, and the denominator of which is the total number of months of the Award Period. Any such payment made to a Participant whose employment is terminated prior to the end of an Award Period under this Section 8.2 shall be made at the end of the respective Award Period, unless otherwise determined by the Committee in its sole discretion. Any partial payment previously made or credited to a deferred account for the benefit of a Participant as provided under Section 8.1(d) of the Plan shall be subtracted from the amount otherwise determined as payable as provided in this Section.

(e)	Other Events. Notwithstanding anything to the contrary in this Article VIII, the Committee may, in its sole and exclusive discretion, determine to pay all or any portion of a Performance Award to a Participant who has terminated employment prior to the end of an Award Period under certain circumstances (including the death, disability or Retirement of the Participant or a material change in circumstances arising after the Date of Grant) and subject to such terms and conditions as the Committee shall deem appropriate.

8.3.  Change in Control.  Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all Performance Awards for all Award Periods shall immediately become fully payable to all Participants and shall be paid to Participants in accordance with Section 8.2(d) within 30 days after such Change in Control.

8.4.  Grant of Other Stock-Based Awards.   Other stock-based awards, consisting of stock purchase rights, Awards of cash, Awards of Common Stock, or Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, may be granted either alone or in addition to or in conjunction with other Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and all other conditions of the Awards. Any such Award shall be confirmed by an Award Agreement executed by the Company and the Participant, which Award Agreement shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.

8.5.  Terms of Other Stock-Based Awards.   In addition to the terms and conditions specified in the Award Agreement, Awards made pursuant to this Article VIII shall be subject to the following:

(a)	Any Common Stock subject to Awards made under this Article VIII may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses; and

(b)	If specified by the Committee in the Award Agreement, the recipient of an Award under this Article VIII shall be entitled to receive, on a deferred basis, interest or dividends or dividend equivalents with respect to the Common Stock or other securities covered by the Award when and to the extent the Performance Award is earned; and

(c)	The Award Agreement with respect to any Award shall contain provisions dealing with the disposition of such Award in the event of a Termination of Employment prior to the exercise, realization or payment of such Award, whether such termination occurs because of Retirement, disability, death or other reason, with such provisions to take account of the specific nature and purpose of the Award.

8.6.  Foreign Qualified Awards.  Awards under the Plan may be granted to such employees of the Company and its Subsidiaries who are residing in foreign jurisdictions as the Committee in its sole discretion may determine from time to time. The Committee may adopt such supplements to the Plan as may be necessary or appropriate to comply with the applicable laws of such foreign jurisdictions and to afford Participants favorable treatment under such laws; provided, however, that no Award shall be granted under any such supplement with terms or conditions inconsistent with the provision set forth in the Plan.

Article IX.

Short-Term Cash Incentive Awards

9.1.  Eligibility.  Executive officers of the Company who are from time to time determined by the Committee to be “covered employees” for purposes of Section 162(m) of the Code will be eligible to receive short-term cash incentive awards under this Article IX.

9.2.  Awards.

(a)	Performance Targets. For each fiscal year of the Company, the Committee shall establish objective performance targets based on specified levels of one or more of the Performance Goals. Such performance targets shall be established by the Committee on a timely basis to ensure that the targets are considered “preestablished” for purposes of Section 162(m) of the Code.

(b)	Amounts of Awards. In conjunction with the establishment of performance targets for a fiscal year, the Committee shall adopt an objective formula (on the basis of percentages of Participants’ salaries, shares in a bonus pool or otherwise) for computing the respective amounts payable under the Plan to Participants if and to the extent that the performance targets are attained. Such formula shall comply with the requirements applicable to performance-based compensation plans under Section 162(m) of the Code and, to the extent based on percentages of a bonus pool, such percentages shall not exceed 100% in the aggregate.

(c)	Payment of Awards. Awards will be payable to Participants in cash each year upon prior written certification by the Committee of attainment of the specified performance targets for the preceding fiscal year.

(d)	Negative Discretion. Notwithstanding the attainment by the Company of the specified performance targets, the Committee shall have the discretion, which need not be exercised uniformly among the Participants, to reduce or eliminate the award that would be otherwise paid.

(e)	Guidelines. The Committee may adopt from time to time written policies for its implementation of this Article IX. Such guidelines shall reflect the intention of the Company that all payments hereunder qualify as performance-based compensation under Section 162(m) of the Code.

(f)	Non-Exclusive Arrangement. The adoption and operation of this Article IX shall not preclude the Board or the Committee from approving other short-term incentive compensation arrangements for the benefit of individuals who are Participants hereunder as the Board or Committee, as the case may be, deems appropriate and in the best interests of the Company.

Article X.

Terms Applicable Generally to Awards
Granted Under the Plan

10.1.  Plan Provisions Control Award Terms.   The terms of the Plan shall govern all Awards granted under the Plan, and in no event shall the Committee have the power to grant any Award under the Plan which is contrary to any of the provisions of the Plan. In the event any provision of any Award granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Award, the term in the Plan as constituted on the Date of Grant of such Award shall control. Except as provided in Section 10.3 and Section 10.7, the terms of any Award granted under the Plan may not be changed after the Date of Grant of such Award so as to materially decrease the value of the Award without the express written approval of the holder.

10.2.  Award Agreement.  No person shall have any rights under any Award granted under the Plan unless and until the Company and the Participant to whom such Award shall have been granted shall have executed and delivered an Award Agreement or received any other Award acknowledgment authorized by the Committee expressly granting the Award to such person and containing provisions setting forth the terms of the Award.

10.3.  Modification of Award After Grant.  No Award granted under the Plan to a Participant may be modified (unless such modification does not materially decrease the value of the Award) after the Date of Grant except by express written agreement between the Company and the Participant, provided that any such change (a) shall not be inconsistent with the terms of the Plan, and (b) shall be approved by the Committee.

10.4.  Limitation on Transfer.  Except as provided in Section 7.1(c) in the case of Restricted Shares, a Participant’s rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution, and during the lifetime of a Participant, only the Participant personally (or the Participant’s personal representative) may exercise rights under the Plan. The Participant’s Beneficiary may exercise the Participant’s rights to the extent they are exercisable under the Plan following the death of the Participant. Notwithstanding the foregoing, the Committee may grant Non-Qualified Stock Options that are transferable, without payment of consideration, to immediate family members of the Participant or to trusts or partnerships for such family members, and the Committee may also amend outstanding Non-Qualified Stock Options to provide for such transferability.

10.5.  Taxes.  The Company shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or shares issuable under such Participant’s Award, or with respect to any income recognized upon a disqualifying disposition of shares received pursuant to the exercise of an Incentive Stock Option, and the Company may defer payment or issuance of the cash or shares upon exercise or vesting of an Award unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Committee and shall be payable by the Participant at such time as the Committee determines in accordance with the following rules:

(a)	The Participant shall have the right to elect to meet his or her withholding requirement (i) by having withheld from such Award at the appropriate time that number of shares of Common Stock, rounded up to the next whole share, whose Fair Market Value is equal to the amount of withholding taxes due, (ii) by direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such Award or (iii) by a combination of shares and cash.

(b)	The Committee shall have the discretion as to any Award, to cause the Company to pay to tax authorities for the benefit of any Participant, or to reimburse such Participant for the individual taxes which are due on the grant, exercise or vesting of any share Award, or the lapse of any restriction on any share Award (whether by reason of a Participant’s filing of an election under Section 83(b) of the Code or otherwise), including, but not limited to, Federal income tax, state income tax, local income tax and excise tax under Section 4999 of the Code, as well as for any such taxes as may be imposed upon such tax payment or reimbursement.

(c)	In the case of Participants who are subject to Section 16 of the Exchange Act, the Committee may impose such limitations and restrictions as it deems necessary or appropriate with respect to the delivery or withholding of shares of Common Stock to meet tax withholding obligations.

10.6.  Surrender of Awards.  Any Award granted under the Plan may be surrendered to the Company for cancellation on such terms as the Committee and the holder approve.

10.7.  Adjustments to Reflect Capital Changes.

(a)	Recapitalization. The number and kind of shares subject to outstanding Awards, the Purchase Price or Exercise Price for such shares, the number and kind of shares available for Awards subsequently granted under the Plan and the maximum number of shares in respect of which Awards can be made to any Participant in any calendar year shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the Plan or the Awards granted under the Plan. The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.

(b)	Merger. After any Merger in which the Company is the surviving corporation, each Participant shall, at no additional cost, be entitled upon any exercise of all Options or receipt of other Award to receive (subject to any required action by stockholders), in lieu of the number of shares of Common Stock receivable or exercisable pursuant to such Award, the number and class of shares or other securities to which such Participant would have been entitled pursuant to the terms of the Merger if, at the time of the Merger, such Participant had been the holder of record of a number of shares equal to the number of shares receivable or exercisable pursuant to such Award. Comparable rights shall accrue to each Participant in the event of successive Mergers of the character described above. In the event of a Merger in which the Company is not the surviving corporation, the surviving, continuing, successor, or purchasing corporation, as the case may be (the “Acquiring Corporation”), shall either assume the Company’s rights and obligations under outstanding Award Agreements or substitute awards in respect of the Acquiring Corporation’s stock for such outstanding Awards. In the event the Acquiring Corporation fails to assume or substitute for such outstanding Awards, the Board shall provide that any unexercisable and/or unvested portion of the outstanding Awards shall be immediately exercisable and vested as of a date prior to such Merger, as the Board so determines. The exercise and/or vesting of any Award that was permissible solely by reason of this Section 10.7(b) shall be conditioned upon the consummation of the Merger. Any Options which are neither assumed by the Acquiring Corporation nor exercised as of the date of the Merger shall terminate effective as of the effective date of the Merger.

(c)	Options to Purchase Shares or Stock of Acquired Companies. After any Merger in which the Company or a Subsidiary shall be a surviving corporation, the Committee may grant substituted options under the provisions of the Plan, pursuant to Section 424 of the Code, replacing old options granted under a plan of another party to the Merger whose shares or stock subject to the old options may no longer be issued following the Merger. The foregoing adjustments and manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Options.

10.8.  No Right to Employment.  No employee or other person shall have any claim of right to be granted an Award under this Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any of its Subsidiaries.

10.9.  Awards Not Includable for Benefit Purposes.  Payments received by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Participant which is maintained by the Company or any of its Subsidiaries, except as may be provided under the terms of such plans or determined by the Board.

10.10.  Governing Law.  All determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Delaware and construed in accordance therewith. Any action, claim, unit or demand brought by or on behalf of a Participant in connection with any Award under this Plan shall be brought in a court of competent jurisdiction over actions arising in Allegheny County, Pennsylvania, the sites of the Company’s headquarters and the general operation of its business.

10.11.  No Strict Construction.  No rule of strict construction shall be implied against the Company, the Committee, or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Committee.

10.12.  Compliance with Rule 16b-3.  It is intended that unless the Committee determines otherwise, Awards under the Plan be eligible for exemption under Rule 16b-3. The Board is authorized to amend the Plan and to make any such modifications to Award Agreements to comply with Rule 16b-3, as it may be amended from time to time, and to make any other such amendments or modifications as it deems necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.

10.13.  Captions.  The captions (i.e., all Section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.

10.14.  Severability.  Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan and every other Award at any time granted under the Plan shall remain in full force and effect.

10.15.  Amendment and Termination.

(a)	Amendment. The Board shall have complete power and authority to amend the Plan at any time; provided, however, that the Board shall not, without the requisite affirmative approval of stockholders of the Company, make any amendment which materially modifies the Plan by increasing the benefits accrued to Participants under the Plan; increasing the number of securities which may be issued under the Plan; modifying the requirements for participation in the Plan; or including a provision allowing the Board to lapse or waive restrictions at its discretion; or which requires stockholder approval under the Code, unless such compliance is no longer desired under the Code, or under any other applicable law or rule of any stock exchange which lists Common Stock or Company Voting Securities. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted under the Plan, adversely affect the right of such individual under such Award.

(b)	Termination. The Board shall have the right and the power to terminate the Plan at any time. No Award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Award outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the expiration date of such Award to the same extent such Award would have been exercisable had the Plan not terminated.

* * * * * *

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.
Internet and telephone voting is available through 11:59 PM Eastern Time May 3, 2010.

Allegheny Technologies Incorporated

INTERNET
http://www.proxyvoting.com/ati-emp
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your voting instruction card by Internet or by telephone, you do NOT need to mail back your voting instruction card.
To vote by mail, mark, sign and date your voting instruction card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the Mercer Trust Company to vote your shares in the same manner as if you marked, signed and returned your voting instruction card.

WO#
69532-bl
▼ FOLD AND DETACH HERE ▼

This proxy, when properly executed, will be voted in the manner directed herein. If you sign and return this card but do not specify a vote, the proxies will vote FOR Items A, B and C and in their discretion on other matters.	Please mark your votes as indicated in this example	☒

The Board of Directors recommends a vote FOR Items A, B and C:

A. Election of the three nominees as directors:				FOR	AGAINST	ABSTAIN
FOR
the nominees (except as indicated)	WITHHELD from all nominees	*EXCEPTIONS	B. Approval of the Amended and Restated 2007 Incentive Plan.	☐	☐	☐

☐	☐	☐	C. Ratification of the selection of Ernst & Young LLP as independent auditors for 2010.	☐	☐	☐
01 L. Patrick Hassey
02 Barbara S. Jeremiah
03 John D. Turner
			Please check here to request an admission ticket to the Meeting.		☐
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)
*Exceptions

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

Please sign EXACTLY as your name appears above.

•	Allegheny Ludlum Corporation Personal Retirement and 401(k) Savings Account Plan

•	Allegheny Technologies Retirement Savings Plan

•	Savings and Security Plan of the Lockport and Waterbury Facilities

•	The 401(k) Savings Account Plan For Employees of the Washington Plate Plant

•	The 401(k) Plan

•	401(k) Savings Account Plan for Employees of the Exton Facility

•	TDY Industries, Inc. 401(k) Profit Sharing Plan for Certain Employees of Metalworking Products

•	Rome Metals, LLC Employees’ 401(k) and Profit Sharing Plan

•	Hourly 401(k) Plan for Represented Employees at Midland and Louisville
As a Plan participant, you have the right to direct Mercer Trust Company, the Trustee of the above Plans, how to vote the shares of Allegheny Technologies Common Stock that are allocated to your Plan account and shown on the attached voting instruction card. The Trustee will hold your instructions in complete confidence except as may be necessary to meet legal requirements.
You may vote by telephone, Internet or by completing, signing and returning the voting instruction card (above). A postage-paid return envelope is enclosed.
The Trustee must receive your voting instructions by May 3, 2010. If the Trustee does not receive your instructions by May 3, 2010, the Trustee shall vote your shares as the Plan Administrator directs.
You will receive a separate set of proxy solicitation materials for any shares of Common Stock you own other than your Plan shares. Your non-Plan shares must be voted separately from your Plan shares.

EASY WAY TO SAVE THE COMPANY MONEY:
Please consider voting by telephone (1-866-540-5760); or
Internet (http://www.proxyvoting.com/ati-emp)
Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The Proxy Statement and the 2009 Annual Report to Stockholders are available at: http://bnymellon.mobular.net/bnymellon/ati
▼ FOLD AND DETACH HERE ▼
ALLEGHENY TECHNOLOGIES INCORPORATED
VOTING INSTRUCTION CARD FOR 2010 ANNUAL MEETING
•	Allegheny Ludlum Corporation Personal Retirement and 401(k) Savings Account Plan

•	Allegheny Technologies Retirement Savings Plan

•	Savings and Security Plan of the Lockport and Waterbury Facilities

•	The 401(k) Savings Account Plan For Employees of the Washington Plate Plant

•	The 401(k) Plan

•	401(k) Savings Account Plan for Employees of the Exton Facility

•	TDY Industries, Inc. 401(k) Profit Sharing Plan for Certain Employees of Metalworking Products

•	Rome Metals, LLC Employees’ 401(k) and Profit Sharing Plan

•	Hourly 401(k) Plan for Represented Employees at Midland and Louisville
The undersigned hereby directs Mercer Trust Company, the Trustee of the above Plans, to vote the full number of shares of Common Stock allocated to the account of the undersigned under the Plans, at the Annual Meeting of Stockholders of Allegheny Technologies Incorporated on May 7, 2010, and any adjournments thereof, upon the matters set forth on the reverse of this card, and, in its discretion, upon such other matters as may properly come before such meeting.
PLAN PARTICIPANTS MAY GIVE DIRECTIONS BY TOLL-FREE TELEPHONE OR INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE OR PARTICIPANTS MAY GIVE DIRECTIONS BY COMPLETING, DATING AND SIGNING THIS CARD AND RETURNING IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
If you wish to use this card to vote your shares, please vote, date and sign on the reverse side.

WO# 69532-bl

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.
Internet and telephone voting is available through 11:59 PM Eastern Time May 6, 2010.

Allegheny Technologies Incorporated

INTERNET
http://www.proxyvoting.com/ati
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your voting instruction card by Internet or by telephone, you do NOT need to mail back your voting instruction card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

WO#
69488
▼ FOLD AND DETACH HERE ▼

This proxy, when properly executed, will be voted in the manner directed herein. If you sign and return this card but do not specify a vote, the proxies will vote FOR Items A, B and C and in their discretion on other matters.	Please mark your votes as indicated in this example	☒

The Board of Directors recommends a vote FOR Items A, B and C:

A. Election of the three nominees as directors:				FOR	AGAINST	ABSTAIN
FOR
the nominees (except as indicated)	WITHHELD from all nominees	*EXCEPTIONS	B. Approval of Amended and Restated 2007 Incentive Plan.	☐	☐	☐

☐	☐	☐	C. Ratification of the selection of Ernst & Young LLP as independent auditors for 2010.	☐	☐	☐
01 L. Patrick Hassey
02 Barbara S. Jeremiah
03 John D. Turner
			Please check here to request an admission ticket to the Meeting.		☐
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)
*Exceptions

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

Please sign EXACTLY as your name appears above. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

Dear Stockholder,
Enclosed or available on the Internet at http://bnymellon.mobular.net/bnymellon/ati are materials relating to the Allegheny Technologies 2010 Annual Meeting of Stockholders. The Notice of the Meeting and Proxy Statement describe the formal business to be transacted at the meeting.
Your vote is important. Please vote your proxy promptly whether or not you expect to attend the meeting. You may vote by toll-free telephone, by Internet or by signing and returning the proxy card (above) in the enclosed postage-paid envelope.

Jon D. Walton
Corporate Secretary

EASY WAYS TO SAVE THE COMPANY MONEY
1.	Please consider voting by Telephone (1-866-540-5760); or Internet (http://www.proxyvoting.com/ati).

2.	Please consider consenting to view the Company’s future Annual Reports and Proxy Statements electronically, via the Internet. In order to consent, go to the website of Allegheny Technologies’ Transfer Agent, http://www.bnymellon.com/shareowner/isd, and follow the prompts.
Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.
Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.
The Proxy Statement and the 2009 Annual Report to Stockholders are available at: http://bnymellon.mobular.net/bnymellon/ati
▼ FOLD AND DETACH HERE ▼
ALLEGHENY TECHNOLOGIES INCORPORATED
PROXY FOR 2010 ANNUAL MEETING
Solicited on Behalf of the Board of Directors of Allegheny Technologies Incorporated
The undersigned hereby appoints Richard J. Harshman, Jon D. Walton and Marissa P. Earnest or any of them, each with power of substitution and revocation, proxies or proxy to vote all shares of Common Stock which the registered stockholder named herein is entitled to vote with all powers which the stockholder would possess if personally present, at the Annual Meeting of Stockholders of Allegheny Technologies Incorporated on May 7, 2010, and any adjournments thereof, upon the matters set forth on the reverse side of this card, and, in their discretion, upon such other matters as may properly come before such meeting.
STOCKHOLDERS MAY VOTE BY TOLL-FREE TELEPHONE OR THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE OR STOCKHOLDERS MAY VOTE BY COMPLETING, DATING AND SIGNING THIS PROXY CARD AND RETURNING IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
If you wish to use this card to vote your shares, please vote, date and sign on the reverse side.

Address Change/Comments
(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250
(Continued and to be marked, dated and signed, on the other side)

WO# 69488